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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248535

CALCULATION OF REGISTRATION FEE CHART

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximume Aggregatee Offering Price	Amount of Registration Fee(2)

Common stock, par value $0.0001 per share	5,175,000	$35.00	$181,125,000	$19,760.74

(1)
Includes 675,000 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares of common stock.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 1, 2020)

4,500,000 Shares

Primoris Services Corporation

Common Stock

          We are offering 4,500,000 shares of our common stock, $0.0001 par value per share. Our common stock is listed on the Nasdaq Global Market ("Nasdaq") under the symbol "PRIM." The last reported sale price of our common stock on Nasdaq on March 15, 2021, was $40.43 per share.

          Investing in our common stock involves risks. See "Risk factors" beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$35.00	$157,500,000
Underwriting discounts and commissions(1)	$1.75	$7,875,000
Proceeds, before expenses, to us	$33.25	$149,625,000

(1)
See "Underwriting" in this prospectus supplement for additional information.

          We have granted the underwriters an option for a period of 30 days to purchase up to an additional 675,000 shares of our common stock from us at the price to the public less underwriting discounts and commissions.

          Delivery of the shares of our common stock is expected to be made on or about March 22, 2021.

Book-Running Managers

Goldman Sachs & Co. LLC	Morgan Stanley	UBS Investment Bank

Co-Managers

Capital One Securities	Regions Securities LLC	CIBC Capital Markets
CJS Securities		D.A. Davidson & Co.

Prospectus Supplement dated March 17, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

          We have not, and the underwriters have not, authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this

S-i

prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents dated prior to the date of this prospectus supplement and incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

          Unless the context otherwise indicates, references in this prospectus to "Primoris," the "Company," "we," "our" and "us" refer, collectively, to Primoris Services Corporation, a Delaware corporation, and its consolidated subsidiaries. References to our "common stock" refer to the common stock, par value $0.0001 per share, of Primoris Services Corporation.

          All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

          The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein are based on management's own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

S-iii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and we intend that such forward-looking statements be subject to the safe harbors contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, growth opportunities, the effects of regulation and the economy, generally. Forward-looking statements include all statements that are not historical facts and usually can be identified by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions.

          Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things, customer timing, project duration, weather, and general economic conditions; changes in our mix of customers, projects, contracts and business; regional or national and/or general economic conditions and demand for our services; price, volatility, and expectations of future prices of oil, natural gas, and natural gas liquids; variations and changes in the margins of projects performed during any particular quarter; increases in the costs to perform services caused by changing conditions; the termination, or expiration of existing agreements or contracts; the budgetary spending patterns of customers; increases in construction costs that we may be unable to pass through to our customers; cost or schedule overruns on fixed-price contracts; availability of qualified labor for specific projects; changes in bonding requirements and bonding availability for existing and new agreements; the need and availability of letters of credit; costs we incur to support growth, whether organic or through acquisitions; the timing and volume of work under contract; losses experienced in our operations; the results of the review of prior period accounting on certain projects; developments in governmental investigations and/or inquiries; intense competition in the industries in which we operate; failure to obtain favorable results in existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure of our partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; failure to maintain safe worksites; risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics (such as COVID-19), political crises or other catastrophic events; client delays or defaults in making payments; the availability of credit and restrictions imposed by credit facilities; failure to implement strategic and operational initiatives; risks or uncertainties associated with acquisitions, dispositions and investments; possible information technology interruptions or inability to protect intellectual property; the Company's failure, or the failure of our agents or partners, to comply with laws; the Company's ability to secure appropriate insurance; new or changing legal requirements, including those relating to environmental, health and safety matters; the loss of one or a few clients that account for a significant portion of the Company's revenues; asset impairments; and risks arising from the inability to successfully integrate acquired businesses. Given these uncertainties, you should not place undue reliance on forward-looking statements.

          See the section titled "Risk Factors" in this prospectus supplement and the risk factors included in our periodic reports filed with the SEC under the Exchange Act for a further discussion

S-iv

regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. We assume no obligation to update forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

S-v

 PROSPECTUS SUMMARY

          The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under "Where You Can Find More Information" in this prospectus supplement and "Incorporation by Reference" in the accompanying prospectus. You should also carefully consider the matters discussed in the sections in this prospectus supplement titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in the periodic reports incorporated herein by reference.

Primoris Services Corporation

          We are one of the leading providers of specialty contracting services operating mainly in the United States and Canada. We provide a wide range of specialty maintenance, replacement, construction, fabrication, and engineering services to a diversified base of customers through our five segments: Utilities and Distribution ("Utilities"), Transmission and Distribution ("Transmission"), Power, Industrial, and Engineering ("Power"), Pipeline and Underground ("Pipeline"), and Civil. The structure of our reportable segments is generally focused on broad end-user markets for our services.

          We have longstanding customer relationships with major engineering, utility, refining, petrochemical, power, and midstream companies, as well as state departments of transportation. We provide our services to a diversified base of customers, under a range of contracting options. A substantial portion of our services are provided under Master Service Agreements ("MSA"), which are generally multi-year agreements. The remainder of our services are generated from contracts for specific construction or installation projects.

Competitive Strengths

Leading Provider of Critical Infrastructure Services

          At Primoris, our mission is to provide our clients with unmatched value, our employees with a safe work environment and entrepreneurial culture, our shareholders with results, and the communities we serve with innovation and excellence. Our differentiated operational scale, deep expertise across a broad range of non-discretionary services, and track record of safety and on-time completion make Primoris a provider of choice for critical infrastructure design, engineering, construction, maintenance and services across North America. With a footprint of more than 250 locations and 10,000+ dedicated employees, Primoris generated $3.5 billion in 2020 revenue across five primary segments: (1) Utilities, (2) Transmission, (3) Power, (4) Civil and (5) Pipeline.

          Beginning with the first quarter of 2021, Primoris has realigned its business into three go-forward segments: Utilities (encompassing the former Utilities and Transmission segments), Energy (encompassing the former Power and Civil segments) and Pipeline Services (appropriately rebranding the Pipeline segment).

          The Utilities and Transmission segments (which has become the new Primoris Utilities segment) together represent the largest piece of Primoris' portfolio, accounting for 26% and 13% of 2020 revenue, respectively, and conduct the installation and ongoing maintenance of new and existing utility distribution systems. The new Utilities segment is comprised primarily of three end markets — Regulated Electric (electric utility transmission, substation and distribution systems), Regulated Natural Gas (gas utility distribution systems and pipeline integrity services) and, with the recent acquisition of Future Infrastructure, a meaningful presence in Telecommunications (telecom and fiber optic infrastructure).

          The Power and Civil segment (which has become the new Primoris Energy segment), representing 23% and 12% of 2020 revenue, respectively, provide engineering, construction and maintenance services for renewable energy, power, petrochemical and industrial end markets. This includes power generation services, industrial engineering and construction, construction of critical infrastructure such as highways, bridges and airports, as well as design, construction and maintenance of renewable energy production facilities.

          The Pipeline segment (which has become the new Pipeline Services segment), representing 26% of 2020 revenue, is engaged in pipeline and pipeline facility design, engineering, construction, maintenance and integrity services as well as the installation of compressor stations, pump stations, terminals and metering facilities. We serve both large diameter and small diameter gathering systems, as well as the water and drainage industries with services spanning from fabrication to maintenance to specialty boring.

Multiple Secular Tailwinds Supporting Growth

          In recent years we have made a concerted, intentional investment of time and capital designed to focus our business and position Primoris for growth. As a result of these efforts, the Primoris portfolio is designed to capitalize on a number of independent secular industry trends positively impacting the end markets we serve and expected to drive outsized growth well into the future. Some examples of these tailwinds include:

  •
  Electric transmission, distribution and substation — potentially $70 billion of market opportunity related to grid enhancement and maintenance requirements as well as system hardening and weather preparedness upgrades according to S&P's Utility Capital Expenditure Update.

  •
  Regulated natural gas and other pipeline services — approximately 50% of all pipeline infrastructure was installed prior to 1980, and the industry is in the early stages of a large, government-mandated repair / replacement cycle expected to equal approximately $28 billion in spending on gas according to S&P's Utility Capital Expenditure Update.

  •
  Telecommunications — estimated $140 billion of investment will be required in the United States over the next 5 to 7 years to keep pace with 5G, spectrum and fiber rollouts in order to meet exploding demand for mobile and other connected device activity according to Deloitte's Communication Infrastructure Upgrade.

  •
  Renewable energy — estimated $225 billion in anticipated renewable asset investment in 2020 due to an evolving regulatory backdrop supporting carbon neutral emissions, an improving cost basis supportive of profitability and an increase in solar capacity to ~525GW by 2040 according to IHS Markit's North American Renewable Power Market Outlook. We believe Primoris is well- positioned with connections to solar plants throughout our areas of operations, with the opportunity to expand into wind as well.

Diversified and Well-Tenured Blue Chip Client Base

          Primoris boasts a broad range of long-standing customer relationships across all of its operating segments. Key customers include Atmos, Chesapeake, PG&E and Verizon in the new Utilities segment, Chevron, Kinder Morgan and Marathon in Energy and Exxon, Sempra and Southern Company in the new Pipeline Services segment. Notably, a number of our customers who are more diversified in their operations utilize Primoris' services in more than one of our segments, such as Enel, who is a customer in both the new Utilities and Energy segments. We have longstanding relationships with the customers we serve, as evidenced by average customer tenure exceeding 20 years, and limited customer concentration (for the year ended 2020, approximately 47% of revenue was generated from our top 10 customers and no customer accounted for more than 9% of total revenue).

Business Model Designed to Limit Risk and Drive Predictability

          Primoris has intentionally focused its portfolio on driving MSA revenue, which comprised 39% of revenue for the year ended 2020 (up from 29% in 2015). This MSA focus provides a number of benefits for Primoris, namely:

  •
  Improved economics, by reducing sales and marketing expenses and supporting investments in scale / network density

  •
  Enhanced business resiliency, via increased revenue stability and visibility

  •
  Lower risk, smoothing earnings volatility and improving unit pricing

  •
  Deepening of relationships, with customers increasingly viewing us as partners over extended periods of time, introducing many cross-selling opportunities

          In addition to an emphasis on MSA-oriented services, we seek to further de-risk our business model via the contract structures we employ and the size of projects we execute. As of December 31, 2020, approximately 78% of our projects were under some sort of reimbursable contract structure (e.g. unit price, time and materials ("T&M"), cost plus), leaving less than a quarter of our projects governed by fixed price contracts. Additionally, of the 6,218 total projects for Primoris in 2020, more than 5,000 of those were under $1 million (84% of the total contracts), resulting in an average project size of just $2.2 million on a revenue base of $3.5 billion.

Differentiated Employee Base and Skilled Labor Advantage

          The Primoris family consists of more than 10,000 highly-dedicated employees who we believe are the rival of the industry. Our business model emphasizes self-performance for a significant portion (approximately 85%) of our work, which means that in each of our segments we maintain a stable workforce of skilled, experienced craft professionals. Many of these employees are cross-trained to work on projects across segments, such as pipeline and facility construction, refinery maintenance, gas and electrical distribution, and piping systems).

          At Primoris, we are focused on providing employees with the foundational skills necessary to support strong project execution, as well as continuous skills training and advancement opportunities (through both on-site programs and off-site training, including several locations where we train apprentices to become journeymen). As an example of our commitment to skill development and career progression, we have implemented a Leadership Development Program — a year-long initiative aimed at furthering participants' leadership skills. As a result of initiatives like these and others, we are viewed as an employer of choice in the industry, have a very good safety culture in our operations, and maintain low employee turnover year over year.

Demonstrated Track Record of Growth and Execution

          Primoris has demonstrated a consistent track record of successful execution, both operationally on a project by project basis and through driving growth at the Company level. In aggregate, all of our segments' projects either made or exceeded as sold margins in 2020 (achieved project margins outperformed budgeted margins), a testament to the hard work of our employees and the disciplined way in which we run our business. For Primoris as a whole, our focus on leveraging core capabilities alongside disciplined risk management and thoughtful expansion has allowed us to grow both revenue and backlog at a compound annual growth rate (CAGR) of 13% and 6%, respectively, since 2015 while growing operating income at a CAGR of 19% and earnings per share at a CAGR of 25% over that same time period.

Highly Experienced Management Team

          Primoris' success is underpinned by our employees and enabled by a dedicated management team with significant experience both in the industry and at our Company. Current management has been the catalyst behind our recent transformational acquisitions (including Future Infrastructure) and the driving force in our shift towards a higher margin, higher growth portfolio. Importantly, while delivering success for Primoris, they have demonstrated an equal commitment to establishing a culture of safety and investing in the success of our employees.

Business Strategies

No Business Objective Pursued at the Sacrifice of Safety

          Safety is a critical component of everything we do at Primoris. Our customers demand it, our management team emphasizes it and our employees deserve it. At Primoris, we believe that no business objective is more important than safety — a tenet of our strategy which is key to our success, and which allowed us to achieve a Total Recordable Incident Rate (TRIR) of 0.53 for the year ended 2020 (well below the industry average).

Solutions and Services Tailored to Meet Customer Demands

          Given our long-term customer relationships, we know our customer base extremely well, and are focused on tailoring the services we provide to fit their specific needs. Our turnkey solutions are designed to deliver on a number of criteria, including:

  •
  Safety — Our commitment to safety results in enhanced employee relations, increased employee retention and improved productivity. Accidents count against customer safety records and result in higher insurance costs and increased scrutiny.

  •
  Efficiency — Sustainability of existing infrastructure is critical to operations, financial results and all stakeholders. Maintenance and repairs are essential for maximizing utilization, asset life and return on assets. Longer down time and excess coordination results in significant opportunity costs. Primoris provides customers with turnkey solutions that enhance efficiency through self- performance and rapid mobilization.

  •
  Value — We are a single-source supplier with tenured, local management. Outsourcing of strategic maintenance services is often seen as a necessary expense. Vendor consolidation / coordination efforts drive enhanced efficiency and cost reductions.

  •
  Reliability — We maintain a skilled workforce with low employee turnover. Customers have complex infrastructures that need to be in consistent operation, and they want a strategic partner for their capital programs that maintains a continuous presence through cycles.

Single-Source Supplier with Dedicated, Company-Owned Fleet

          Many of our services are equipment intensive. The cost of construction equipment, and in some cases the availability of construction equipment, provides a significant barrier to entry into several of the businesses in which we operate. We believe that our ownership of a large and varied construction fleet and our dedicated maintenance facilities enhances our access to reliable equipment at a favorable cost. This allows customers to view Primoris as a single-source provider on-site, and allows us the added benefit of a significant competitive advantage that doubles as a cost advantage and margin driver.

Expansion in Growing Markets to Further Diversify the Business

          We are intent on expanding our "targeted market" or addressable market by focusing particularly on selected high growth markets, such as telecommunications (as evidenced by our Future Infrastructure acquisition) as well as solar / renewable energy, broader utilities and pipeline integrity. Significant opportunity exists for Primoris to both expand geographically with our current services portfolio as well as augment the scope of services we provide (organically and inorganically). As our business becomes further diversified in mix and geography, we anticipate significant cross-selling opportunities as an added benefit of our scale and portfolio breadth and depth.

Emphasis on MSA Revenue Growth and Improving Services Mix

          Expanding the prevalence of MSA revenue and improving the mix of services in our portfolio are critical elements in driving profit growth and minimizing risk. This strategy has already shown significant benefit for Primoris, as we have expanded our revenue base to be over 39% in our prior Utilities and Transmission segments in 2020 and grown operating margin by over 120 basis points in the last five years, with MSA-oriented revenue expanding from 29% to 39% of total revenue over that same period. This well-advanced but still ongoing shift represents a number of benefits for us — higher margin, higher growth, lower risk and better recurring revenue.

Targeted M&A Strategy Focused on High-Grading the Portfolio

          We have acquired a number of relatively smaller businesses over the last several decades, along with some larger companies, as we continually seek opportunities to deepen our market presence, broaden our geographic reach and expand our services offerings. We believe we have a well-defined set of acquisition criteria centered around identifying strong management teams with market-leading capabilities in growing end markets.

          The recent acquisition of Future Infrastructure represents a logical next step in the evolution of our acquisition strategy at Primoris. Future Infrastructure is a differentiated leader in an identified target market for Primoris, with an established brand and reputation that allows us to expand our utilities services presence and enhance our portfolio and margin mix. Going forward, we expect to build on the acquisition of Future Infrastructure as we continue to identify and execute acquisition opportunities at scale in line with our stated criteria.

Disciplined Approach to Capital Structure to Maintain a Strong Balance Sheet

          We seek to maintain a capital structure that provides strong operating cash flows along with access to external financing as needed to provide the primary support for our operations. We believe this structure provides our customers, our lenders and our bonding companies assurance of our financial and operational capabilities. We maintain a revolving credit facility to provide letter of credit capability and, if needed, to augment our liquidity needs.

          Our approach to capital structure and capital deployment is consistently informed by, and considered alongside of, other aspects of our strategy, including executing on acquisition opportunities. We are focused on long-term sustainability and maintaining a strong financial profile by targeting high single-digit revenue growth, consistent gross margin performance, sustainable cash flow generation, disciplined capital deployment and a strong balance sheet with a commitment to maintaining modest leverage over time.

Recent Developments

Acquisition of Future Infrastructure Holdings, LLC

          In January 15, 2021, we acquired Future Infrastructure Holdings, LLC ("FIH") in an all-cash transaction valued at approximately $621.7 million (the "Merger"). FIH is a provider of non-discretionary maintenance, repair, upgrade, and installation services to the telecommunication, regulated gas utility, and infrastructure markets. FIH furthers our strategic plan to expand our service lines, enter new markets, and grow our MSA revenue base. The transaction directly aligns with our strategy to grow in large, higher growth, higher margin markets, and expands our utility services capabilities.

Second Amended and Restated Credit Agreement

          On January 15, 2021, we entered into the Second Amended and Restated Credit Agreement (the "Amended Credit Agreement") with CIBC Bank USA, as administrative agent (the "Administrative Agent") and co-lead arranger, and the financial parties thereto (collectively, the "Lenders"), to increase the Term Loan by $400.0 million to an aggregate principal amount of $592.5 million (the "New Term Loan") and to extend the maturity date from July 9, 2023 to January 15, 2026. The proceeds from the New Term Loan were used to finance the acquisition of FIH and for general corporate purposes.

          We intend to use the net proceeds from this offering for general corporate purposes, including to repay a portion of the borrowings outstanding under the Amended Credit Agreement. See "Use of Proceeds." For more information regarding the Amended Credit Agreement, see "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources" included elsewhere in this prospectus supplement.

Corporate Information

          Our principal executive offices are located at 2300 N. Field Street, Suite 1900 Dallas, Texas 75201 and our telephone number is (214) 740-5600, and our website address is www.primoriscorp.com. Information on or connected to our website is not a part of or incorporated by reference into this prospectus supplement.

 THE OFFERING

Issuer	Primoris Services Corporation
Common stock offered by us	4,500,000 shares (or 5,175,000 shares, if the underwriters exercise in full their option to purchase additional shares as described below).
Option to purchase additional shares

We have granted the underwriters an option to purchase up to an additional 675,000 shares. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See "Underwriting."

Common stock outstanding after giving effect to this offering	53,723,422 shares (or 54,398,422 shares, if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $149.1 million (or approximately $171.6 million if the underwriters exercise in full their option to purchase additional shares) after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including to repay a portion of the borrowings outstanding under the Amended Credit Agreement. See "Use of Proceeds."

Trading symbol for our common stock	Our common stock is listed on the Nasdaq Global Market under the symbol "PRIM."
Dividend policy

In 2020, we paid a cash dividend of $0.06 per share quarterly ($0.24 in total) to stockholders. On February 19, 2021, we declared a cash dividend of $0.06 per share payable on April 15, 2021 to holders of record on March 31, 2021. Because the closing date of this offering will occur prior to March 31, 2021, purchasers of common stock in this offering will (to the extent they are still the record holder on the record date) receive such dividend.

United States federal income tax considerations

For a discussion of material United States federal income tax consequences of holding and disposing of shares of our common stock, see "Material U.S. Federal Income Tax Considerations For Non-U.S. Holders of Common Stock."

Risk factors

You should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the shares.

          The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 49,223,422 shares of common stock outstanding as of March 12, 2021 and excludes 571,579 outstanding equity awards issuable upon vesting.

          Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' option to purchase additional shares.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

          The following table shows summary historical consolidated financial data and summary unaudited pro forma condensed combined financial data for the periods ended and as of the dates indicated. The summary historical consolidated financial data as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, are derived from our audited consolidated financial statements, which are included elsewhere in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020 (our "Annual Report on Form 10-K"), which is incorporated by reference in this prospectus supplement. The summary historical unaudited pro forma consolidated combined financial data as of and for the year ended December 31, 2020 are presented to illustrate the effect of the Merger on our historical financial position and results of operations and are derived from our unaudited pro forma consolidated combined financial statements included elsewhere in this prospectus supplement and as an exhibit to our Current Report on Form 8-K/A filed on March 9, 2021, which is incorporated by reference in this prospectus supplement. The following table should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited historical consolidated financial statements and unaudited pro forma condensed combined financial statements and accompanying notes included elsewhere in this prospectus supplement.

          Historical results are not necessarily indicative of results that may be expected for any future period. The summary unaudited pro forma condensed combined financial data are provided for illustrative purposes only and are not intended to represent or be indicative of our results of operations or financial position of that would have been recorded had the Merger been completed as of the dates presented and should not be taken as representative of our future results of operations or financial position.

	Pro Forma	Historical

	Year ended December 31,	Year ended December 31,

	2020	2020	2019	2018

	(in millions, except per share data)
Statement of Operations Data:
Revenue	$3,822	$3,491	$3,106	$2,940
Cost of revenue	3,384	3,121	2,775	2,614

Gross profit	438	370	331	326
Selling, general and administrative expense	245	203	190	182
Management fees	2	—	—	—
Transaction and related costs	26	3	—	13

Operating income	166	164	141	131
Other income (expense)	(30)	(18)	(23)	(17)

Income before provision for income taxes	136	146	118	114
Income tax provision	(38)	(41)	(34)	(26)

Net income	$98	$105	$84	$88

Less net income attributable to noncontrolling interests	—	—	(2)	(10)

Net income attributable to Primoris	$98	$105	$82	$78

Dividends per common share	$0.240	$0.240	$0.240	$0.240
Earnings per share attributable to Primoris:
Basic	$1.99	$2.17	$1.62	$1.51
Diluted	$1.97	$2.16	$1.61	$1.50
Weighted average common shares outstanding:
Basic	49.3	48.3	50.8	51.4
Diluted	49.8	48.6	51.1	51.7

	Pro Forma	Historical

	As of December 31,	As of December 31,

	2020	2020	2019

	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$213	$327	$120
Accounts receivable, net	497	432	405
Total assets	2,518	1,970	1,830
Total current liabilities	818	764	670
Long-term debt, net of current portion	759	269	296
Stockholders' equity	708	715	630

RISK FACTORS

          In addition to the risks described below, you should also carefully read all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference into this prospectus supplement in evaluating an investment in our common stock. See "Where You Can Find More Information." If any of the described risks actually were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

          The risks described below and incorporated by reference herein are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

          This prospectus supplement and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Special Note Regarding Forward-Looking Statements."

Risks Related to this Offering and Ownership of our Common Stock

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds that we receive effectively.

          Although we intend to use the proceeds from this offering for general corporate purposes, including to repay a portion of the borrowings outstanding under the Amended Credit Agreement as described in the section entitled "Use of Proceeds," we will retain broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds. Moreover, we may use the net proceeds for corporate purposes that may not increase our profitability or our market value.

You may experience dilution as a result of this offering.

          This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common shares in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering or from any future offering of our common shares will be based on numerous factors, particularly the number of our common shares issued, the use of proceeds and the return generated by any investments made with the net proceeds, and cannot be determined at this time.

          In addition, as part of our acquisition strategy, we have issued shares of common stock and used shares of common stock as a part of contingent earn-out consideration, which have resulted in dilution to our stockholders. Our Certificate of Incorporation permits us to issue up to 90.0 million shares of common stock of which approximately 48.1 million were outstanding at December 31, 2020. We are also permitted under our Certificate of Incorporation to issue shares of preferred stock which could cause further dilution to our common stockholders, resulting in reduced net income and cash flow available to common stockholders.

          In 2013, our stockholders adopted our 2013 Equity Incentive Plan ("Equity Plan"). The Equity Plan replaced a previous plan. The Equity Plan authorized the Board of Directors to issue equity awards totaling 2,526,275 shares of our common stock. Our current director compensation plan, our bonus incentive plan, and our management long-term incentive plan and any additional equity awards made will have the effect of diluting our earnings per share and stockholders' percentage of ownership.

Cash available for distribution may not be sufficient to maintain dividends to our shareholders at current levels, or at all.

          Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors. While our board of directors has declared quarterly cash dividends for each of the years ended December 31, 2020, 2019 and 2018, the board may eliminate or otherwise reduce the amount of such dividend. No assurance can be given that we will be able to continue making quarterly distributions at the current rate or at all.

Delaware law and our charter documents may impede or discourage a takeover or change in control.

          As a Delaware corporation, anti-takeover provisions may impose an impediment to the ability of others to acquire control of us, even if a change of control would be of benefit to our stockholders. In addition, certain provisions of our Certificate of Incorporation and Bylaws also may impose an impediment, or discourage others from a takeover. These provisions include:

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  Stockholders may not act by written consent;

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  There are restrictions on the ability of a stockholder to call a special meeting, or nominate a director for election; and

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  Our Board of Directors can authorize the issuance of preferred shares.

          These types of provisions may limit the ability of stockholders to obtain a premium for their shares.

Risks Related Primarily to Operating our Business

Our financial and operating results may vary significantly from quarter-to-quarter and year-to-year.

          Our business is subject to seasonal and annual fluctuations. Some of the quarterly variation is the result of weather, particularly rain, ice, snow, and named storms, which create difficult operating conditions. Similarly, demand for routine repair and maintenance services for gas utilities is lower during their peak customer needs in the winter, and demand for routine repair and maintenance services for electric utilities is lower during their peak customer needs in the summer. Some of the annual variation is the result of construction projects which fluctuate based on customer timing, project duration, weather, and general economic conditions. Annual and quarterly results may also be adversely affected by:

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  Changes in our mix of customers, projects, contracts and business;

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  Regional or national and/or general economic conditions and demand for our services;

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  Variations and changes in the margins of projects performed during any particular quarter;

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  Increases in the costs to perform services caused by changing conditions;

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  The termination, or expiration of existing agreements or contracts;

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  The budgetary spending patterns of customers;

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  Increases in construction costs that we may be unable to pass through to our customers;

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  Cost or schedule overruns on fixed-price contracts;

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  Availability of qualified labor for specific projects;

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  Changes in bonding requirements and bonding availability for existing and new agreements;

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  The need and availability of letters of credit;

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  Costs we incur to support growth, whether organic or through acquisitions;

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  The timing and volume of work under contract; and

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  Losses experienced in our operations.

          As a result, our operating results in any particular quarter may not be indicative of the operating results expected for any other quarter, or for an entire year.

Demand for our services may decrease during economic recessions or volatile economic cycles, and a reduction in demand in end markets may adversely affect our business.

          A substantial portion of our revenue and profit is generated from construction projects, the awarding of which we do not directly control. The engineering and construction industry historically has experienced cyclical fluctuations in financial results due to economic recessions, downturns in business cycles of our customers, material shortages, price increases by subcontractors, interest rate fluctuations and other economic factors beyond our control. When the general level of economic activity deteriorates, our customers may delay, or cancel upgrades, expansions, and/or maintenance and repairs to their systems. Many factors, including the financial condition of the industry, could adversely affect our customers and their willingness to fund capital expenditures in the future.

          Economic, regulatory and market conditions affecting our specific end markets may adversely impact the demand for our services, resulting in the delay, reduction or cancellation of certain projects and these conditions may continue to adversely affect us in the future. For example, much of the work that we perform in the highway markets involves funding by federal, state and local governments. This funding is subject to fluctuation based on the budgets and operating priorities of the various government agencies.

          We are also dependent on the amount of work our customers outsource. In a slower economy, our customers may decide to outsource less infrastructure services, reducing demand for our services. In addition, consolidation, competition or capital constraints in the industries we serve may result in reduced spending by our customers.

Industry trends and government regulations could reduce demand for our pipeline construction services.

          The demand for our pipeline construction services is dependent on the level of operating and capital project spending by midstream companies in the oil and gas industry. This level of spending is subject to large fluctuations depending primarily on the current price, volatility, and expectations of future prices of oil, natural gas, and natural gas liquids. The price is a function of many factors, including levels of supply and demand, government policies and regulations, oil industry refining capacity and the potential development of alternative fuels.

          Specific government decisions could affect demand for our construction services. For example, a limitation on the use of "fracking" technology, or creation of significant regulatory issues for the construction of underground pipelines, could significantly reduce our underground work.

          Conversely, government regulations may increase the demand for our pipeline services. The anticipation by utilities that coal-fueled power plants may become uneconomical to operate because of potential environmental regulations or low natural gas prices could increase demand for gas pipeline construction for utility customers.

Many of our customers are regulated by federal and state government agencies and the addition of new regulations or changes to existing regulations may adversely impact demand for our services and the profitability of those services.

          Many of our energy customers are regulated by the Federal Energy Regulatory Commission ("FERC"), and our utility customers are regulated by state public utility commissions. These agencies could change the way in which they interpret current regulations and may impose additional regulations. These changes could have an adverse effect on our customers and the profitability of the services they provide, which could reduce demand for our services or delay our ability to complete projects.

Our business may be materially adversely impacted by regional, national and/or global requirements related to climate change and the impact of greenhouse gas emissions in the future.

          Greenhouse gases that result from human activities, including burning of fossil fuels, are the focus of increased scientific and political scrutiny and may be subject to changing legal requirements. International agreements, federal laws, state laws and various regulatory schemes limit or otherwise regulate emissions of greenhouse gases, and additional restrictions are under consideration by different governmental entities. We derive a significant amount of revenue and contract profit from engineering and construction services to clients that own and/or operate a wide range of process plants and own and/or operate electric power generating plants that generate electricity from burning natural gas or various types of solid fuels. These plants may emit greenhouse gases as part of the process to generate electricity or other products. Compliance with existing greenhouse gas regulation may prove costly or difficult. It is possible that owners and operators of existing or future process plants and electric generating plants could be subject to new or changed environmental regulations that result in significantly limiting, or reducing the amounts of greenhouse gas emissions, increasing the cost of emitting such gases or requiring emissions allowances. The costs of controlling such emissions or obtaining required emissions allowances could be significant. It also is possible that necessary controls or allowances may not be available. Such regulations could negatively impact client investments in capital projects in our markets, which could negatively impact the market for our products and/or services. This could materially adversely affect our business.

          The establishment of additional rules limiting greenhouse gas emissions could also impact our ability to perform construction services, or to perform these services with current levels of profitability. New regulations may require us to acquire different equipment or change processes. The new equipment may not be available, or it may not be purchased or rented in a cost effective manner. Project deferrals, delays or cancellations resulting from the potential regulations could adversely impact our business.

          In addition, we could be held liable for significant penalties and damages under certain environmental laws and regulations and also could be subject to a revocation of our licenses or permits. Our contracts with our customers may also impose liabilities on us regarding environmental issues that arise through the performance of our services. From time to time, we may incur costs and obligations for correcting environmental noncompliance matters and for remediation at or relating to certain of our job sites or properties. We believe that we are in substantial compliance with our environmental obligations.

          The potential physical impact of climate change on our operations is highly uncertain. Climate change may result in, among other things, changes in rainfall patterns, storm patterns and intensities and temperature levels. Our operating results are significantly influenced by weather, and major changes in historical weather patterns could significantly impact our future operating results. For example, if climate change results in significantly more adverse weather conditions in a given period, we could experience reduced productivity, which could negatively impact our revenue and gross margins.

          Climate change could also affect our customers and the types of projects that they award. Demand for power projects, underground pipelines or highway projects could be affected by significant changes in weather, or climate conditions, or by regulatory changes relating to climate change, which could in turn reduce demand for our services.

Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

          Natural disasters, such as hurricanes, tornadoes, floods, earthquakes, and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events could disrupt our operations, or the operations of one or more of our vendors or customers, and could adversely affect our financial results. In particular, these types of events could impact our product supply chain from or to the impacted region and could cause our customers to delay or cancel projects, which could impact our ability to operate. In addition, these types of events could lead to general inefficiencies from having to start and stop work, re-sequencing work, requiring on-site health screenings before entering a job site, and following proper social distancing practices.

          In December 2019, a novel strain of coronavirus 2019 ("COVID-19") emerged and has since extensively impacted global health and the economic environment. In an effort to contain COVID-19 or slow its spread, governments around the world have also enacted various measures, including orders to close all businesses not deemed "essential", isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. While our services have generally been deemed to be essential services, we have experienced project interruptions and restrictions that have delayed project timelines from those originally planned. In some cases, we have experienced temporary work stoppages, which has led to general inefficiencies from having to start and stop work, re-sequence work, require on-site health screenings before entering a job site, and follow proper social distancing practices. We have also been restricted from completing work or have been prevented from starting work on certain projects. There are no comparable recent events that can provide guidance as to the effect of the COVID-19 global pandemic, and, as a result, the ultimate impact of COVID-19 or a similar health pandemic or epidemic is highly uncertain. We will continue to actively monitor the situation and may take further actions to alter our business operations that we determine are in the best interests of our employees, customers, suppliers, and stakeholders, or as required by federal, state, or local authorities. We will also continue to monitor our customers and their industries to assess the effect that changes in economic, market and regulatory conditions may have on them. Due to uncertainties regarding the duration and impact of the current COVID-19 pandemic, we are unable to predict the extent to which the COVID-19 pandemic may have a material adverse effect on our business, financial condition or results of operations.

Changes to renewable portfolio standards and decreased demand for renewable energy projects could negatively impact our future results of operations, cash flows and liquidity.

          A significant portion of our future business may be focused on providing construction and/or installation services to owners and operators of solar power and other renewable energy facilities. Currently, the development of solar and other renewable energy facilities is dependent on the existence of renewable portfolio standards and other state incentives and requirements. Renewable portfolio standards are state-specific statutory provisions requiring that electric utilities generate a certain amount of electricity from renewable energy sources. These standards have initiated significant growth in the renewable energy industry and a potential demand for renewable energy infrastructure construction services. Elimination of, or changes to, existing renewable portfolio standards, tax credits or similar environmental policies may negatively affect future demand for our services.

We may lose business to competitors through the competitive bidding processes.

          We are engaged in highly competitive businesses in which most customer contracts are awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both regional and national, as well as small local contractors. The strong competition in our markets requires maintaining skilled personnel and investing in technology, and also puts pressure on profit margins. We do not obtain contracts from all of our bids and our inability to win bids at acceptable profit margins would adversely affect our business.

We may be unsuccessful at generating internal growth which may affect our ability to expand our operations, or grow our business.

          Our ability to generate internal growth may be affected by, among other factors, our ability to:

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  Attract new customers;

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  Increase the number of projects performed for existing customers;

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  Hire and retain qualified personnel;

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  Secure appropriate levels of construction equipment;

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  Successfully bid for new projects; and

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  Adapt the range of services we offer to address our customers' evolving construction needs.

          In addition, our customers may reduce the number or size of projects available to us due to their inability to obtain capital. Our customers may also reduce projects in response to economic conditions.

          Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. If we are unsuccessful, we may not be able to achieve internal growth, expand our operations or grow our business.

The timing of new contracts may result in unpredictable fluctuations in our business.

          Substantial portions of our revenue are derived from project-based work that is awarded through a competitive bid process. The portion of revenue generated from the competitive bid process for 2020, 2019 and 2018 was approximately 51.7%, 44.3%, and 48.6%, respectively. It is generally very difficult to predict the timing and geographic distribution of the projects that we will be awarded. The selection of, timing of or failure to obtain projects, delays in award of projects, the re-bidding or termination of projects due to budget overruns, cancellations of projects or delays in completion of contracts could result in the under-utilization of our assets and reduce our cash flows. Even if we are awarded contracts, we face additional risks that could affect whether, or when work will begin. For example, some of our contracts are subject to financing, permitting and other contingencies that may delay or result in termination of projects. We may have difficulty in matching workforce size and equipment location with contract needs. In some cases, we may be required to bear the cost of a ready workforce and equipment that is larger than necessary, resulting in unpredictability in our cash flow, expenses and profitability. If any expected contract award, or the related work release is delayed or not received, we could incur substantial costs without receipt of any corresponding revenue. Finally, the winding down or completion of work on significant projects will reduce our revenue and earnings if these projects have not been replaced.

We derive a significant portion of our revenue from a few customers, and the loss of one or more of these customers could have significant effects on our revenue, resulting in adverse effects on our financial condition, results of operations and cash flows.

          Our customer base is reasonably concentrated, with our top ten customers accounting for approximately 47.0% of our revenue in 2020, 47.2% of our revenue in 2019 and 52.2% of our revenue in 2018. However, the customers included in our top ten customer list generally vary from year to year. Our revenue is dependent both on performance of larger construction projects and relatively smaller projects under MSAs. For the large construction projects, the completion of the project does not necessarily represent the permanent loss of a customer; however, the future revenue generated from work for that customer may fluctuate significantly.

          We also generate ongoing revenue from our MSA customers, which are generally comprised of regulated gas and electric utilities. If we were to lose one of these customers, our revenue could significantly decline. Reduced demand for our services by larger construction customers or a loss of a significant MSA customer could have an adverse effect on our business.

Our international operations expose us to legal, political and economic risks in different countries as well as currency exchange rate fluctuations that could harm our business and financial results. We could be adversely affected by our failure to comply with laws applicable to our foreign activities, such as the U.S. Foreign Corrupt Practices Act.

          During 2020, 2019 and 2018, revenue attributable to our services outside of the United States, principally in Canada, was 3.5%, 5.8% and 2.9% of our total revenue, respectively. There are risks inherent in doing business internationally, including:

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  Imposition of governmental controls and changes in laws, regulations, policies, practices, tariffs and taxes;

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  Political and economic instability;

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  Changes in United States and other national government trade policies affecting the market for our services;

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  Potential non-compliance with a wide variety of laws and regulations, including the United States Foreign Corrupt Practices Act ("FCPA") and similar non-United States laws and regulations;

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  Currency exchange rate fluctuations, devaluations and other conversion restrictions;

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  Restrictions on repatriating foreign profit back to the United States; and

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  Difficulties in staffing and managing international operations.

          The FCPA and similar anti-bribery laws in other jurisdictions prohibit U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We pursue opportunities in certain parts of the world that experience government corruption, and in certain circumstances, compliance with anti-bribery laws may conflict with local customs and practices. Our internal policies mandate compliance with all applicable anti-bribery laws. We require our partners, subcontractors, agents and others who work for us or on our behalf to comply with the FCPA and other anti-bribery laws. There is no assurance that our policies or procedures will protect us against liability under the FCPA or other laws for actions taken by our agents, employees and intermediaries. If we are found to be liable for FCPA violations (either due to our own acts or our inadvertence, or due to the acts or inadvertence of others), we could suffer from severe criminal or civil penalties or other sanctions, which could have a material adverse effect on our reputation and business. In addition, detecting, investigating and resolving actual or alleged FCPA violations is expensive and could consume significant time and attention of our senior management.

Backlog may not be realized or may not result in revenue or profit.

          Backlog is measured and defined differently by companies within our industry. We refer to "backlog" as our anticipated revenue from the uncompleted portions of existing contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value, and the estimated revenue on MSA work for the next four quarters. Backlog is not a comprehensive indicator of future revenue. Most contracts may be terminated by our customers on short notice. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we are typically reimbursed for all of our costs through a specific date, as well as all reasonable costs associated with demobilizing from the jobsite, but we typically have no contractual right to the total revenue reflected in our backlog. Projects may remain in backlog for extended periods of time. While backlog includes estimated MSA revenue, customers are not contractually obligated to purchase a certain amount of services under the MSA.

          Given these factors, our backlog at any point in time may not accurately represent the revenue that we expect to realize during any period, and our backlog as of the end of a fiscal year may not be indicative of the revenue we expect to earn in the following fiscal year. Inability to realize revenue from our backlog could have an adverse effect on our business.

          While backlog may not be indicative of the revenue we expect to earn the following fiscal year, it is a potential indicator of future revenue; however, recognition of revenue from backlog does not necessarily ensure that the projects will be profitable. Poor project execution could impact profit from contracts included in backlog. For projects for which a loss is expected, future revenue will be recorded with no margin, which may reduce the overall margin percentage for work performed.

Our actual cost may be greater than expected in performing our contracts where scope is adequately defined, causing us to realize significantly lower profit or losses on our projects.

          We currently generate, and expect to continue to generate, a portion of our revenue and profit under contracts where scope is adequately defined. The approximate portion of revenue generated in 2020 from contracts where scope is adequately defined was 66.8%. In general, we must estimate the costs of completing a specific project to bid these types of contracts. The actual cost of labor and materials may vary from the costs we originally estimated, and we may not be successful in recouping additional costs from our customers. These variations may cause gross profit for a project to differ from those we originally estimated. Reduced profitability or losses on projects could occur due to changes in a variety of factors such as:

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  Failure to properly estimate costs of engineering, materials, equipment or labor;

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  Unanticipated technical problems with the structures, materials or services being supplied by us, which may require that we spend our own money to remedy the problem;

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  Project modifications not reimbursed by the client creating unanticipated costs;

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  Changes in the costs of equipment, materials, labor or subcontractors;

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  Our suppliers or subcontractors failure to perform;

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  Changes in local laws and regulations, and;

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  Delays caused by weather conditions.

          As projects grow in size and complexity, multiple factors may contribute to reduced profit or losses, and depending on the size of the particular project, variations from the estimated contract costs could have a material adverse effect on our business.

Weather can significantly affect our revenue and profitability.

          Our ability to perform work and meet customer schedules can be affected by weather conditions such as snow, ice, rain, and named storms. Weather may affect our ability to work efficiently and can cause project delays and additional costs. Our ability to negotiate change orders for the impact of weather on a project could impact our profitability. In addition, the impact of weather can cause significant variability in our quarterly revenue and profitability.

We require subcontractors and suppliers to assist us in providing certain services, and we may be unable to retain the necessary subcontractors or obtain supplies to complete certain projects adversely affecting our business.

          We use subcontractors to perform portions of our contracts and to manage workflow, particularly for design, engineering, procurement and some foundation work. While we are not dependent on any single subcontractor, general market conditions may limit the availability of subcontractors to perform portions of our contracts causing delays and increases in our costs.

          Although significant materials are often supplied by the customer, we use suppliers to provide some materials and equipment used for projects. If a supplier fails to provide supplies and equipment at the estimated price, fails to provide adequate amounts of supplies and equipment, fails to provide supplies or equipment that meet the project requirements, or fails to provide supplies when scheduled, we may be required to source the supplies or equipment at a higher price or may be required to delay performance of the project. The additional cost or project delays could negatively impact project profitability.

          Failure of a subcontractor or supplier to comply with laws, rules or regulations could negatively affect our reputation and our business.

We periodically enter into joint ventures which require satisfactory performance by our venture partners of their obligations. The failure of our joint venture partners to perform their joint venture obligations could impose additional financial and performance obligations on us that could result in reduced profit or losses for us with respect to the joint venture.

          We periodically enter into various joint ventures and teaming arrangements where control may be shared with unaffiliated third parties. At times, we also participate in joint ventures where we are not a controlling party. In such instances, we may have limited control over joint venture decisions and actions, including internal controls and financial reporting which may have an impact on our business. If our joint venture partners fail to satisfactorily perform their joint venture obligations, the joint venture may be unable to adequately perform or deliver its contracted services. Under these circumstances, we may be required to make additional investments or provide additional services to ensure the adequate performance and delivery of the contracted services. These additional obligations could result in reduced profit and may impact our reputation in the industry.

We may experience delays and defaults in client payments and we may pay our suppliers and subcontractors before receiving payment from our customers for the related services, which could result in an adverse effect on our financial condition, results of operations and cash flows.

          We use subcontractors and material suppliers for portions of certain work, and our customers pay us for those related services. If we pay our suppliers and subcontractors for materials purchased and work performed for customers who fail to pay us, or such customers delay paying us for the related work or materials, we could experience a material adverse effect on our business. In addition, if customers fail to pay us for work we perform, we could experience a material adverse effect on our business.

Our inability to recover on contract modifications against project owners or subcontractors for payment or performance could negatively affect our business.

          We occasionally present contract modifications to our clients and subcontractors for changes in contract specifications or requirements. We consider unapproved change orders to be contract modifications for which customers have not agreed to both scope and price. We consider claims to be contract modifications for which we seek, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no agreement with customers. Claims can also be caused by non-customer-caused changes, such as rain or other weather delays. In some cases, settlement of contract modifications may not occur until after completion of work under the contract. A failure to promptly document and negotiate a recovery for contract modifications could have a negative impact on our cash flows, and an overall ability to recover contract modifications could have a negative impact on our financial condition, results of operations and cash flows.

For some projects we may guarantee a timely completion or provide a performance guarantee which could result in additional costs, such as liquidated damages, to cover our obligations.

          In our fixed-price and unit-price contracts we may provide a project completion date, and in some of our projects we may commit that the project will achieve specific performance standards. Failure to complete the project as scheduled or at the contracted performance standards could result in additional costs or penalties, including liquidated damages, and such amounts could exceed expected project profit.

A significant portion of our business depends on our ability to provide surety bonds, and we may be unable to compete for or work on certain projects if we are not able to obtain the necessary surety bonds.

          Our contracts frequently require that we provide payment and performance bonds to our customers. Under standard terms in the surety market, sureties issue or continue bonds on a project-by-project basis and can decline to issue bonds at any time, or require the posting of additional collateral as a condition to issuing, or renewing bonds.

          Current or future market conditions, as well as changes in our surety providers' assessments of our operating and financial risk, could cause our surety providers to decline to issue or renew, or to substantially reduce, the availability of bonds for our work and could increase our bonding costs. These actions could be taken on short notice. If our surety providers were to limit or eliminate our access to bonding, our alternatives would include seeking bonding capacity from other sureties, finding more business that does not require bonds and posting other forms of collateral for project performance, such as letters of credit or cash. We may be unable to secure these alternatives in a timely manner, on acceptable terms, or at all. Accordingly, if we were to experience an interruption or reduction in the availability of bonding capacity, we may be unable to compete for, or work on certain projects.

Our bonding requirements may limit our ability to incur indebtedness, which would limit our ability to refinance our existing credit facilities or to execute our business plan.

          Our ability to obtain surety bonds depends upon various factors including our capitalization, working capital, tangible net worth and amount of our indebtedness. In order to obtain required bonds, we may be limited in our ability to incur additional indebtedness that may be needed to refinance our existing credit facilities upon maturity, to complete acquisitions, and to otherwise execute our business plans.

We may be unable to win some new contracts if we cannot provide clients with letters of credit.

          For many of our clients surety bonds provide an adequate form of security, but for some clients additional security in the form of a letter of credit may be required. While we have capacity for letters of credit under our credit facility, the amount required by a client may be in excess of our credit limit. Any such amount would be issued at the sole discretion of our lenders. Failure to provide a letter of credit when required by a client may result in our inability to compete for, win, or retain a project.

During the ordinary course of our business, we may become subject to material lawsuits or indemnity claims.

          We have in the past been, and may in the future be, named as a defendant in lawsuits, claims and other legal proceedings during the ordinary course of our business. These actions may seek, among other things, compensation for alleged personal injury, workers' compensation, employment discrimination, breach of contract, property damage, punitive damages, and civil penalties, or other losses or injunctive or declaratory relief. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts with them, and, in some instances, we may be allocated risk through our contract terms for actions by our customers, or other third parties. Because our services in certain instances may be integral to the operation and performance of our customers' infrastructure, we may become subject to lawsuits or claims for any failure of the systems on which we work, even if our services are not the cause of such failures, and we could be subject to civil and criminal liabilities to the extent that our services contributed to any property damage, personal injury or system failure. The outcome of any of these lawsuits, claims or legal proceedings could result in significant costs and diversion of management's attention from the business. Payments of significant amounts, even if reserved, could adversely affect our reputation, our cash flows, and our business.

We are self-insured against potential liabilities.

          Although we maintain insurance policies with respect to employer's liability, general liability, auto and workers compensation claims, those policies are subject to deductibles or self-insured retention amounts of up to $500,000 per occurrence. We are primarily self-insured for all claims that do not exceed the amount of the applicable deductible/self-insured retention. In addition, for our employees not part of a collective bargaining agreement, we provide employee health care benefit plans. Our primary health insurance plan is subject to a deductible of $400,000 per individual claim per year.

          Our insurance policies include various coverage requirements, including the requirement to give appropriate notice. If we fail to comply with these requirements, our coverage could be denied.

          Losses under our insurance programs are accrued based upon our estimates of the ultimate liability for claims reported and an estimate of claims incurred but not reported, with assistance from third-party actuaries. Insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the extent of damage, the determination of our liability in proportion to other parties and the number of incidents not reported. The accruals are based upon known facts and historical trends.

Our business is labor intensive. If we are unable to attract and retain qualified managers and skilled employees, our operating costs may increase.

          Our business is labor intensive and our ability to maintain our productivity and profitability may be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We may not be able to maintain an adequately skilled labor force necessary to operate efficiently and to support our growth strategy. We have from time-to-time experienced, and may in the future experience, shortages of certain types of qualified personnel. For example, periodically there are shortages of engineers, project managers, field supervisors, and other skilled workers capable of working on and supervising the construction of underground, heavy civil and industrial facilities, as well as providing engineering services. The supply of experienced engineers, project managers, field supervisors and other skilled workers may not be sufficient to meet current or expected demand. The beginning of new, large-scale infrastructure projects, or increased competition for workers currently available to us, could affect our business, even if we are not awarded such projects. Labor shortages, or increased labor costs could impair our ability to maintain our business or grow our revenue. If we are unable to hire employees with the requisite skills, we may also be forced to incur significant training expenses.

Our unionized workforce may commence work stoppages or impact our ability to complete certain acquisitions, which could adversely affect our operations.

          As of December 31, 2020, approximately 31.6% of our hourly employees, primarily consisting of field laborers, were covered by collective bargaining agreements. Of the 81 collective bargaining agreements to which we are a party, 30 expire during 2021 and require renegotiation. Although the majority of these agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur in the future. Strikes or work stoppages would adversely impact our relationships with our customers and could have an adverse effect on our business.

          Our ability to complete future acquisitions could be adversely affected because of our union status for a variety of reasons. For instance, in certain geographic areas, our union agreements may be incompatible with the union agreements of a business we want to acquire and some businesses may not want to become affiliated with a union company.

Withdrawal from multiemployer pension plans associated with our unionized workforce could adversely affect our financial condition and results of operations.

          Our collective bargaining agreements generally require that we participate with other companies in multiemployer pension plans. To the extent those plans are underfunded, the

Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Multiemployer Pension Plan Amendments Act of 1980 ("MEPA"), may subject us to substantial liabilities under those plans if we withdraw from them, or if they are terminated. In addition, the Pension Protection Act of 2006 added new funding rules for multiemployer plans that are classified as endangered, seriously endangered or critical status. For a plan in critical status, additional required contributions and benefit reductions may apply if a plan is determined to be underfunded, which could adversely affect our financial condition or results of operations. For plans in critical status, we may be required to make additional contributions, generally in the form of surcharges on contributions otherwise required. Participation in those plans with high funding levels could adversely affect our results of operations, financial condition or cash flows if we are not able to adequately mitigate these costs.

          The amount of the withdrawal liability legislated by ERISA and MEPA varies for every pension plan to which we contribute. For each plan, our liability is the total unfunded vested benefits of the plan multiplied by a fraction: the numerator of the fraction is the sum of our contributions to the plan for the past ten years and the denominator is the sum of all contributions made by all employers for the past ten years. For some pension plans to which we contribute, the total unfunded vested benefits are in the billions of dollars. If we cannot reduce the liability through exemptions or negotiations, the withdrawal from a plan could have a material adverse impact on our business.

We depend on key personnel and we may not be able to operate and grow our business effectively if we lose the services of any of our key persons or are unable to attract qualified and skilled personnel in the future.

          We are dependent upon the efforts of our key personnel, and our ability to retain them and hire other qualified employees. The loss of our executive officers, or other key personnel could affect our ability to run our business effectively. Competition for senior management is intense, and we may not be able to retain our personnel. The loss of any key person requires the remaining key personnel to divert immediate and substantial attention to seeking a replacement, as well as to performing the departed person's responsibilities until a replacement is found. In addition, as some of our key persons approach retirement age, we need to provide for smooth transitions. If we fail to find a suitable replacement for any departing executive or senior officer on a timely basis, such departure could adversely affect our ability to operate and grow our business.

If we fail to integrate acquisitions successfully, we may experience operational challenges and risks which may have an adverse effect on our business.

          As part of our growth strategy, we intend to acquire companies that expand, complement or diversify our business. Acquisitions may expose us to operational challenges and risks, including, among others:

  •
  The diversion of management's attention from the day-to-day operations of the combined company;

  •
  Managing a significantly larger company than before completion of an acquisition;

  •
  The assimilation of new employees and the integration of business cultures;

  •
  Training and facilitating our internal control processes within the acquired organization;

  •
  Retaining key personnel;

  •
  The integration of information, accounting, finance, sales, billing, payroll and regulatory compliance systems;

  •
  Challenges in keeping existing customers and obtaining new customers;

  •
  Challenges in combining service offerings and sales and marketing activities;

  •
  The assumption of unknown liabilities of the acquired business for which there are inadequate reserves;

  •
  The potential impairment of acquired goodwill and intangible assets; and

  •
  The inability to enforce covenants not to compete.

          Failure to effectively manage the integration process could adversely impact our business, financial condition, results of operations, and cash flows.

We may incur higher costs to lease, acquire and maintain equipment necessary for our operations.

          A significant portion of our contracts is built utilizing our own construction equipment rather than leased or rented equipment. To the extent that we are unable to buy or build equipment necessary for a project, either due to a lack of available funding, or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis, or to find alternative ways to perform the work without the benefit of equipment ideally suited for the job, which could increase the costs of completing the project. We often bid for work knowing that we will have to rent equipment on a short-term basis, and we include the equipment rental rates in our bid. If market rates for rental equipment increase between the time of bid submission and project execution, our margins for the project may be reduced. In addition, our equipment requires continuous maintenance, which we generally provide through our own repair facilities. If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain additional third-party repair services at a higher cost or be unable to bid on contracts.

Our business may be affected by difficult work sites and environments which may adversely affect our ability to procure materials and labor.

          We perform our work under a variety of conditions, including, but not limited to, difficult and hard to reach terrain, difficult site conditions, and busy urban centers, where delivery of materials and availability of labor may be impacted. Performing work under these conditions can slow our progress, potentially causing us to incur contractual liability to our customers. These difficult conditions may also cause us to incur additional, unanticipated costs that we might not be able to pass on to our customers.

We may incur liabilities or suffer negative financial or reputational impacts relating to health and safety matters.

          Our operations are subject to extensive laws and regulations relating to the maintenance of safe conditions in the workplace. While we have invested, and will continue to invest, substantial resources in our environmental, health and safety programs, our industry involves a high degree of operational risk and there can be no assurance that we will avoid significant liability exposure. Although we have taken what we believe are appropriate precautions, we have suffered fatalities in the past and may suffer additional fatalities in the future. Serious accidents, including fatalities, may subject us to substantial penalties, civil litigation or criminal prosecution. Claims for damages to persons, including claims for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if our safety record were to substantially deteriorate over time or we were to suffer substantial penalties or criminal prosecution for violation of health and safety regulations, our customers could cancel our contracts and not award us future business.

Interruptions in our operational systems or successful cyber security attacks on any of our systems could adversely impact our operations, our ability to report financial results and our business.

          We rely on computer, information and communication technology and related systems to operate our business and to protect sensitive company information. Any cyber security attack that affects our facilities, our systems, our customers or any of our financial data could have a material adverse effect on our business. Our computer and communications systems, and consequently our operations, could be damaged or interrupted by cyber-attacks and physical security risks, such as natural disasters, loss of power, telecommunications failures, acts of war, acts of terrorism, computer viruses, physical or electronic break-ins and actions by hackers and cyber-terrorists. Any of these, or similar, events could cause system disruptions, delays and loss of critical information, delays in processing transactions and delays in the reporting of financial information.

          We have experienced cyber security threats, such as viruses and attacks targeting our systems, and expect the frequency and sophistication of such incidents to continue to grow. Such prior events have not had a material impact on our financial condition, results of operations or liquidity. However, future threats or existing threats of which we are not yet aware could cause harm to our business and our reputation, disrupt our operations, expose us to potential liability, regulatory actions and loss of business, and impact our results of operations materially. Our insurance coverage may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events.

          While we have taken steps to mitigate persistent and continuously evolving cyber security threats by implementing network security and internal control measures, implementing policies and procedures for managing risk to our information systems, periodically testing our information technology systems, and conducting employee training on cyber security, there can be no assurance that a system or network failure or data security breach would not adversely affect our business. Furthermore, the continuing and evolving threat of cyber-attacks has resulted in increased regulatory focus on prevention. To the extent we face increased regulatory requirements, we may be required to expend significant additional resources to meet such requirements.

We may need additional capital in the future for working capital, capital expenditures or acquisitions, and we may not be able to access capital on favorable terms, or at all, which would impair our ability to operate our business or achieve our growth objectives.

          Our ability to generate cash is essential for the funding of our operations and the servicing of our debt. If existing cash balances together with the borrowing capacity under our credit facilities were not sufficient to make future investments, make acquisitions or provide needed working capital, we may require financing from other sources. Our ability to obtain such additional financing in the future will depend on a number of factors including prevailing capital market conditions, conditions in our industry, and our operating results. These factors may affect our ability to arrange additional financing on terms that are acceptable to us. If additional funds were not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or pursue other opportunities.

Risks Related Primarily to the Financial Accounting of our Business

Our financial results are based upon estimates and assumptions that may differ from actual results.

          In preparing our consolidated annual and quarterly financial statements in conformity with generally accepted accounting principles, many estimates and assumptions are used in determining the reported revenue, costs and expenses recognized during the periods presented, and disclosures of contingent assets and liabilities known to exist as of the date of the financial statements. These estimates and assumptions must be made because certain information that is used in the preparation of our financial statements cannot be calculated with a high degree of precision from data available, is dependent on future events, or is not capable of being readily calculated based on generally accepted methodologies. Often times, these estimates are particularly difficult to determine, and we must exercise significant judgment. Estimates may be used in our assessments of the allowance for doubtful accounts, useful lives of property and equipment, fair value assumptions in analyzing goodwill and long-lived asset impairments, self-insured claims liabilities, accounting for revenue recognized over time, and provisions for income taxes. Actual results could differ materially from the estimates and assumptions that we used.

Our accounting for revenue recognized over time could result in a reduction or elimination of previously reported revenue and profit.

          For contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value, we recognize revenue over time as work is completed because of the continuous transfer of control to the customer (typically using an input measure such as costs incurred to date relative to total estimated costs at completion to measure progress). Accounting for long-term contracts involves the use of various techniques to estimate total transaction price and costs. For long-term contracts, transaction price, estimated cost at completion and total costs incurred to date are used to calculate revenue earned. Unforeseen events and circumstances can alter the estimate of the costs and potential profit associated with a particular contract. Total estimated costs, and thus contract revenue and income, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, client needs, client delays in providing permits and approvals, labor availability, governmental regulation, politics and any prevailing impacts from the COVID-19 pandemic may affect the progress of a project's completion, and thus the timing of revenue recognition. Actual results could differ from estimated amounts and could result in a reduction or elimination of previously recognized earnings. In certain circumstances, it is possible that such adjustments could be significant and could have an adverse effect on our business.

Our reported results of operations could be adversely affected as a result of impairments of goodwill, other identifiable intangible assets or investments.

          When we acquire a business, we record an asset called "goodwill" for the excess amount we pay for the business over the net fair value of the tangible and identifiable intangible assets of the business we acquire. At December 31, 2020, our balance sheet included goodwill of $215.1 million and intangible assets of $61.0 million resulting from previous acquisitions, and we expect these amounts to increase based on the FIH acquisition that was completed in January 2021. Fair value is determined using a combination of the discounted cash flow, market multiple and market capitalization valuation approaches. Under current accounting rules, goodwill and other identifiable intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment, while identifiable intangible assets that have finite useful lives are amortized over their useful lives. Significant judgment is required in completing these tests, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Goodwill and Indefinite — Lived Intangible Assets" included elsewhere in this prospectus supplement. Any impairment of the goodwill, or identifiable intangible assets recorded in connection with the various acquisitions, or for any future acquisitions, would negatively impact our results of operations.

          In addition, we may enter into various types of investment arrangements, such as an equity interest we hold in a business entity. Our equity method investments are carried at original cost and are included in other assets in our Consolidated Balance Sheet and are adjusted for our proportionate share of the investees' income, losses and distributions. Equity investments are reviewed for impairment by assessing whether any decline in the fair value of the investment below its carrying value is other than temporary. In making this determination, factors such as the ability to recover the carrying amount of the investment and the inability of the investee to sustain future earnings capacity are evaluated in determining whether an impairment should be recognized.

Compliance with and changes in tax laws could adversely affect our performance.

          We are subject to extensive tax liabilities imposed by multiple jurisdictions, including federal, state, local and international jurisdictions. The Tax Cuts and Jobs Act (the "Tax Act") that was signed into law on December 22, 2017 made significant changes to the U.S. Internal Revenue Code and requires complex computations not previously provided in U.S. tax law. New tax laws and regulations and changes in existing tax laws and regulations are continuously being enacted or proposed, and could result in a different tax rate on our earnings, which could have a material impact on our earnings and cash flow from operations. In addition, significant judgment is required in determining our provision for income taxes, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Income Taxes" included elsewhere in this prospectus supplement. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. We are regularly subject to audits by tax authorities, and our tax estimates and tax positions could be materially affected by many factors including the final outcome of tax audits and related litigation, the introduction of new tax accounting standards, legislation, regulations and related interpretations, our mix of earnings, the realizability of deferred tax assets and changes in uncertain tax positions. A significant increase in our tax rate could have a material adverse effect on our profitability and liquidity.

We may not be successful in continuing to meet the internal control requirements of the Sarbanes-Oxley Act of 2002.

          The Sarbanes-Oxley Act of 2002 has many requirements applicable to us regarding corporate governance and financial reporting, including the requirements for management to report on internal controls over financial reporting and for our independent registered public accounting firm to express an opinion over the operating effectiveness of our internal control over financial reporting. At December 31, 2020, our internal control over financial reporting was effective using the internal control framework issued by the Committee of Sponsoring Organizations ("COSO") of the Treadway Commission: Internal control — Integrated Framework (2013).

          There can be no assurance that our internal control over financial reporting will be effective in future years. Failure to maintain effective internal controls, or the identification of material internal control deficiencies in acquisitions already made, or made in the future could result in a decrease in the market value of our common stock, the reduced ability to obtain financing, the loss of customers, penalties and additional expenditures to meet the requirements in the future.

 USE OF PROCEEDS

          We estimate that the net proceeds from this offering will be approximately $149.1 million (or approximately $171.6 million if the underwriters exercise in full their option to purchase additional shares) after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including to repay a portion of the borrowings outstanding under the Amended Credit Agreement. Please see "Summary — Recent Developments — Second Amended and Restated Credit Agreement."

          The Amended Credit Agreement provides for a $592.5 million New Term Loan and a $200.0 million revolving credit facility, and the lenders agreed to make loans on a revolving basis from time to time and to issue letters of credit for up to the $200.0 million committed amount. The Amended Credit Agreement also contains an accordion feature that would allow us to increase the New Term Loan or the borrowing capacity under the revolving credit facility by up to $75.0 million. The proceeds from the New Term Loan were used to finance the acquisition of FIH and for general corporate purposes.

          At February 28, 2021, we had (i) $592.5 million borrowings outstanding under the New Term Loan, (ii) $100.0 million borrowings outstanding under the revolving credit facility and (iii) $51.2 million commercial letters of credit outstanding. The principal amount of all loans under the Amended Credit Agreement will bear interest at either: (i) LIBOR plus an applicable margin as specified in the Amended Credit Agreement (based on our senior debt to EBITDA ratio as defined in the Amended Credit Agreement), or (ii) the Base Rate (which is the greater of (a) the Federal Funds Rate plus 0.5% or (b) the prime rate as announced by the Administrative Agent) plus an applicable margin as specified in the Amended Credit Agreement. Quarterly non-use fees, letter of credit fees and administrative agent fees are payable at rates specified in the Amended Credit Agreement. The Amended Credit Agreement matures on January 15, 2026.

 CAPITALIZATION

          The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021:

  •
  on a historical basis;

  •
  on a pro forma basis, reflecting the effect of the Merger as if it occurred on December 31, 2020;

  •
  on a pro forma basis, as adjusted to give effect to this offering and the application of the net proceeds of this offering as described under "Use of Proceeds."

          You should read the information below in conjunction with the sections titled "Summary Historical and Unaudited Pro Forma Financial Data," "Use of proceeds," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited historical consolidated financial statements and unaudited pro forma condensed combined financial statements and accompanying notes included elsewhere in this prospectus supplement.

	As of December 31, 2020

	Actual	Pro Forma	Pro Forma As Adjusted

	($ in thousands)
Cash and cash equivalents	$326,744	$213,341	$213,341

Long-Term Debt:
Revolving credit facility(1)	—	100,000	—
Term loan(1)	192,500	592,500	543,375
Commercial equipment notes	85,783	86,720	86,720
Mortgage notes	38,795	38,795	38,795

Total long-term debt	$317,078	$818,015	$668,890

Stockholders' equity:
Common stock — $.0001 par value; 90,000,000 shares authorized; 48,110,442 issued and outstanding at December 31, 2020 and 52,610,442 issued and outstanding at December 31, 2020, as adjusted	$5	$5	$5
Additional paid-in capital	89,098	89,098	238,223
Retained earnings	624,694	617,560	617,560
Accumulated other comprehensive income	958	958	958
Noncontrolling interest	37	37	37

Total stockholders' equity	$714,792	$707,658	$856,783

Total Capitalization (long-term debt plus stockholders' equity)	$1,031,870	$1,525,673	$1,525,673

(1)
At February 28, 2021, we had (i) $592.5 million borrowings outstanding under the New Term Loan, (ii) $100.0 million borrowings outstanding under the revolving credit facility and (iii) $51.2 million commercial letters of credit outstanding.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Introduction

          On January 15, 2021, we completed our previously announced acquisition of FIH. Pursuant to the terms of that Agreement and Plan of Merger (the "Merger Agreement") dated as of December 14, 2020 and Amendment No. 1 to the Merger Agreement (the "Amendment") dated January 11, 2021, Primoris Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Primoris ("Merger Sub"), merged with and into FIH (the "Merger"), with FIH surviving the Merger as a wholly-owned subsidiary of Primoris.

          The aggregate amount of consideration paid was approximately $611.2 million, net of cash acquired, which was funded through a combination of existing cash balances, borrowings under our term loan facility, and borrowings under our revolving credit facility.

          The foregoing descriptions of the Merger Agreement and the Amendment are qualified in their entirety by reference to the full text of the Merger Agreement and the Amendment, which are attached as Exhibit 2.2 and Exhibit 2.3, respectively, to our Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement.

          The following unaudited pro forma consolidated combined financial statements are based on the historical financial statements of Primoris and FIH after giving effect to the acquisition, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma consolidated combined financial statements, as prescribed by the Securities and Exchange Commission guidelines. On October 30, 2020, FIH acquired Pridemore Case Holdings, Inc ("Pride"), which expanded FIH's operations. Therefore, we have included Pride's results of operations for the ten-month period ended October 30, 2020 in the unaudited pro forma consolidated combined statement of income for the year ended December 31, 2020.

          The following unaudited pro forma consolidated combined balance sheet as of December 31, 2020 is presented as if the Merger had occurred on December 31, 2020. The unaudited pro forma consolidated combined statement of income for the year ended December 31, 2020, is presented as if the Merger had occurred on January 1, 2020 with acquisition-related adjustments reflected assuming the transaction occurred at the beginning of the fiscal year presented and had a continuing impact through the period presented and described in the accompanying notes.

          The historical consolidated financial information has been adjusted in the unaudited pro forma consolidated combined financial data to illustrate the Transaction Accounting Adjustments related to the Merger.

          The following unaudited pro forma consolidated combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the acquisition been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma consolidated combined financial statements do not reflect the realization of any expected operating efficiencies or other synergies that may result from the Merger as a result of planned initiatives with respect to the combined companies.

          The unaudited pro forma consolidated combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated combined financial statements. In addition, the unaudited pro forma consolidated combined financial statements should be read in conjunction with (i) our audited consolidated financial statements and accompanying notes included elsewhere in this prospectus supplement, and (ii) FIH's audited consolidated financial statements and accompanying notes for the year ended December 31, 2020, which are attached as Exhibit 99.1 to our Current Report on Form 8-K/A, as filed with the SEC on March 9, 2021, which is incorporated by reference in this prospectus supplement.

 PRIMORIS SERVICES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
December 31, 2020
(In thousands)

			Transaction Accounting Adjustments

	Primoris	FIH	Reclassification Adjustments (Note 3)		Pro Forma Adjustments (Notes 2 and 5)		Pro Forma Combined

ASSETS
Current assets:
						(a)
Cash and cash equivalents	$326,744	$8,346	$—		$(121,749)	(b)	$213,341
Accounts receivable, net	432,455	69,125	(4,753)	(A)	—		496,827
Contract assets	325,849	37,611	4,753	(A)	—		368,213
Prepaid expenses and other current assets	30,218	4,731	—		(1,973)	(c)	32,976

Total current assets	1,115,266	119,813	—		(123,722)		1,111,357
Property and equipment, net	356,194	61,842	—		2,298	(d)	420,334
					(6,647)	(e)	(6,647)
Operating lease assets	207,320	—	—		12,504	(f)	219,824
Deferred tax assets	1,909	—	—		—		1,909
Intangible assets, net	61,012	6,503	—		115,897	(g)	183,412
Goodwill	215,103	94,588	—		257,942	(h)	567,633
Other long-term assets	12,776	282	—		6,647	(e)	19,705

Total assets	$1,969,580	$283,028	$—		$264,919		$2,517,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$245,906	$9,727	$—		$—		$255,633
Contract liabilities	267,227	8,324	—		—		275,551
Accrued liabilities	200,673	8,066	468	(B)	(92)	(b)	209,115
					2,068	(f)	2,068
					2,502	(e)	2,502
					7,134	(i)	7,134
Dividends payable	2,887	—	—		—		2,887
Accrued state taxes	—	468	(468)	(B)	—		—
Current portion of long-term debt	47,722	14,619	—		3,061	(b)	65,402
					(2,720)	(e)	(2,720)

Total current liabilities	764,415	41,204	—		11,953		817,572
Long-term debt, net of current portion	268,835	169,730	—		320,070	(b)	758,635
					(3,823)	(e)	(3,823)
Contingent consideration	—	7,500	—		(7,500)	(j)	—
Noncurrent operating lease liabilities, net of current portion	137,913	—	—		10,436	(f)	148,349
Deferred tax liabilities	13,548	—	—		—		13,548
Other long-term liabilities	70,077	1,366	—		4,145	(e)	75,588

Total liabilities	1,254,788	219,800	—		335,281		1,809,869

Commitments and contingencies Stockholders' equity
Members' Equity	—	63,228	—		(63,228)	(k)	—
Common stock	5	—	—		—		5
Additional paid-in capital	89,098	—	—		—		89,098
Retained earnings	624,694	—	—		(7,134)	(i)	617,560
Accumulated other comprehensive loss	958	—	—		—		958
Noncontrolling interest	37	—	—		—		37

Total stockholders' equity	714,792	63,228	—		(70,362)		707,658

Total liabilities and stockholders' equity	$1,969,580	$283,028	$—		$264,919		$2,517,527

See accompanying notes to the unaudited pro forma consolidated combined financial statements

 PRIMORIS SERVICES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF INCOME
For the year ended December 31, 2020
(In thousands, except per share amounts)

			Transaction Accounting Adjustments

	Primoris	FIH	Pride (Note 1)	Reclassification Adjustments (Note 3)		Pro Forma Adjustments (Notes 2 and 5)		Pro Forma Combined

Revenue	$3,491,497	$295,787	$34,884	$—		$—		$3,822,168
					(C)
Cost of revenue	3,121,283	241,763	23,321	(2,253)	(D)	330	(d)	3,384,444

Gross profit	370,214	54,024	11,563	2,253		(330)		437,724
					(C)
Selling, general and administrative expenses	202,835	24,198	4,812	2,253	(D)	10,574	(g)	244,672
Amortization	—	10,724	—	—		(10,724)	(g)	—
Management fees	—	1,747	—	—		—		1,747
							(i)
Transaction and related costs	3,430	3,400	5,025	—		13,690	(l)	25,545

Operating income	163,949	13,955	1,726	—		(13,870)		165,760
Other income (expense):
Foreign exchange gain, net	379	—	—	—		—		379
Other income, net	1,234	794	—	—		—		2,028
Interest income	376	—	—	—		—		376
Interest expense	(20,299)	(9,272)	8	—		(2,744)	(m)	(32,307)

Income before provision for income taxes	145,639	5,477	1,734	—		(16,614)		136,236
Provision for income taxes	(40,656)	(153)	—	—		2,786	(n)	(38,023)

Net income	$104,983	$5,324	$1,734	$—		$(13,828)		$98,213

Less net income attributable to noncontrolling interests	(9)	—	—	$—		—		(9)

Net income attributable to Primoris	$104,974	$5,324	$1,734	$—		$(13,828)		$98,204

Earnings per share:
Basic	$2.17							$1.99

Diluted	$2.16							$1.97

Weighted average common shares outstanding:
Basic	48,303					1,038	(l)	49,341
Diluted	48,633					1,165	(l)	49,798

See accompanying notes to the unaudited pro forma consolidated combined financial statements

 PRIMORIS SERVICES CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

          The unaudited pro forma consolidated combined balance sheet as of December 31, 2020 is presented as if the acquisition of FIH had occurred on December 31, 2020. The unaudited pro forma consolidated combined statement of income for the year ended December 31, 2020, is presented as if the acquisition of FIH had occurred on January 1, 2020. On October 30, 2020, FIH acquired Pride, which expanded FIH's operations. Therefore, we have included Pride's results of operations for the period ended October 30, 2020 in the unaudited pro forma consolidated combined statement of income for the year ended December 31, 2020.

          The unaudited pro forma consolidated combined financial statements are not necessarily indicative of what our consolidated statements of income or consolidated balance sheet would have been had the Merger been completed as of the dates indicated or will be for any future periods. The unaudited pro forma consolidated combined financial statements do not purport to project our future financial position or results of income following the Merger. The unaudited pro forma consolidated combined financial statements reflect transaction related adjustments that management believes are necessary to present fairly our pro forma consolidated combined results of income assuming the Merger had been consummated as of January 1, 2020. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report our financial condition and results of income as a result of the closing of the Merger. The unaudited pro forma consolidated combined financial statements do not reflect the realization of any expected operating efficiencies or other synergies that may result from the Merger as a result of planned initiatives with respect to the combined companies.

Note 2 — Conforming Accounting Policies

          The accounting policies used in the preparation of this unaudited pro forma consolidated combined financial information are those set out in our audited consolidated financial statements as of and for the year ended December 31, 2020. We have conducted a review of the accounting policies of FIH to determine if differences in accounting policies potentially required recasting to conform to our accounting policies and determined that certain adjustments are necessary to conform FIH's Pre-Merger financial statements to our accounting policies, specifically with regard to Accounting Standards Codification ("ASC") 842, Leases. Since FIH was a privately held company, they were not required to adopt ASC 842 until January 1, 2022, and we adopted ASC 842 on January 1, 2019. Therefore, the unaudited pro forma consolidated combined financial statements have been adjusted to properly reflect the adoption of ASC 842 by FIH.

Note 3 — Reclassification Adjustments

          Certain reclassification adjustments have been made to the unaudited pro forma consolidated combined financial statements to conform FIH's consolidated balance sheet as of December 31, 2020 and statement of income for the year ended December 31, 2020, to Primoris' presentation, as follows:

  (A)
  We recognize retainage amounts as a contract asset, while FIH recognized these amounts as accounts receivable. Retainage is the portion of the contract price earned by us for work performed, but held for payment by the customer as a form of security until we reach certain construction milestones. Therefore, we reclassified $4.8 million from Accounts receivable, net to Contract assets.

  (B)
  We recognize accrued state taxes in Accrued liabilities, while FIH recognized these amounts as a separate component of Total current liabilities. Therefore, we reclassified $0.5 million from Accrued state taxes to Accrued liabilities.

  (C)
  We recognize certain administrative costs as Selling, general, and administrative ("SG&A") expenses, while FIH recognized these amounts as Cost of revenue. Therefore, we reclassified $1.8 million from Cost of revenue to SG&A expenses.

  (D)
  We recognize gains on sale of assets as a reduction in Cost of revenue, while FIH recognized these amounts as SG&A expenses. Therefore, we reclassified gains of $0.4 million from SG&A expenses to Cost of revenue.

Note 4 — Preliminary Acquisition Accounting

          The table below represents the purchase consideration and the preliminary estimated fair values of the assets acquired and liabilities assumed as of the acquisition date. The preliminary estimated fair values have been used to prepare pro forma Transaction Accounting Adjustments in the pro forma consolidated combined financial statements. The final determination of fair value for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is obtained. The final purchase consideration allocation is expected to be completed within the measurement period, as defined in ASC 805, following the close of the Merger and may differ materially from the preliminary estimates used in the pro forma adjustments described below. The primary areas of the preliminary estimates that are not yet finalized relate to property, plant and equipment, identifiable intangible assets, contract assets and liabilities, and the fair value of certain contractual obligations.

Preliminary identifiable assets acquired and liabilities assumed (in thousands)
Cash and cash equivalents	$10,525
Accounts receivable	56,349
Contract assets	41,147
Prepaid expenses and other current assets	2,230
Property and equipment	57,493
Operating lease assets	12,504
Intangible assets:
Customer relationships	118,000
Tradename	4,400
Other long-term assets	6,927
Accounts payable and accrued liabilities	(24,654)
Contract liabilities	(8,013)
Noncurrent operating lease liabilities, net of current	(10,436)
Other long-term liabilities	(6,450)

Total identifiable net assets	260,022
Goodwill	361,727

Total purchase consideration	$621,749

Note 5 — Pro Forma Adjustments

          The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated combined financial statements:

  (a)
  To record approximately $621.7 million of cash consideration paid for the FIH acquisition.

  (b)
  The below table reflects the net increase to debt for $500.0 million of new debt incurred to finance the FIH acquisition, less the effects of extinguishing FIH's outstanding debt of $178.4 million upon consummation of the acquisition (in thousands):

Increase for borrowings under term loan facility and revolving credit facility	$500,000
Decrease for extinguishment of existing FIH debt	(176,869)

Pro forma adjustment to debt	$323,131

          The adjustment also reflects the reduction in accrued interest of $0.1 million due to the extinguishment of FIH debt.

  (c)
  To eliminate prepaid insurance of approximately $2.0 million.

  (d)
  To record the difference between the historical net book value of FIH's fixed assets and our preliminary estimate of fair value and the related impact to depreciation expense. On a preliminary basis, we increased the book value of FIH's fixed assets by $2.3 million. The resulting adjustment to depreciation expense, including finance lease depreciation expense, was an increase of approximately $0.3 million for the pro forma year ended December 31, 2020.

  (e)
  To eliminate FIH capital lease assets and liabilities recorded under ASC 840 of approximately $6.6 million and record the fair value of FIH finance lease assets and liabilities under ASC 842 of approximately $6.7 million. The difference of $0.1 million was due to our incremental borrowing rate used to calculate the fair value of the finance lease assets and liabilities under ASC 842.

  (f)
  To record FIH operating lease assets and liabilities under ASC 842 of approximately $12.5 million.

  (g)
  Reflects the elimination of FIH's pre-existing intangible assets and recognition of the estimated preliminary fair value of identifiable intangible assets acquired. To determine the estimated fair value of intangibles acquired, we engaged a third party valuation specialist to assist management. Our valuation estimates are preliminary and subject to change. The estimated preliminary fair value of identifiable intangible assets acquired is comprised of the following (in thousands):

	Weighted Average Useful Life	Fair Value	Pro Forma Amortization Expense Year Ended December 31, 2020

Customer relationships	19 years	$118,000	$6,174
Tradenames	1 year	4,400	4,400

		$122,400	10,574

Historical FIH amortization expense			(10,724)

Pro forma adjustment to amortization expense			$(150)

          The customer relationships were valued utilizing the "excess earnings method" of the income approach. The estimated discounted cash flows associated with existing customers and projects were based on historical and market participant data. Such discounted cash flows were net of fair market returns on the various tangible and intangible assets that are necessary to realize the potential cash flows.

          The tradenames were valued utilizing the "relief from royalty" method. A royalty rate was selected based on consideration of several factors, including external research of third party trade name licensing agreements and their royalty rate levels, and management estimates.

  (h)
  To record goodwill as a result of the Merger. Goodwill represents the excess of the total purchase consideration over the fair value of assets acquired and liabilities assumed. Goodwill is not amortized, but is assessed at least annually for impairment or when a change in facts and circumstances prompts an assessment. This allocation is based on preliminary estimates and the final allocation may differ materially as changes to the initial valuation of consideration transferred or net assets acquired will be allocated to goodwill.

  (i)
  To accrue approximately $7.1 million of Primoris transaction costs associated with the Merger, primarily consisting of advisor fees. In addition, the unaudited pro forma consolidated combined statement of income includes approximately $11.4 million of transaction costs that are directly related to FIH's acquisition of Pride and our subsequent acquisition of FIH. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the Merger.

  (j)
  To eliminate the contingent consideration associated with the Pride acquisition as the contingent consideration liability was not assumed in the FIH acquisition.

  (k)
  To eliminate FIH historical equity balances.

  (l)
  To record approximately $6.6 million of expense associated with the grant of 1,213,032 shares of common stock (the "Inducement Grants") to certain FIH employees. The Inducement Grants consisted of the following types of equity awards: (i) stock purchase rights representing the right to purchase 1,086,752 shares of common stock within five business days following the closing date of the Merger at a 15 percent discount, subject to an 18-month holding period and (ii) restricted stock units representing the right to receive 126,280 shares of common stock, subject to time-vesting on the third anniversary of the grant date.

  (m)
  The below table reflects the net increase to interest expense resulting from interest on the new debt to finance the acquisition of FIH and the extinguishment of FIH's existing debt (in thousands):

Year Ended December 31, 2020

Elimination of FIH interest expense	$(8,897)
Interest expense on new borrowings(1)	11,900

Pro forma adjustment to interest expense	$3,003

(1)
Expected interest expense on our borrowings under our revolving credit facility assuming an estimated weighted average annual interest rate of 2.38%. A hypothetical 0.125% change in the weighted average annual interest rate on the term loan and revolving credit facility would increase or decrease pro forma interest expense by $0.6 million annually.

          The adjustment also reflects the reduction in interest expense of $0.3 million due to elimination of capital lease interest expense recorded under ASC 840 and recording finance lease interest expense under ASC 842.

  (n)
  To record the income tax effect as a result of the Merger, calculated using our effective tax rate of 28% for the year ended December 31, 2020.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

          You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes to those statements included in Item 8 of our Annual Report on Form 10-K. This discussion includes forward-looking statements that are based on current expectations and are subject to uncertainties and unknown or changed circumstances. For a further discussion, please see "Special Note Regarding Forward-Looking Statements" at the beginning of this prospectus supplement. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those risks inherent with our business as discussed in "Risk Factors" in this prospectus supplement.

          The following discussion starts with an overview of our business and a discussion of trends, including seasonality, that affect our industry. That is followed by an overview of the critical accounting policies and estimates that we use to prepare our financial statements. Next we discuss our results of operations and liquidity and capital resources, including our off-balance sheet arrangements and contractual obligations. We conclude with a discussion of our outlook and backlog.

Introduction

          We are one of the leading providers of specialty contracting services operating mainly in the United States and Canada. We provide a wide range of specialty construction services, fabrication, maintenance, replacement, and engineering services to a diversified base of customers through our five segments: Power, Industrial and Engineering ("Power"), Pipeline and Underground ("Pipeline"), Utilities and Distribution ("Utilities"), Transmission and Distribution ("Transmission"), and Civil. The structure of our reportable segments is generally focused on broad end-user markets for our services.

          The Power segment operates throughout the United States and in Canada and specializes in a range of services that include engineering, procurement, and construction, retrofits, upgrades, repairs, outages, and maintenance services for entities in the petroleum and petrochemical industries, as well as traditional and renewable power generators.

          The Pipeline segment operates throughout the United States and specializes in a range of services, including pipeline construction and maintenance, pipeline facility and integrity services, installation of compressor and pump stations, and metering facilities for entities in the petroleum and petrochemical industries, as well as gas, water, and sewer utilities.

          The Utilities segment operates primarily in California, the Midwest, the Atlantic Coast, and the Southeast regions of the United States and specializes in a range of services, including installation and maintenance of new and existing natural gas utility distribution systems and pipeline integrity services for entities in the gas utility market.

          The Transmission segment operates primarily in the Southeastern, Midwest, Atlantic Coast, and Gulf Coast regions of the United States and specializes in a range of services, including installation and maintenance of new and existing electric utility transmission, substation, and distribution systems for entities in the electric utility market.

          The Civil segment operates primarily in the Southeastern and Gulf Coast regions of the United States and specializes in highway and bridge construction, airport runway construction, demolition, site work, soil stabilization, mass excavation, flood control, and drainage projects for entities in the petroleum and petrochemical industries, state and municipal departments of transportation, and airports.

          We have longstanding customer relationships with major utility, refining, petrochemical, power, midstream, and engineering companies, and state departments of transportation. We have completed major underground and industrial projects for a number of large natural gas transmission and petrochemical companies in the United States, major electrical and gas projects for a number of large utility companies in the United States, as well as significant projects for our engineering customers. We enter into a large number of contracts each year, and the projects can vary in length from daily work orders to as long as 36 months, and occasionally longer, for completion on larger projects. Although we have not been dependent upon any one customer in any year, a small number of customers tend to constitute a substantial portion of our total revenue in any given year.

          We generate revenue under a range of contracting types, including fixed-price, unit-price, time and material, and cost reimbursable plus fee contracts, each of which has a different risk profile. A substantial portion of our revenue is derived from contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value. For these contracts, revenue is recognized over time as work is completed because of the continuous transfer of control to the customer (typically using an input measure such as costs incurred to date relative to total estimated costs at completion to measure progress). For certain contracts, where scope is not adequately defined and we can't reasonably estimate total contract value, revenue is recognized primarily on an input basis, based on contract costs incurred as defined within the respective contracts. Costs to obtain contracts are generally not significant and are expensed in the period incurred.

          The classification of revenue and gross profit for segment reporting purposes can at times require judgment on the part of management. Our segments may perform services across industries or perform joint services for customers in multiple industries. To determine reportable segment gross profit, certain allocations, including allocations of shared and indirect costs, such as facility costs, equipment costs and indirect operating expenses were made.

          On January 15, 2021, we acquired Future Infrastructure Holdings, LLC ("FIH") in an all-cash transaction valued at approximately $621.7 million. FIH is a provider of non-discretionary maintenance, repair, upgrade, and installation services to the telecommunication, regulated gas utility, and infrastructure markets. FIH furthers our strategic plan to expand our service lines, enter new markets, and grow our MSA revenue base. The transaction directly aligns with our strategy to grow in large, higher growth, higher margin markets, and expands our utility services capabilities.

          On June 1, 2018, we acquired Willbros Group Inc. ("Willbros") for approximately $110.6 million, net of cash and restricted cash acquired. Willbros was a specialty energy infrastructure contractor serving the oil and gas and power industries through its utility transmission and distribution, oil and gas, and Canadian operations, which principally provides unit-price maintenance services in existing operating facilities and executes industrial and power projects. The utility transmission and distribution operations formed the Transmission segment, the oil and gas operations are included in the Pipeline segment, and the Canadian operations are included in the Power segment. Willbros expands our services into electric utility-focused offerings and increases our geographic presence in the United States and Canada.

          We own a 50% interest in the Carlsbad Power Constructors joint venture ("Carlsbad"), which engineered and constructed a gas-fired power generation facility located in Southern California, and its operations are included as part of the Power segment. As a result of determining that we are the primary beneficiary of the variable interest entity ("VIE"), the results of the Carlsbad joint venture are consolidated in our financial statements. The project was substantially complete as of December 31, 2018 and the warranty period expires in December 2021.

          We owned a 50% interest in the "ARB Inc. & B&M Engineering Co." joint venture ("Wilmington"), which engineered and constructed a gas-fired power generation facility in Southern

California, and its operations were included as part of the Power segment. As a result of determining that we were the primary beneficiary of the VIE, the results of the Wilmington joint venture were consolidated in our financial statements. The project has been completed, the project warranty period expired, and dissolution of the joint venture was completed in the first quarter of 2019.

Business Environment

          We believe there are growth opportunities across the industries we serve and we continue to have a positive long-term outlook. Although not without risks and challenges, including those discussed below and in "Special Note Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus supplement, we believe, with our full-service operations, broad geographic reach, financial position and technical expertise, we are well positioned to capitalize on opportunities and trends in our industries.

          We have seen and continue to anticipate potential changes to the already stringent regulatory and environmental requirements for many of our clients' infrastructure projects, which may improve the timing and certainty of the projects. While fluctuating oil prices create uncertainty as to the timing of some of our opportunities, we continue to see preliminary bidding activity for numerous gas, oil and derivatives projects. We believe that we have the financial and operational strength to meet either short-term delays, or the impact of significant increases in work. We continue to be optimistic about both short and longer-term opportunities. Our current view of the outlook for our major end markets is as follows:

  •
  Construction of petroleum, natural gas, natural gas liquid, and other liquid pipelines — We expect that the volatility in the price of oil could reduce activities in most, if not all of the shale basins until a higher oil price is sustained. In addition, the ability of our customers to obtain permits for projects could impact the demand for our services, especially for larger interstate pipelines. However, if production from the shale formations continues to increase in the near term, the current capacity limitations between production and processing locations would provide opportunities for our Pipeline segment.

  •
  Inspection, maintenance and replacement of gas utility infrastructure — We expect that ongoing safety enhancements to gas pipeline systems and the gas utility infrastructure will provide continuing opportunities for our Utilities segment, in California, the Midwest, and the Atlantic coast. We also expect that ongoing gas utility repair and maintenance opportunities will continue.

  •
  Inspection, maintenance and replacement of electric utility infrastructure — We expect the demand for electricity in the U.S. to grow over the long term and believe enhancements to the electric utility infrastructure are needed to efficiently serve the power needs of the future. Renewables will require substations and transmission lines to connect the new generation sources to customers. In addition, current federal legislation also requires the power industry to meet federal reliability standards for its transmission and distribution systems. We expect these opportunities, as well as ongoing electric utility repair and maintenance opportunities to benefit our Transmission segment.

  •
  Construction of natural gas-fired power plants and industrial plants — We expect continued construction opportunities for both base-load and peak shaving power plants; however, we are aware that environmental concerns in California over gas fired power plants may impact the timing and location of near-term construction opportunities in that state. We believe that based on continuing population growth, the intermittency of renewable power resources, and the environmental requirements limiting using ocean water for cooling, power plants will be needed in spite of vocal opposition to "non-green" sources. In addition, the current low price of natural gas could result in the replacement of coal-fired power plants and the conversion and expansion at chemical plants and industrial facilities in other parts of the United States. These opportunities would benefit our Power segment.

  •
  Construction of alternative energy facilities, renewable natural gas facilities, solar power facilities, wind farms, battery storage — We anticipate continued engineering and construction opportunities as state governments, investors and utilities remain committed to renewable power standards, primarily benefitting our Power segment.

  •
  Transportation infrastructure construction opportunities — We believe that the passing of longer-term highway funding by the federal government in 2015 and voter approval of highway funding proposition 7 in Texas, will continue to provide opportunity for our heavy civil group, especially in the state of Texas. We expect that opportunities in the Louisiana market may improve, but will remain at lower levels than in Texas, except for specific programs. This market solely impacts the operations of our Civil segment.

  •
  Liquefied Natural Gas Facilities ("LNG") — We believe the LNG opportunities for rail, barge, and other transportation needs will continue to grow, although such growth may be at a slow pace. This market will primarily impact our Civil and Power segments. We further believe the existing large-scale LNG export facilities currently being planned will require services that will benefit our field services business within the Pipeline segment.

Material trends and uncertainties

          We generate our revenue from construction and engineering projects, as well as from providing a variety of specialty construction services. We depend in part on spending by companies in the gas and electric utility industries, the energy, chemical, and oil and gas industries, as well as state departments of transportation and municipal water and wastewater customers. Over the past several years, each segment has benefited from demand for more efficient and more environmentally friendly energy and power facilities, more reliable gas and electric utility infrastructure, local highway and bridge needs, and from the activity level in the oil and gas industry. However, periodically, each of these industries and government agencies is adversely affected by macroeconomic conditions. Economic and other factors outside of our control may affect the amount and size of contracts we are awarded in any particular period.

          In March 2020, the COVID-19 outbreak was declared a National Public Health Emergency which continues to spread throughout the world and has adversely impacted global activity and contributed to significant volatility in financial markets. In an effort to contain COVID-19 or slow its spread, governments around the world have enacted various measures, including orders to close all businesses not deemed "essential", isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. While our services have generally been deemed to be essential services, all segments have reported various levels of project interruptions and restrictions that have delayed project timelines from those originally planned. In some cases, we have experienced temporary work stoppages. This led to general inefficiencies from having to start and stop work, re-sequencing work, requiring on-site health screenings before entering a job site, and following proper social distancing practices. We have also been restricted from completing work or have been prevented from starting work on certain projects. However, despite these impacts, our work has generally been deemed essential, our business model appears to be resilient, and we have adapted accordingly, including making salary or headcount reductions where appropriate.

          We anticipate that the COVID-19 pandemic could have a continued adverse impact on economic and market conditions and we could see an extended period of global economic slowdown. When COVID-19 is demonstrably contained, we anticipate a rebound in economic activity, depending on the rate, pace, and effectiveness of vaccinations and the containment efforts deployed by various national, state, and local governments.

          To date, the inefficiencies experienced have had an unquantifiable impact on our business. We will continue to actively monitor the situation and may take further actions to alter our business operations that we determine are in the best interests of our employees, customers, suppliers, and stakeholders, or as required by federal, state, or local authorities. It is not clear what the potential effects any such alterations or modifications may have on our business or on our financial results for the foreseeable future.

          We also monitor our customers and their industries to assess the effect that changes in economic, market, and regulatory conditions may have on them. We have experienced reduced spending, project delays, and project cancellations by some of our customers over the last several months, which we attribute to negative economic and market conditions, and we anticipate that these negative conditions and the impact of COVID-19 may continue to affect demand for our services in the near-term.

          Fluctuations in market prices of oil, gas and other fuel sources have affected demand for our services. The volatility in the prices of oil, gas, and liquid natural gas that has occurred in the past few years could create uncertainty with respect to demand for our oil and gas pipeline services, specifically in our oil field services and Canadian operations. Last year's significant reduction in the price of oil could create uncertainty with respect to demand for our oil and gas pipeline services in the near term, with additional uncertainty resulting over the length of time that prices remain depressed. When the current oversupply eases and with a return to increasing global demand for oil, we expect oil prices to recover from the current levels. While the construction of gathering lines within the oil shale formations may remain at lower levels for an extended period, we believe that over time, the need for pipeline infrastructure for mid-stream and gas utility companies will result in a continuing need for our services. However, a prolonged period of depressed oil prices could delay midstream pipeline opportunities.

          The continuing changes in the regulatory environment may affect the demand for our services, either by increasing our work, delaying projects, or cancelling projects. For example, environmental laws and regulation can provide challenges to major pipeline projects, resulting in delays or cancellations that impact the timing of revenue recognition. In addition, the regulatory environment in California may result in delays for the construction of gas-fired power plants, while regulators continue to search for significant renewable resources. Renewable resources are also creating a demand for our construction and specialty services, such as the need for battery storage and the construction of solar power production facilities.

          On January 29, 2019, one of our California utility customers filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. For the year ended December 31, 2019, the customer accounted for approximately 7.2% of our total revenue. In the third quarter of 2019, we entered into an agreement with a financial institution to sell, on a non-recourse basis, except in limited circumstances, substantially all of our pre-petition bankruptcy receivables with the customer. We received approximately $48.3 million upon the closing of this transaction in October 2019. During the year ended December 31, 2019, we recorded a loss of approximately $2.9 million in "Other income (expense), net" on the Consolidated Statements of Income related to the sale agreement. During summer 2020, the customer emerged from bankruptcy. We are continuing to perform services for the customer and the amounts billed for these services continue to be collected in the ordinary course of the customer's business.

Seasonality, cyclicality and variability

          Our results of operations are subject to quarterly variations. Some of the variation is the result of weather, particularly rain, ice, snow, and named storms, which can impact our ability to perform construction and specialty services. These seasonal impacts can affect revenue and profitability in all of our businesses since utilities defer routine replacement and repair during their period of peak demand. Any quarter can be affected either negatively, or positively by atypical weather patterns in any part of the country. In addition, demand for new projects tends to be lower during the early part of the calendar year due to clients' internal budget cycles. As a result, we usually experience higher revenue and earnings in the third and fourth quarters of the year as compared to the first two quarters.

          Our project values range in size from several hundred dollars to several hundred million dollars. The bulk of our work is comprised of project sizes that average less than $5.0 million. We also perform construction projects which tend not to be seasonal, but can fluctuate from year to year based on customer timing, project duration, weather, and general economic conditions. Our business may be affected by declines, or delays in new projects, or by client project schedules. Because of the cyclical nature of our business, the financial results for any period may fluctuate from prior periods, and our financial condition and operating results may vary from quarter to quarter. Results from one quarter may not be indicative of our financial condition, or operating results for any other quarter, or for an entire year.

Critical Accounting Policies and Estimates

          General — The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and also affect the amounts of revenue and expenses reported for each period. These estimates and assumptions must be made because certain information that is used in the preparation of our financial statements cannot be calculated with a high degree of precision from data available, is dependent on future events, or is not capable of being readily calculated based on generally accepted methodologies. Often, estimates are particularly difficult to determine, and we must exercise significant judgment. Estimates may be used in our accounting for revenue recognized over time, the allowance for doubtful accounts, useful lives of property and equipment, fair value assumptions in analyzing goodwill and long-lived asset impairments, self-insured claims liabilities and deferred income taxes. Actual results could differ from those that result from using the estimates under different assumptions or conditions.

          An accounting policy is deemed to be critical if it requires an accounting estimate to be based on assumptions about matters that are highly uncertain at the time the estimate is made, and different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact our consolidated financial statements.

          The following accounting policies are based on, among other things, judgments and assumptions made by management that include inherent risks and uncertainties. Management's estimates are based on the relevant information available at the end of each period. We periodically review these accounting policies with the Audit Committee of the Board of Directors.

          Revenue recognition — We generate revenue under a range of contracting types, including fixed-price, unit-price, time and material, and cost reimbursable plus fee contracts, each of which has a different risk profile. A substantial portion of our revenue is derived from contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value. For these contracts, revenue is recognized over time as work is completed because of the continuous transfer of control to the customer (typically using an input measure such as costs incurred to date relative to total estimated costs at completion to measure progress). For certain contracts, where scope is not adequately defined and we can't reasonably estimate total contract value, revenue is recognized primarily on an input basis, based on contract costs incurred as defined within the respective contracts. Costs to obtain contracts are generally not significant and are expensed in the period incurred.

          We evaluate whether two or more contracts should be combined and accounted for as one single performance obligation and whether a single contract should be accounted for as more than one performance obligation. ASC 606 defines a performance obligation as a contractual promise to transfer a distinct good or service to a customer. A contract's transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Our evaluation requires significant judgment and the decision to combine a group of contracts or separate a contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The majority of our contracts have a single performance obligation, as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. However, occasionally we have contracts with multiple performance obligations. For contracts with multiple performance obligations, we allocate the contract's transaction price to each performance obligation using the observable standalone selling price, if available, or alternatively our best estimate of the standalone selling price of each distinct performance obligation in the contract. The primary method used to estimate standalone selling price is the expected cost plus a margin approach for each performance obligation.

          Accounting for long-term contracts involves the use of various techniques to estimate total transaction price and costs. For long-term contracts, transaction price, estimated cost at completion and total costs incurred to date are used to calculate revenue earned. Unforeseen events and circumstances can alter the estimate of the costs and potential profit associated with a particular contract. Total estimated costs, and thus contract revenue and income, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, client needs, client delays in providing permits and approvals, labor availability, governmental regulation, politics and any prevailing impacts from the pandemic caused by the coronavirus may affect the progress of a project's completion, and thus the timing of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition and profitability from a particular contract may be adversely affected.

          The nature of our contracts gives rise to several types of variable consideration, including contract modifications (change orders and claims), liquidated damages, volume discounts, performance bonuses, incentive fees, and other terms that can either increase or decrease the transaction price. We estimate variable consideration as the most likely amount to which we expect to be entitled. We include estimated amounts in the transaction price to the extent we believe we have an enforceable right, and it is probable that a significant reversal of cumulative revenue recognized will not occur. Our estimates of variable consideration and the determination of whether to include estimated amounts in the transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us at this time.

          Contract modifications result from changes in contract specifications or requirements. We consider unapproved change orders to be contract modifications for which customers have not agreed to both scope and price. We consider claims to be contract modifications for which we seek, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no agreement with customers. Claims can also be caused by non-customer-caused changes, such as rain or other weather delays. Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct, and, therefore, are accounted for as part of the existing contract. The effect of a contract modification on the transaction price, and our measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis. In some cases, settlement of contract modifications may not occur until after completion of work under the contract.

          As a significant change in one or more of these estimates could affect the profitability of our contracts, we review and update our contract-related estimates regularly. We recognize adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the cumulative impact of the profit adjustment is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance are recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on a contract, the projected loss is recognized in full, including any previously recognized profit, in the period it is identified and recognized as an "accrued loss provision" which is included in "Contract liabilities" on the Consolidated Balance Sheets. For contract revenue recognized over time, the accrued loss provision is adjusted so that the gross profit for the contract remains zero in future periods.

          At December 31, 2020, we had approximately $63.6 million of unapproved contract modifications included in the aggregate transaction prices. These unapproved contract modifications were in the process of being negotiated in the normal course of business. Approximately $57.5 million of the unapproved contract modifications had been recognized as revenue on a cumulative catch-up basis through December 31, 2020.

          In all forms of contracts, we estimate the collectability of contract amounts at the same time that we estimate project costs. If we anticipate that there may be issues associated with the collectability of the full amount calculated as the transaction price, we may reduce the amount recognized as revenue to reflect the uncertainty associated with realization of the eventual cash collection. For example, when a cost reimbursable project exceeds the client's expected budget amount, the client frequently requests an adjustment to the final amount. Similarly, some utility clients reserve the right to audit costs for significant periods after performance of the work.

          The timing of when we bill our customers is generally dependent upon agreed-upon contractual terms, milestone billings based on the completion of certain phases of the work, or when services are provided. Sometimes, billing occurs subsequent to revenue recognition, resulting in unbilled revenue, which is a contract asset. However, we sometimes receive advances or deposits from our customers before revenue is recognized, resulting in deferred revenue, which is a contract liability.

          The caption "Contract assets" in the Consolidated Balance Sheets represents the following:

  •
  unbilled revenue, which arise when revenue has been recorded, but the amount will not be billed until a later date;

  •
  retainage amounts for the portion of the contract price earned by us for work performed, but held for payment by the customer as a form of security until we reach certain construction milestones; and

  •
  contract materials for certain job specific materials not yet installed, which are valued using the specific identification method relating the cost incurred to a specific project.

          The caption "Contract liabilities" in the Consolidated Balance Sheets represents deferred revenue on billings in excess of contract revenue recognized to date, and the accrued loss provision.

          Business combinations — We use the fair value of the consideration paid and the fair value of the assets acquired and liabilities assumed to account for the purchase price of businesses we acquire. The determination of fair value requires estimates and judgments of future cash flow expectations for the assignment of the fair values to the identifiable tangible and intangible assets.

          Identifiable Tangible Assets.    Significant identifiable tangible assets acquired would include accounts receivable, contract assets, inventory and fixed assets (generally consisting of construction equipment). We determine the fair value of these assets as of the acquisition date. For current assets and current liabilities of an acquisition, we will evaluate whether the book value is equivalent to fair value due to their short term nature. We estimate the fair value of fixed assets using a market approach, based on comparable market values for similar equipment of similar condition and age.

          Identifiable Intangible Assets.    When necessary, we use the assistance of an independent third party valuation specialist to determine the fair value of the intangible assets acquired.

          A liability for contingent consideration based on future earnings is estimated at its fair value at the date of acquisition, with subsequent changes in fair value recorded in earnings as a gain or loss. Fair value is estimated as of the acquisition date based on management's best estimate of estimated earnout payments.

          Accounting principles generally accepted in the United States provide a "measurement period" of up to one year in which to finalize all fair value estimates associated with the acquisition of a business. Most estimates are preliminary until the end of the measurement period. During the measurement period, adjustments to initial valuations and estimates that reflect newly discovered information that existed at the acquisition date are recorded. After the measurement date, any adjustments would be recorded as a current period gain or loss.

          Goodwill and Indefinite-Lived Intangible Assets — Goodwill and certain intangible assets acquired in a business combination and determined to have indefinite useful lives are not amortized but are assessed for impairment annually and more frequently if triggering events occur. In performing these assessments, management relies on various factors, including operating results, business plans, economic projections, anticipated future cash flows, comparable transactions and other market data. There are inherent uncertainties related to these factors and judgment in applying them to the analysis of goodwill for impairment. Since judgment is involved in performing fair value measurements used in goodwill impairment analyses, there is risk that the carrying values of our goodwill may not be properly stated.

          We account for goodwill, including evaluation of any goodwill impairment under ASC 350, "Intangibles — Goodwill and Other", performed at the reporting unit level for those units with recorded goodwill as of October 1 of each year, unless there are indications requiring a more frequent impairment test.

          Under ASC 350, we can assess qualitative factors to determine if a quantitative impairment test of intangible assets is necessary. For the majority of our reporting units, we perform a qualitative assessment to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of the reporting unit is less than its carrying value, including goodwill. Factors used in our qualitative assessment include, but are not limited to, macroeconomic conditions, industry and market conditions, cost factors, overall financial performance and Company and reporting unit specific events. For all other reporting units, we use the quantitative impairment test outlined in ASC 350, which compares the fair value of a reporting unit with its carrying amount.

Fair value for the goodwill impairment test is determined utilizing a discounted cash flow analysis based on our financial plan discounted using our weighted average cost of capital and market indicators of terminal year cash flows. Other valuation methods may be used to corroborate the discounted cash flow method. If the carrying amount of a reporting unit is in excess of its fair value, goodwill is considered impaired and an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill of the reporting unit.

          There were no impairments of goodwill for the years ended December 31, 2020, 2019 and 2018.

          Disruptions to our business, such as end market conditions, protracted economic weakness, unexpected significant declines in operating results of reporting units and the divestiture of a significant component of a reporting unit, may result in our having to perform a goodwill impairment analysis for some or all of our reporting units prior to the required annual assessment. These types of events and the resulting analysis could result in goodwill impairment charges in future periods.

          Income taxes — We account for income taxes under the asset and liability method as set forth in ASC 740, "Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting bases and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. The effect of changes in tax rates on net deferred tax assets or liabilities is recognized as an increase or decrease in net income in the period the tax change is enacted.

          Deferred tax assets may be reduced by a valuation allowance if, in the judgment of management, it is more likely than not that all or a portion of a deferred tax asset will not be realized. In making such determination, we consider all available evidence, including recent financial operations, projected future taxable income, scheduled reversals of deferred tax liabilities, tax planning strategies, and the length of tax asset carryforward periods. The realization of deferred tax assets is primarily dependent upon our ability to generate sufficient future taxable earnings in certain jurisdictions. If we subsequently determine that some or all deferred tax assets that were previously offset by a valuation allowance are realizable, the value of the deferred tax assets would be increased by reducing the valuation allowance, thereby increasing income in the period when that determination is made.

          A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained based on its technical merits in a tax examination, using the presumption that the tax authority has full knowledge of all relevant facts regarding the position. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on ultimate settlement with the tax authority. For tax positions not meeting the more likely than not test, no tax benefit is recorded.

          Litigation and contingencies — Litigation and contingencies are included in our consolidated financial statements based on our assessment of the expected outcome of litigation proceedings or the expected resolution of the contingency. We provide for costs related to contingencies when a loss from such claims is probable and the amount is reasonably estimable. In determining whether it is possible to provide an estimate of loss, or range of possible loss, we review and evaluate litigation and regulatory matters on a quarterly basis in light of potentially relevant factual and legal developments. If we determine an unfavorable outcome is not probable or reasonably estimable, we do not accrue for a potential litigation loss. Management is unable to ascertain the ultimate outcome of other claims and legal proceedings; however, after review and consultation with counsel and taking into consideration relevant insurance coverage and related deductibles/self-insurance retention, management believes that it has meritorious defense to the claims and believes that the reasonably possible outcome of such claims will not, individually or in the aggregate, have a material adverse effect on our consolidated results of operations, financial condition or cash flows. See Note 13 — "Commitments and Contingencies" of the Notes to Consolidated Financial Statements included elsewhere in this prospectus supplement for further information.

Recently Issued Accounting Pronouncements

          See Note 2 — "Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements" of the Notes to Consolidated Financial Statements included elsewhere in this prospectus supplement for a discussion of recently issued accounting pronouncements.

Results of Operations

Consolidated Results

Revenue

2020 and 2019

          Revenue for the year ended December 31, 2020 increased by $385.2 million, or 12.4%, compared to 2019. The increase was primarily due to growth in our Pipeline and Power segments, partially offset by lower revenue in our Transmission and Civil segments.

2019 and 2018

          Revenue for the year ended December 31, 2019 increased by $166.9 million, or 5.7%, compared to 2018. The increase was primarily due to incremental revenue in 2019 from the Willbros acquisition ($301.5 million), and organic growth in our Civil segment, partially offset by lower revenue in our Pipeline and Utilities segments.

Gross Profit

2020 and 2019

          For the year ended December 31, 2020, gross profit increased by $39.3 million, or 11.9%, compared to 2019. The increase was primarily due to the increase in revenue. Gross profit as a percentage of revenue was comparable to 2019.

2019 and 2018

          For the year ended December 31, 2019, gross profit increased by $5.2 million, or 1.6%, compared to 2018. The increase was primarily due to revenue growth, partially offset by a decrease in gross profit as a percentage of revenue.

          Gross profit as a percentage of revenue decreased to 10.7% in 2019 from 11.1% in the same period in 2018 primarily due to lower gross profit percentages for the Power and Transmission segments, mostly offset by significant improvement in the Civil segment.

Selling, general and administrative expenses

          Selling, general and administrative expenses ("SG&A") consist primarily of compensation and benefits to executive, management level and administrative employees, marketing and communications, professional fees, and facility lease and utilities.

2020 and 2019

          SG&A expenses were $202.8 million for the year ended December 31, 2020, an increase of $12.8 million, or 6.7% compared to 2019 primarily due to a $7.4 million increase in compensation related expenses, including incentive compensation and a $3.4 million increase in new information technology systems and related implementation expenses. SG&A expense as a percentage of revenue for the year ended December 31, 2020 decreased to 5.8% compared to 6.1% for the year ended December 31, 2019 due to increased revenue.

2019 and 2018

          SG&A expenses were $190.1 million for the year ended December 31, 2019, an increase of $8.1 million, or 4.4% primarily due to $10.9 million of incremental expense from the Willbros acquisition and a $2.2 million increase in facility lease expense, partially offset by a $5.8 million decrease in compensation related expenses. SG&A expense as a percentage of revenue was comparable to 2018.

Transaction and related costs

2020 and 2019

          Transaction and related costs incurred for the year ended December 31, 2020 were $3.4 million consisting primarily of professional fees related to our acquisition of FIH. No transaction and related costs were incurred for the year ended December 31, 2019.

2019 and 2018

          No transaction and related costs were incurred for the year ended December 31, 2019, compared to $13.3 million for the year ended December 31, 2018, related to the acquisition of Willbros, which consisted primarily of severance and retention bonus costs for certain employees of Willbros, professional fees paid to advisors, and exiting or impairing certain duplicate facilities.

Other income and expense

          Non-operating income and expense items for the years ended December 31, 2020, 2019 and 2018 were as follows (in millions):

	Year Ended December 31,

	2020	2019	2018

Foreign exchange gain (loss), net	$0.4	$(0.7)	$0.7
Other income (expense), net	1.2	(3.1)	(0.8)
Interest income	0.4	0.9	1.7
Interest expense	(20.3)	(20.1)	(18.7)

Total other income (expense)	$(18.3)	$(23.0)	$(17.1)

          Foreign exchange gain (loss) in 2020, 2019 and 2018 is primarily related to currency exchange fluctuations associated with our Canadian engineering operation, which operates principally in United States dollars.

          The change in Other income (expense), net for the years ended December 31, 2020 and 2018 compared to the year ended December 31, 2019 is primarily due to a $2.9 million loss recognized in 2019 related to the sale of a utility customer's pre-petition bankruptcy accounts receivable to a financial institution.

          Interest expense for the year ended December 31, 2020 was comparable to the same period in 2019.

          Interest expense increased in 2019 compared to the same period in 2018 due primarily to higher average debt balances in 2019. In addition, we had a $3.6 million unrealized loss on the change in the fair value of our interest rate swap agreement during the year ended December 31, 2019, compared to $2.8 million in 2018.

          The weighted average interest rate on total debt outstanding at December 31, 2020, 2019 and 2018 was 3.7%, 4.0% and 4.1%, respectively.

Provision for income taxes

          Our provision for income taxes increased $6.8 million to $40.7 million for 2020 compared to 2019. The increase was primarily due to increased pre-tax profits in 2020, partially offset by a reduction in state income taxes. The 2020 effective tax rate on income including noncontrolling interests and on income attributable to Primoris was 27.9%.

          Our provision for income taxes increased $8.0 million to $33.8 million for 2019 compared to 2018. This increase was primarily due to a combination of increased pre-tax profits in 2019 and a decrease in the amount of investment tax credits generated in 2019. The 2019 effective tax rate on income including noncontrolling interests was 28.7%. The 2019 effective tax rate on income attributable to Primoris (excluding noncontrolling interests) was 29.1%.

Segment Results

Power Segment

          Revenue and gross profit for the Power segment for the years ending December 31, 2020, 2019 and 2018 were as follows:

	Year Ended December 31,

	2020		2019		2018

	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue

Power Segment
Revenue	$795.4		$729.3		$694.0
Gross profit	53.5	6.7%	76.1	10.4%	109.8	15.8%

2020 and 2019

          Revenue increased by $66.1 million, or 9.1%, during 2020 compared to 2019. The growth is primarily due to an increase in solar energy projects and progress on an industrial project for a utility customer in California ($129.8 million combined), partially offset by the substantial completion of a carbon monoxide and hydrogen plant project that began in 2019 and lower revenue at our Canadian industrial operations.

          Gross profit decreased by $22.6 million, or 29.7%, during 2020 compared to 2019. The decrease is primarily due to lower margins partially offset by higher revenue. Gross profit as a percentage of revenue decreased to 6.7% in 2020 compared to 10.4% in 2019 due to higher costs associated with a liquefied natural gas ("LNG") plant project in the Northeast in 2020, partially offset by strong performance and favorable margins realized on our solar projects in 2020, the favorable impact of the Canadian Emergency Wage Subsidy in 2020, and higher costs associated with two industrial projects in 2019.

2019 and 2018

          Revenue increased by $35.3 million, or 5.1%, during 2019 compared to 2018. The increase is primarily due to an additional solar project in West Texas in 2019 ($96.4 million) and the acquisition of Willbros in June of 2018 ($89.7 million). The overall increase was partially offset by the substantial completion of our Carlsbad joint venture project and refinery projects in Southern California in 2018 ($145.9 million combined).

          Gross profit decreased by $33.7 million, or 30.7%, during 2019 compared to 2018 due primarily to a $17.4 million settlement in 2018 of a disputed receivable and higher costs in 2019 associated with two industrial projects. Gross profit as a percentage of revenue decreased to 10.4% in 2019 compared to 15.8% in 2018 primarily due to the reasons noted above and a strong performance and favorable margins realized by our Carlsbad joint venture project in 2018.

Pipeline Segment

          Revenue and gross profit for the Pipeline segment for the years ended December 31, 2020, 2019 and 2018 were as follows:

	Year Ended December 31,

	2020		2019		2018

	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue

Pipeline Segment
Revenue	$897.0		$505.2		$590.9
Gross profit	97.5	10.9%	61.6	12.2%	66.6	11.3%

2020 and 2019

          Revenue increased by $391.8 million, or 77.6%, during 2020 compared to 2019. The increase is primarily due to pipeline projects in Texas that began in 2020 ($481.8 million combined), partially offset by reduced activity on a pipeline project in the Mid-Atlantic that was cancelled by the developers and the substantial completion of a pipeline project in 2019.

          Gross profit increased by $35.9 million, or 58.3%, during 2020 compared to 2019. The increase is primarily attributable to revenue growth, partially offset by lower margins. Gross profit as a percentage of revenue decreased to 10.9% in 2020 compared to 12.2% in 2019. The decrease is primarily due to higher costs on pipeline projects in Virginia and Texas in 2020 and the favorable impact from the closeout of multiple pipeline projects in 2019, partially offset by strong performance and favorable margins realized on a Texas pipeline project in 2020.

2019 and 2018

          Revenue decreased by $85.7 million, or 14.5%, during 2019 compared to 2018. The decrease is primarily due to reduced activity on major pipeline projects in the Mid-Atlantic and West Texas that began in 2018 ($181.9 million combined), partially offset by increased pipeline maintenance, facility construction and specialty services activity ($108.2 million).

          Gross profit decreased by $5.0 million, or 7.5%, during 2019 compared to 2018 due to lower revenue, partially offset by higher margins. Gross profit as a percentage of revenue increased to 12.2% in 2019 compared to 11.3% in 2018 primarily due to the favorable impact from the closeout of multiple pipeline projects in 2019.

Utilities Segment

          Revenue and gross profit for the Utilities segment for the years ended December 31, 2020, 2019 and 2018 were as follows:

	Year Ended December 31,

	2020		2019		2018

	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue

Utilities Segment
Revenue	$906.6		$886.5		$902.8
Gross profit	132.9	14.7%	116.6	13.2%	111.8	12.4%

2020 and 2019

          Revenue increased by $20.1 million, or 2.3%, during 2020 compared to 2019. The increase is primarily attributable to increased activity with customers in nearly all of the geographic regions we serve ($102.4 million combined), partially offset by decreased activity with two utility customers in California.

          Gross profit increased $16.3 million, or 14.0%, during 2020 compared to 2019 primarily due to higher revenue and margins. Gross profit as a percentage of revenue increased to 14.7% in 2020 compared to 13.2% in 2019 primarily due to favorable margins on projects in the Southeast from increased productivity and favorable weather conditions in 2020 and unfavorable weather conditions experienced in the Midwest in 2019.

2019 and 2018

          Revenue decreased by $16.3 million, or 1.8%, during 2019 compared to 2018 primarily due to net decreased activity with three major utility customers in California ($30.7 million combined), partially offset by increased activity with utility customers in the Midwest.

          Gross profit increased $4.8 million, or 4.3%, during 2019 compared to 2018 due to higher margins, partially offset by lower revenue. Gross profit as a percent of revenue increased to 13.2% in 2019 compared to 12.4% in 2018 primarily due to a favorable mix of projects in 2019, and the impact of a client delay and unfavorable weather conditions experienced by a major utility customer in the Midwest in 2018.

Transmission Segment

          Revenue and gross profit for the Transmission segment for the years ended December 31, 2020, 2019 and 2018 were as follows:

	Year Ended December 31,

	2020		2019		2018

	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue

Transmission Segment
Revenue	$459.0		$497.3		$286.8
Gross profit	44.9	9.8%	22.6	4.5%	31.9	11.1%

          The Transmission segment was created in connection with the acquisition of Willbros. Revenue and gross profit for the year ended December 31, 2018 represent results from June 1, 2018, the acquisition date, to December 31, 2018.

2020 and 2019

          Revenue decreased by $38.3 million, or 7.7%, during 2020 compared to 2019. The decrease is primarily due to decreased activity with utility customers in Texas, the Midwest, the Southeast and generally being more selective in the type of work we perform.

          Gross profit increased $22.3 million, or 98.7%, during 2020 compared to 2019 primarily due to higher margins offset by lower revenue. Gross profit as a percentage of revenue increased to 9.8% in 2020 compared to 4.5% in 2019 primarily due to upfront costs to expand our operations and unfavorable weather conditions experienced in certain regions in 2019, being more selective in the type of work we perform resulting in higher margin work in 2020 and an increase in higher margin storm work in 2020.

2019 and 2018

          Revenue increased by $210.5 million during 2019 compared 2018 primarily due to the Willbros acquisition in June 2018, resulting in twelve months of revenue recognized in 2019 compared to seven months in 2018.

          Gross profit decreased $9.3 million, or 29.2%, during 2019 compared to 2018 primarily due to lower margins on expiring MSAs, higher than expected equipment costs, and labor productivity issues. Gross profit as a percentage of revenue decreased to 4.5% in 2019 compared to 11.1% in 2018, primarily due to reduced revenue on higher margin storm work, unusually severe weather conditions experienced in certain regions in 2019, upfront costs to expand our operations, and relocation costs to move crews to other service areas in 2019. In addition, the segment experienced strong performance on a major project in the Southeast that completed in 2018.

Civil Segment

          Revenue and gross profit for the Civil segment for the years ended December 31, 2020, 2019 and 2018 were as follows:

	Year Ended December 31,

	2020		2019		2018

	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue	(Millions)	% of Segment Revenue

Civil Segment
Revenue	$433.5		$488.0		$465.0
Gross profit	41.4	9.6%	54.0	11.1%	5.6	1.2%

2020 and 2019

          Revenue decreased by $54.5 million, or 11.2%, during 2020 compared to 2019. The decrease is primarily due to the substantial completion of a project with a major refining customer and an ethylene plant project in 2019 ($41.4 million combined), as well as lower Texas Department of Transportation ("DOT") volumes. These amounts were partially offset by progress on an LNG plant project in Texas that began in late 2019.

          Gross profit decreased by $12.6 million, or 23.3%, during 2020 compared to 2019. The decrease was primarily due to lower revenue and margins. Gross profit as a percentage of revenue decreased to 9.6% in 2020 compared to 11.1% in 2019 primarily due to the resolution of claims associated with three Belton area projects in 2019. The year over year decrease was partially offset by strong performance on an LNG plant project in Texas in 2020, increased profit on Louisiana Department of Transportation and Development ("DOTD") projects, and the favorable impact from the resolution of claims associated with the two other Belton area projects in 2020.

2019 and 2018

          Revenue increased by $23.0 million, or 4.9%, during 2019 compared to 2018. The increase is primarily due to a project with a major refining customer and a methanol plant project that both began in 2019 ($38.1 million combined), and higher Louisiana DOTD volumes. The overall increase was partially offset by lower Texas DOT volumes.

          Gross profit increased by $48.4 million during 2019 compared to 2018 primarily due to a favorable impact from the resolution of claims associated with three of the Belton area projects in 2019, increases from expected claim recovery on the remaining two Belton area projects, and higher costs on an airport project in 2018. Gross profit as a percentage of revenue increased to 11.1% in 2019 compared to 1.2% in 2018 due primarily to the reasons noted above.

Liquidity and Capital Resources

Cash Needs

          Liquidity represents our ability to pay our liabilities when they become due, fund business operations, and meet our contractual obligations and execute our business plan. Our primary sources of liquidity are our cash balances at the beginning of each period and our cash flows from operating activities. If needed, we have availability under our lines of credit to augment liquidity needs. At December 31, 2020, there were no outstanding borrowings under the Revolving Credit Facility, commercial letters of credit outstanding were $51.5 million, and available borrowing capacity was $148.5 million. On January 15, 2021, we entered into the Second Amended and Restated Credit Agreement (the "Amended Credit Agreement") to increase the Term Loan by $400.0 million to an aggregate principal amount of $592.5 million (the "New Term Loan"). The proceeds from the New Term Loan were used to finance the acquisition of FIH and for general corporate purposes. In order to maintain sufficient liquidity, we evaluate our working capital requirements on a regular basis. We may elect to raise additional capital by issuing common stock, convertible notes, term debt or increasing our credit facility as necessary to fund our operations or to fund the acquisition of new businesses.

          Due to the uncertainties around the impact of COVID-19 and the general economic conditions, we reduced capital expenditures and temporarily suspended our share repurchase program early in the second quarter of 2020 in order to conserve cash and cash equivalents. Late in the second quarter of 2020, we resumed spending for share repurchases. Additionally, we deferred FICA tax payments through the end of 2020 as allowed under The Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"). This deferral was $40.8 million at December 31, 2020. Half of the deferral is due on December 31, 2021, and the other half is due on December 31, 2022.

          Our cash and cash equivalents totaled $326.7 million at December 31, 2020 compared to $120.3 million at December 31, 2019. We anticipate that our cash and investments on hand, existing borrowing capacity under our credit facility and our future cash flows from operations will provide sufficient funds to enable us to meet our operating needs, our planned capital expenditures, and settle our commitments and contingencies for at least the next twelve months.

          The construction industry is capital intensive, and we expect to continue to make capital expenditures to meet anticipated needs for our services. In 2020, we spent approximately $64.4 million for capital expenditures, which included $42.1 million for construction equipment. Capital expenditures are expected to total $60 to $80 million for 2021.

Cash Flows

          Cash flows during the years ended December 31, 2020, 2019 and 2018 are summarized as follows (in millions):

	Year Ended December 31,

	2020	2019	2018

Change in cash:
Net cash provided by operating activities	$311.9	$118.0	$126.8
Net cash used in investing activities	(42.5)	(65.9)	(209.1)
Net cash provided by (used in) financing activities	(62.8)	(83.3)	63.9
Effect of exchange rate changes	(0.1)	0.4	(0.9)

Net change in cash and cash equivalents	$206.5	$(30.8)	$(19.3)

Operating Activities

          The sources and uses of cash flow associated with operating activities for the years ended December 31, 2020, 2019 and 2018 were as follows (in millions):

	Year Ended December 31,

	2020	2019	2018

Operating Activities:
Net income	$105.0	$84.1	$87.6
Depreciation and amortization	82.4	85.4	79.2
Changes in assets and liabilities	127.1	(45.1)	(40.8)
Other	(2.6)	(6.4)	0.8

Net cash provided by operating activities	$311.9	$118.0	$126.8

2020 and 2019

          Net cash provided by operating activities for 2020 was $311.9 million an increase of $193.9 million compared to 2019. The change year-over-year was primarily due to a favorable impact from the changes in assets and liabilities and an increase in net income.

          The significant components of the $127.1 million change in assets and liabilities for the year ended December 31, 2020 are summarized as follows:

  •
  Contract liabilities increased by $74.8 million from December 31, 2019, primarily due to higher deferred revenue;

  •
  Accounts payable and accrued liabilities increased by $29.7 million from December 31, 2019, primarily due to the timing of payments to our vendors and suppliers and the deferral of FICA tax payments under the CARES Act;

  •
  Other long-term liabilities increased by $23.0 million from December 31, 2019 primarily due to the deferral of FICA tax payments under the CARES Act;

  •
  Contract assets decreased by $19.3 million from December 31, 2019 primarily due to a reduction in unbilled revenue, partially offset by an increase in retention receivable; and

  •
  Accounts receivable increased by $30.0 million from December 31, 2019, primarily due to increased revenue.

2019 and 2018

          Net cash provided by operating activities for 2019 was $118.0 million, a decrease of $8.8 million compared to 2018. The change year-over-year was primarily due to a decrease in net income and an unfavorable impact from the changes in assets and liabilities.

          The significant components of the $45.1 million change in assets and liabilities for the year ended December 31, 2019 are summarized as follows:

  •
  Accounts payable and accrued liabilities decreased by $36.8 million from December 31, 2018, due to the timing of payments;

  •
  Accounts receivable increased by $28.2 million from December 31, 2018, due primarily to the timing of billing our customers and increased revenue; and

  •
  Contract assets decreased by $19.7 million from December 31, 2018, primarily due to decreases in contract materials not yet installed and retention receivable.

Investing activities

          Net cash used in investing activities was $42.5 million, $65.9 million, and $209.1 million in the years ended December 31, 2020, 2019 and 2018, respectively.

          We purchased property and equipment for $64.4 million, $94.5 million and $110.2 million in the years ended December 31, 2020, 2019 and 2018, respectively, principally for our construction activities and facilities investment. We believe the ownership of equipment is generally preferable to renting equipment on a project-by-project basis, as ownership helps to ensure the equipment is available for our projects when needed. In addition, ownership has historically resulted in lower overall equipment costs.

          We periodically sell equipment, typically to update our fleet. We received proceeds from the sale of used equipment of $21.9 million, $28.6 million and $11.7 million for 2020, 2019 and 2018, respectively.

          During 2018, we used $110.6 million for the acquisition of Willbros.

          In connection with the acquisition of Willbros, we agreed to provide, at our discretion, up to $20.0 million in secured bridge financing to support Willbros' working capital needs through the closing date. In March 2018 and May 2018, we provided $10.0 million and $5.0 million, respectively, in secured bridge financing to Willbros. The $15.0 million was repaid to us in its entirety on June 1, 2018.

Financing activities

          Financing activities used cash of $62.8 million in 2020, which was primarily due to the following:

  •
  Repayment of long-term debt of $68.9 million;

  •
  Dividend payments to our stockholders of $11.6 million;

  •
  Repurchase of common stock of $11.5 million; and

  •
  Proceeds from the issuance of debt secured by our equipment and real estate of $33.9 million.

          Financing activities used cash of $83.3 million in 2019, which was primarily due to the following:

  •
  Repayment of long-term debt of $72.1 million;

  •
  Repurchase of common stock of $50.0 million;

  •
  Dividend payments to our stockholders of $12.2 million;

  •
  Cash distributions to noncontrolling interest holders of $3.5 million; and

  •
  Proceeds from the issuance of debt secured by our equipment and real estate of $55.0 million.

          Financing activities provided cash of $63.9 million in 2018, which was primarily due to the following:

  •
  Proceeds from the issuance of a term loan of $220.0 million;

  •
  Proceeds from the issuance of debt secured by our equipment and real estate of $36.0 million;

  •
  Repayment of long-term debt of $145.7 million;

  •
  Repurchase of common stock of $20.0 million;

  •
  Cash distributions to noncontrolling interest holders of $13.1 million; and

  •
  Dividend payments to our stockholders of $12.3 million.

Debt Activities

Credit Agreement

          On September 29, 2017, we entered into an amended and restated credit agreement, as amended July 9, 2018 and August 3, 2018 (the "Credit Agreement") with CIBC Bank USA, as administrative agent (the "Administrative Agent") and co-lead arranger, and the financial parties thereto (collectively, the "Lenders"). The Credit Agreement consisted of a $220.0 million term loan (the "Term Loan") and a $200.0 million revolving credit facility ("Revolving Credit Facility"), whereby the Lenders agreed to make loans on a revolving basis from time to time and to issue letters of credit for up to the $200.0 million committed amount. The Credit Agreement contained an accordion feature that would allow us to increase the Term Loan or the borrowing capacity under the Revolving Credit Facility by up to $75.0 million. The Credit Agreement was scheduled to mature on July 9, 2023.

          On January 15, 2021, we entered into the Amended Credit Agreement with the Administrative Agent and the Lenders, amending and restating our Credit Agreement to increase the Term Loan by $400.0 million to an aggregate principal amount of $592.5 million and to extend the maturity date of the Credit Agreement from July 9, 2023 to January 15, 2026.

          In addition to the New Term Loan, the Amended Credit Agreement consists of the existing $200.0 million Revolving Credit Facility whereby the Lenders agreed to make loans on a revolving basis from time to time and to issue letters of credit for up to the $200.0 million committed amount, and contains an accordion feature that would allow us to increase the New Term Loan or the borrowing capacity under the Revolving Credit Facility by up to $75.0 million.

          At February 15, 2021, commercial letters of credit outstanding were $51.2 million, borrowings under the Amended Credit Agreement were $100.0 million, and available borrowing capacity was $48.8 million.

          Under the Amended Credit Agreement, we must make quarterly principal payments on the New Term Loan in an amount equal to approximately $7.4 million, with the balance due on January 15, 2026. The first principal payment will be due on March 31, 2021.

          The proceeds from the New Term Loan were used to finance the acquisition of FIH and for general corporate purposes.

          The principal amount of all loans under the Amended Credit Agreement will bear interest at either: (i) LIBOR plus an applicable margin as specified in the Amended Credit Agreement (based on our senior debt to EBITDA ratio as defined in the Amended Credit Agreement), or (ii) the Base Rate (which is the greater of (a) the Federal Funds Rate plus 0.5% or (b) the prime rate as announced by the Administrative Agent) plus an applicable margin as specified in the Amended Credit Agreement. Quarterly non-use fees, letter of credit fees and administrative agent fees are payable at rates specified in the Amended Credit Agreement.

          The principal amount of any loan drawn under the Amended Credit Agreement may be prepaid in whole or in part at any time, with a minimum prepayment of $5.0 million.

          Loans made under the Credit Agreement and the Amended Credit Agreement are secured by our assets, including, among others, our cash, inventory, equipment (excluding equipment subject to permitted liens), and accounts receivable. Certain of our domestic subsidiaries have issued joint and several guaranties in favor of the Lenders for all amounts under the Credit Agreement and the Amended Credit Agreement.

          The Credit Agreement and Amended Credit Agreement contain various restrictive and financial covenants including, among others, a senior debt/EBITDA ratio and debt service coverage requirements. In addition, the Amended Credit Agreement includes restrictions on investments, change of control provisions and provisions in the event we dispose of more than 20% of our total assets.

          We were in compliance with the covenants for the Credit Agreement at December 31, 2020.

          On September 13, 2018, we entered into an interest rate swap agreement to manage our exposure to the fluctuations in variable interest rates. The swap effectively exchanged the interest rate on 75% of the debt outstanding under our Term Loan from variable LIBOR to a fixed rate of 2.89% per annum, in each case plus an applicable margin, which was 1.75% at December 31, 2020.

Canadian Credit Facilities

          We have a demand credit facility for $4.0 million in Canadian dollars with a Canadian bank for purposes of issuing commercial letters of credit in Canada. The credit facility has an annual renewal and provides for the issuance of commercial letters of credit for a term of up to five years. The facility provides for an annual fee of 1.0% for any issued and outstanding commercial letters of credit. Letters of credit can be denominated in either Canadian or U.S. dollars. At December 31, 2020, commercial letters of credit outstanding were $0.4 million in Canadian dollars, and the available borrowing capacity was $3.6 million in Canadian dollars. The credit facility contains a working capital restrictive covenant for our Canadian subsidiary, OnQuest Canada, ULC. At December 31, 2020, OnQuest Canada, ULC was in compliance with the covenant.

          We have a credit facility for $10.0 million in Canadian dollars with CIBC Bank for working capital purposes in the normal course of business ("Working Capital Credit Facility"). At December 31, 2020, there were no outstanding borrowings under the Working Capital Credit Facility, and available borrowing capacity was $10.0 million in Canadian dollars. The Working Capital Credit Facility contains a cross default restrictive covenant where a default under our Credit Agreement will represent a default in the Working Capital Credit Facility.

Contractual Obligations

          As of December 31, 2020, we had $317.1 million of outstanding long-term debt, and there were no short-term borrowings.

          A summary of contractual obligations as of December 31, 2020 was as follows (in millions):

	Total	1 Year	2 - 3 Years	4 - 5 Years	After 5 Years
Long-term debt	$317.1	$47.7	$219.8	$23.9	$25.7
Interest on long-term debt(1)	32.5	11.3	15.6	3.6	2.0
Operating leases	224.5	79.2	108.9	27.4	9.0

	$574.1	$138.2	$344.3	$54.9	$36.7

Letters of credit	$51.8	$51.8	$—	$—	$—

(1)
The interest amount represents interest payments for our fixed rate debt assuming that principal payments are made as originally scheduled. Our Credit Agreement bears interest at variable market rates, and estimated payments are based on the interest rate in effect as of December 31, 2020, including the impact of our interest rate swap.

          The table does not include potential obligations under multi-employer pension plans in which some of our employees participate. Our multi-employer pension plan contribution rates are generally specified in our collective bargaining agreements, and contributions are made to the plans based on employee payrolls. Our obligations for future periods cannot be determined because we cannot predict the number of employees that we will employ at any given time nor the plans in which they may participate.

          We may also be required to make additional contributions to multi-employer pension plans if they become underfunded, and these contributions will be determined based on our union payroll. The Pension Protection Act of 2006 added special funding and operational rules for multi-employer plans that are classified as "endangered," "seriously endangered" or "critical" status. Plans in these classifications must adopt measures to improve their funded status through a funding improvement or rehabilitation plan, which may require additional contributions from employers. The amounts of additional funds that we may be obligated to contribute cannot be reasonably estimated and is not included in the table above.

Related Party Transactions

          For information regarding related party transactions, see Note 18 — "Related Party Transactions" of the Notes to Consolidated Financial Statements included elsewhere in this prospectus supplement.

Off Balance Sheet Arrangements

          We enter into certain off-balance sheet arrangements in the ordinary course of business that result in risks not directly reflected on our balance sheet. We have no off-balance sheet financing arrangement with VIEs. The following represents transactions, obligations or relationships that could be considered material off-balance sheet arrangements.

  •
  At December 31, 2020, we had letters of credit outstanding of $51.8 million under the terms of our credit agreements. These letters of credit are primarily used by our insurance carriers to ensure reimbursement for amounts that they are disbursing on our behalf, such as to beneficiaries under our self-funded insurance program. In addition, from time to time, certain customers require us to post a letter of credit to ensure payments to our subcontractors or guarantee performance under our contracts. Letters of credit reduce our borrowing availability under our Credit Agreement and Canadian Credit Facility. If these letters of credit were drawn on by the beneficiary, we would be required to reimburse the issuer of the letter of credit, and we may be required to record a charge to earnings for the reimbursement. We do not believe that it is likely that any material claims will be made under a letter of credit.

  •
  In the ordinary course of our business, we may be required by our customers to post surety bid or completion bonds in connection with services that we provide. At December 31, 2020, we had $696.0 million in outstanding bonds, based on the remaining contract value to be recognized on bonded jobs. We do not believe that it is likely that we would have to fund material claims under our surety arrangements.

  •
  Certain of our subsidiaries are parties to collective bargaining agreements with unions. In most instances, these agreements require that we contribute to multi-employer pension and health and welfare plans. For many plans, the contributions are determined annually and required future contributions cannot be determined since contribution rates depend on the total number of union employees and actuarial calculations based on the demographics of all participants. The Employee Retirement Income Security Act of 1974 (ERISA), as amended by the Multi-Employer Pension Amendments Act of 1980, subjects employers to potential liabilities in the event of an employer's complete or partial withdrawal of an underfunded multi-employer pension plan. The Pension Protection Act of 2006 added new funding rules that are classified as "endangered", "seriously endangered", or "critical" status. We currently do not anticipate withdrawal from any multi-employer pension plans. Withdrawal liabilities or requirements for increased future contributions could negatively impact our results of operations and liquidity.

  •
  We enter into employment agreements with certain employees which provide for compensation and benefits under certain circumstances and which may contain a change of control clause. We may be obligated to make payments under the terms of these agreements.

  •
  From time to time we make other guarantees, such as guaranteeing the obligations of our subsidiaries.

Backlog

          For companies in the construction industry, backlog can be an indicator of future revenue streams. Different companies define and calculate backlog in different manners. We define backlog as a combination of: (1) anticipated revenue from the uncompleted portions of existing contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value ("Fixed Backlog"), and (2) the estimated revenue on MSA work for the next four quarters ("MSA Backlog"). We do not include certain contracts in the calculation of backlog where scope, and therefore contract value, is not adequately defined.

          The two components of backlog, Fixed Backlog and MSA Backlog, are detailed below.

Fixed Backlog

          Fixed Backlog by reporting segment and the changes in Fixed Backlog for the periods ending December 31, 2020, 2019 and 2018 were as follows, (in millions):

Reportable Segment	Beginning Fixed Backlog at December 31, 2019	Net Contract Additions to Fixed Backlog	Revenue Recognized from Fixed Backlog	Ending Fixed Backlog at December 31, 2020	Revenue Recognized from Non-Fixed Backlog Projects	Total Revenue for Twelve Months ended December 31, 2020
Power	$401.3	$947.5	$658.0	$690.8	$137.4	$795.4
Pipeline(1)	743.4	360.0	757.1	346.3	139.9	897.0
Utilities	36.6	182.5	198.8	20.3	707.8	906.6
Transmission	23.0	77.7	84.2	16.5	374.8	459.0
Civil	555.1	430.0	419.4	565.7	14.1	433.5

Total	$1,759.4	$1,997.7	$2,117.5	$1,639.6	$1,374.0	$3,491.5

(1)
Net contract additions includes the net reduction of $0.4 billion of backlog associated with a major pipeline project in the Mid-Atlantic. In July 2020, the customer announced the planned cancellation of the project and in October 2020, we received formal termination of the contract from the customer.

Reportable Segment	Beginning Fixed Backlog at December 31, 2018	Net Contract Additions to Fixed Backlog	Revenue Recognized from Fixed Backlog	Ending Fixed Backlog at December 31, 2019	Revenue Recognized from Non-Fixed Backlog Projects	Total Revenue for 12 Months ended December 31, 2019
Power	$245.3	$698.9	$542.9	$401.3	$186.4	$729.3
Pipeline	672.5	461.4	390.5	743.4	114.7	505.2
Utilities	31.1	236.6	231.1	36.6	655.4	886.5
Transmission	21.5	97.0	95.5	23.0	401.8	497.3
Civil	505.6	523.1	473.6	555.1	14.4	488.0

Total	$1,476.0	$2,017.0	$1,733.6	$1,759.4	$1,372.7	$3,106.3

Reportable Segment	Beginning Fixed Backlog at December 31, 2017	Net Contract Additions to Fixed Backlog		Revenue Recognized from Fixed Backlog	Ending Fixed Backlog at December 31, 2018	Revenue Recognized from Non-Fixed Backlog Projects	Total Revenue for 12 months ended December 31, 2018
Power	$382.2	$416.0		$552.9	$245.3	$141.1	$694.0
Pipeline	777.7	438.6		543.8	672.5	47.1	590.9
Utilities	58.7	175.2		202.8	31.1	700.0	902.8
Transmission	—	68.1	(1)	46.6	21.5	240.2	286.8
Civil	606.0	354.3		454.7	505.6	10.3	465.0

Total	$1,824.6	$1,452.2		$1,800.8	$1,476.0	$1,138.7	$2,939.5

(1)
Includes backlog acquired from the Willbros acquisition.

          Revenue recognized from non-Fixed Backlog projects shown above is generated by MSA projects and projects completed under contracts where scope, and therefore contract value, is not adequately defined, or are generated from the sale of construction materials, such as rock or asphalt to outside third parties.

          At December 31, 2020, our total Fixed Backlog was $1.64 billion, representing a decrease of $119.8 million, or 6.8%, from $1.76 billion as of December 31, 2019.

MSA Backlog

          The following table outlines historical MSA revenue for the twelve months ending December 31, 2020, 2019 and 2018 (in millions):

Year:	MSA Revenue
2020	$1,360.4
2019	1,356.5
2018	1,128.6

          MSA Backlog includes anticipated MSA revenue for the next twelve months. We estimate MSA revenue based on historical trends, anticipated seasonal impacts and estimates of customer demand based on information from our customers.

          The following table shows our estimated MSA Backlog at December 31, 2020, 2019 and 2018 by reportable segment (in millions):

Reportable Segment:	MSA Backlog at December 31, 2020	MSA Backlog at December 31, 2019	MSA Backlog at December 31, 2018
Power	$78.0	$114.1	$121.8
Pipeline	31.4	118.9	30.3
Utilities	607.6	737.4	751.6
Transmission	400.8	444.0	380.0
Civil	19.2	3.7	—

Total	$1,137.0	$1,418.1	$1,283.7

Total Backlog

          The following table shows total backlog (Fixed Backlog plus MSA Backlog), by reportable segment at December 31, 2020, 2019 and 2018 (in millions):

Reportable Segment:	Total Backlog at December 31, 2020	Total Backlog at December 31, 2019	Total Backlog at December 31, 2018
Power	$768.8	$515.4	$367.1
Pipeline	377.7	862.3	702.8
Utilities	627.9	774.0	782.7
Transmission	417.3	467.0	401.5
Civil	584.9	558.8	505.6

Total	$2,776.6	$3,177.5	$2,759.7

          We expect that during 2021, we will recognize as revenue approximately 85% of the total backlog at December 31, 2020, comprised of backlog of approximately: 89% of the Power segment; 79% of the Pipeline segment; 100% of the Utilities segment; 100% of the Transmission segment and 56% of the Civil segment.

          Backlog should not be considered a comprehensive indicator of future revenue, as a percentage of our revenue is derived from projects that are not part of a backlog calculation. The backlog estimates include amounts from estimated MSAs, but our customers are not contractually obligated to purchase an amount of services from us under the MSAs. Any of our contracts may be terminated by our customers on relatively short notice. In the event of a project cancellation, we are typically reimbursed for all of our costs through a specific date, as well as all reasonable costs associated with demobilizing from the jobsite, but typically we have no contractual right to the total revenue reflected in backlog. Projects may remain in backlog for extended periods of time as a result of customer delays, regulatory requirements or project specific issues. Future revenue from projects where scope, and therefore contract value, is not adequately defined may not be included in our estimated backlog amount.

Effects of Inflation and Changing Prices

          Our operations are affected by increases in prices, whether caused by inflation or other economic factors. We attempt to recover anticipated increases in the cost of labor, equipment, fuel and materials through price escalation provisions in certain major contracts or by considering the estimated effect of such increases when bidding or pricing new work or by entering into back-to-back contracts with suppliers and subcontractors. During the years ended December 31, 2020, 2019 and 2018, inflation did not have a material impact on our business.

BUSINESS

Business Overview

          We are one of the leading providers of specialty contracting services operating mainly in the United States and Canada. We provide a wide range of specialty construction services, fabrication, maintenance, replacement, and engineering services to a diversified base of customers through our five segments: Power, Pipeline, Utilities, Transmission, and Civil. The structure of our reportable segments is generally focused on broad end-user markets for our services.

          We have longstanding customer relationships with major utility, refining, petrochemical, power, midstream, and engineering companies, and state departments of transportation. We provide our services to a diversified base of customers, under a range of contracting options. A substantial portion of our services are provided under MSAs, which are generally multi-year agreements. The remainder of our services are generated from contracts for specific construction or installation projects.

Reportable Segments

          The following is an overview of the types of services provided by each of our reportable segments:

          The Power segment operates throughout the United States and in Canada and specializes in a range of services that include engineering, procurement, and construction, retrofits, upgrades, repairs, outages, and maintenance services for entities in the petroleum and petrochemical industries, as well as traditional and renewable power generators.

          The Pipeline segment operates throughout the United States and specializes in a range of services, including pipeline construction and maintenance, pipeline facility and integrity services, installation of compressor and pump stations, and metering facilities for entities in the petroleum and petrochemical industries, as well as gas, water, and sewer utilities.

          The Utilities segment operates primarily in California, the Midwest, the Atlantic Coast, and the Southeast regions of the United States and specializes in a range of services, including installation and maintenance of new and existing natural gas utility distribution systems and pipeline integrity services for entities in the gas utility market.

          The Transmission segment operates primarily in the Southeastern, Midwest, Atlantic Coast, and Gulf Coast regions of the United States and specializes in a range of services, including installation and maintenance of new and existing electric utility transmission, substation, and distribution systems for entities in the electric utility market.

          The Civil segment operates primarily in the Southeastern and Gulf Coast regions of the United States and specializes in highway and bridge construction, airport runway construction, demolition, site work, soil stabilization, mass excavation, flood control, and drainage projects for entities in the petroleum and petrochemical industries, state and municipal departments of transportation, and airports.

Acquisitions

          Future Infrastructure Holdings, LLC.    On January 15, 2021, we acquired FIH in an all-cash transaction valued at approximately $621.7 million. FIH is a provider of non-discretionary maintenance, repair, upgrade, and installation services to the telecommunication, regulated gas utility, and infrastructure markets. FIH furthers our strategic plan to expand our service lines, enter new markets, and grow our MSA revenue base. The transaction directly aligns with our strategy to grow in large, higher growth, higher margin markets, and expands our utility services capabilities.

          Willbros Group, Inc.    As more fully described in Note 4 — "Business Combinations" of the Notes to Consolidated Financial Statements included elsewhere in this prospectus supplement, on June 1, 2018, we acquired Willbros Group Inc. ("Willbros") for approximately $110.6 million, net of cash and restricted cash acquired. Willbros was a specialty energy infrastructure contractor serving the oil and gas and power industries through its utility transmission and distribution, oil and gas, and Canadian operations, which principally provides unit-price maintenance services in existing operating facilities and executes industrial and power projects. The utility transmission and distribution operations formed the Transmission segment, the oil and gas operations are included in the Pipeline segment, and the Canadian operations are included in the Power segment. Willbros expanded our services into electric utility-focused offerings and increased our geographic presence in the United States and Canada.

          Other acquisitions.    In addition to the Future Infrastructure and Willbros acquisitions, we have acquired smaller businesses as we continue to seek opportunities to deepen our market presence, broaden our geographic reach, and expand our service offerings. We continue to evaluate potential acquisition candidates, especially those with strong management teams and growing end markets such as renewable energy, gas and electric utilities, and telecommunications.

Competitive Strengths

Leading Provider of Critical Infrastructure Services

          At Primoris, our mission is to provide our clients with unmatched value, our employees with a safe work environment and entrepreneurial culture, our shareholders with results, and the communities we serve with innovation and excellence. Our differentiated operational scale, deep expertise across a broad range of non-discretionary services, and track record of safety and on-time completion make Primoris a provider of choice for critical infrastructure design, engineering, construction, maintenance and services across North America. With a footprint of more than 250 locations and 10,000+ dedicated employees, Primoris generated $3.5 billion in 2020 revenue across five primary segments: (1) Utilities, (2) Transmission, (3) Power, (4) Civil and (5) Pipeline.

          Beginning with the first quarter of 2021, Primoris has realigned its business into three go-forward segments: Utilities (encompassing the former Utilities and Transmission segments), Energy (encompassing the former Power and Civil segments) and Pipeline Services (appropriately rebranding the Pipeline segment).

          The Utilities and Transmission segments (which has become the new Primoris Utilities segment) together represent the largest piece of Primoris' portfolio, accounting for 26% and 13% of 2020 revenue, respectively, and conduct the installation and ongoing maintenance of new and existing utility distribution systems. The new Utilities segment is comprised primarily of three end markets — Regulated Electric (electric utility transmission, substation and distribution systems), Regulated Natural Gas (gas utility distribution systems and pipeline integrity services) and, with the recent acquisition of Future Infrastructure, a meaningful presence in Telecommunications (telecom and fiber optic infrastructure).

          The Power and Civil segment (which has become the new Primoris Energy segment), representing 23% and 12% of 2020 revenue, respectively, provide engineering, construction and maintenance services for renewable energy, power, petrochemical and industrial end markets. This includes power generation services, industrial engineering and construction, construction of critical infrastructure such as highways, bridges and airports, as well as design, construction and maintenance of renewable energy production facilities.

          The Pipeline segment (which has become the new Pipeline Services segment), representing 26% of 2020 revenue, is engaged in pipeline and pipeline facility design, engineering, construction,

maintenance and integrity services as well as the installation of compressor stations, pump stations, terminals and metering facilities. We serve both large diameter and small diameter gathering systems, as well as the water and drainage industries with services spanning from fabrication to maintenance to specialty boring.

Multiple Secular Tailwinds Supporting Growth

          In recent years we have made a concerted, intentional investment of time and capital designed to focus our business and position Primoris for growth. As a result of these efforts, the Primoris portfolio is designed to capitalize on a number of independent secular industry trends positively impacting the end markets we serve and expected to drive outsized growth well into the future. Some examples of these tailwinds include:

  •
  Electric transmission, distribution and substation — potentially $70 billion of market opportunity related to grid enhancement and maintenance requirements as well as system hardening and weather preparedness upgrades according to S&P's Utility Capital Expenditure Update.

  •
  Regulated natural gas and other pipeline services — approximately 50% of all pipeline infrastructure was installed prior to 1980, and the industry is in the early stages of a large, government-mandated repair / replacement cycle expected to equal approximately $28 billion in spending on gas according to S&P's Utility Capital Expenditure Update.

  •
  Telecommunications — estimated $140 billion of investment will be required in the United States over the next 5 to 7 years to keep pace with 5G, spectrum and fiber rollouts in order to meet exploding demand for mobile and other connected device activity according to Deloitte's Communication Infrastructure Upgrade.

  •
  Renewable energy — estimated $225 billion in anticipated renewable asset investment in 2020 due to an evolving regulatory backdrop supporting carbon neutral emissions, an improving cost basis supportive of profitability and an increase in solar capacity to ~525GW by 2040 according to IHS Markit's North American Renewable Power Market Outlook. We believe Primoris is well- positioned with connections to solar plants throughout our areas of operations, with the opportunity to expand into wind as well.

Diversified and Well-Tenured Blue Chip Client Base

          Primoris boasts a broad range of long-standing customer relationships across all of its operating segments. Key customers include Atmos, Chesapeake, PG&E and Verizon in the new Utilities segment, Chevron, Kinder Morgan and Marathon in Energy and Exxon, Sempra and Southern Company in the new Pipeline Services segment. Notably, a number of our customers who are more diversified in their operations utilize Primoris' services in more than one of our segments, such as Enel, who is a customer in both the new Utilities and Energy segments. We have longstanding relationships with the customers we serve, as evidenced by average customer tenure exceeding 20 years, and limited customer concentration (for the year ended 2020, approximately 47% of revenue was generated from our top 10 customers and no customer accounted for more than 9% of total revenue).

Business Model Designed to Limit Risk and Drive Predictability

          Primoris has intentionally focused its portfolio on driving MSA revenue, which comprised 39% of revenue for the year ended 2020 (up from 29% in 2015). This MSA focus provides a number of benefits for Primoris, namely:

  •
  Improved economics, by reducing sales and marketing expenses and supporting investments in scale / network density

  •
  Enhanced business resiliency, via increased revenue stability and visibility

  •
  Lower risk, smoothing earnings volatility and improving unit pricing

  •
  Deepening of relationships, with customers increasingly viewing us as partners over extended periods of time, introducing many cross-selling opportunities

          In addition to an emphasis on MSA-oriented services, we seek to further de-risk our business model via the contract structures we employ and the size of projects we execute. As of December 31, 2020, approximately 78% of our projects were under some sort of reimbursable contract structure (e.g. unit price, time and materials ("T&M"), cost plus), leaving less than a quarter of our projects governed by fixed price contracts. Additionally, of the 6,218 total projects for Primoris in 2020, more than 5,000 of those were under $1 million (84% of the total contracts), resulting in an average project size of just $2.2 million on a revenue base of $3.5 billion.

Differentiated Employee Base and Skilled Labor Advantage

          The Primoris family consists of more than 10,000 highly-dedicated employees who we believe are the rival of the industry. Our business model emphasizes self-performance for a significant portion (approximately 85%) of our work, which means that in each of our segments we maintain a stable workforce of skilled, experienced craft professionals. Many of these employees are cross-trained to work on projects across segments, such as pipeline and facility construction, refinery maintenance, gas and electrical distribution, and piping systems).

          At Primoris, we are focused on providing employees with the foundational skills necessary to support strong project execution, as well as continuous skills training and advancement opportunities (through both on-site programs and off-site training, including several locations where we train apprentices to become journeymen). As an example of our commitment to skill development and career progression, we have implemented a Leadership Development Program — a year-long initiative aimed at furthering participants' leadership skills. As a result of initiatives like these and others, we are viewed as an employer of choice in the industry, have a very good safety culture in our operations, and maintain low employee turnover year over year.

Demonstrated Track Record of Growth and Execution

          Primoris has demonstrated a consistent track record of successful execution, both operationally on a project by project basis and through driving growth at the Company level. In aggregate, all of our segments' projects either made or exceeded as sold margins in 2020 (achieved project margins outperformed budgeted margins), a testament to the hard work of our employees and the disciplined way in which we run our business. For Primoris as a whole, our focus on leveraging core capabilities alongside disciplined risk management and thoughtful expansion has allowed us to grow both revenue and backlog at a compound annual growth rate (CAGR) of 13% and 6%, respectively, since 2015 while growing operating income at a CAGR of 19% and earnings per share at a CAGR of 25% over that same time period.

Highly Experienced Management Team

          Primoris' success is underpinned by our employees and enabled by a dedicated management team with significant experience both in the industry and at our Company. Current management has been the catalyst behind our recent transformational acquisitions (including Future Infrastructure) and the driving force in our shift towards a higher margin, higher growth portfolio. Importantly, while delivering success for Primoris, they have demonstrated an equal commitment to establishing a culture of safety and investing in the success of our employees.

Business Strategies

No Business Objective Pursued at the Sacrifice of Safety

          Safety is a critical component of everything we do at Primoris. Our customers demand it, our management team emphasizes it and our employees deserve it. At Primoris, we believe that no business objective is more important than safety — a tenet of our strategy which is key to our success, and which allowed us to achieve a Total Recordable Incident Rate (TRIR) of 0.53 for the year ended 2020 (well below the industry average).

Solutions and Services Tailored to Meet Customer Demands

          Given our long-term customer relationships, we know our customer base extremely well, and are focused on tailoring the services we provide to fit their specific needs. Our turnkey solutions are designed to deliver on a number of criteria, including:

  •
  Safety — Our commitment to safety results in enhanced employee relations, increased employee retention and improved productivity. Accidents count against customer safety records and result in higher insurance costs and increased scrutiny.

  •
  Efficiency — Sustainability of existing infrastructure is critical to operations, financial results and all stakeholders. Maintenance and repairs are essential for maximizing utilization, asset life and return on assets. Longer down time and excess coordination results in significant opportunity costs. Primoris provides customers with turnkey solutions that enhance efficiency through self- performance and rapid mobilization.

  •
  Value — We are a single-source supplier with tenured, local management. Outsourcing of strategic maintenance services is often seen as a necessary expense. Vendor consolidation / coordination efforts drive enhanced efficiency and cost reductions.

  •
  Reliability — We maintain a skilled workforce with low employee turnover. Customers have complex infrastructures that need to be in consistent operation, and they want a strategic partner for their capital programs that maintains a continuous presence through cycles.

Single-Source Supplier with Dedicated, Company-Owned Fleet

          Many of our services are equipment intensive. The cost of construction equipment, and in some cases the availability of construction equipment, provides a significant barrier to entry into several of the businesses in which we operate. We believe that our ownership of a large and varied construction fleet and our dedicated maintenance facilities enhances our access to reliable equipment at a favorable cost. This allows customers to view Primoris as a single-source provider on-site, and allows us the added benefit of a significant competitive advantage that doubles as a cost advantage and margin driver.

Expansion in Growing Markets to Further Diversify the Business

          We are intent on expanding our "targeted market" or addressable market by focusing particularly on selected high growth markets, such as telecommunications (as evidenced by our Future Infrastructure acquisition) as well as solar / renewable energy, broader utilities and pipeline integrity. Significant opportunity exists for Primoris to both expand geographically with our current services portfolio as well as augment the scope of services we provide (organically and inorganically). As our business becomes further diversified in mix and geography, we anticipate significant cross-selling opportunities as an added benefit of our scale and portfolio breadth and depth.

Emphasis on MSA Revenue Growth and Improving Services Mix

          Expanding the prevalence of MSA revenue and improving the mix of services in our portfolio are critical elements in driving profit growth and minimizing risk. This strategy has already shown significant benefit for Primoris, as we have expanded our revenue base to be over 39% in our prior Utilities and Transmission segments in 2020 and grown operating margin by over 120 basis points in the last five years, with MSA-oriented revenue expanding from 29% to 39% of total revenue over that same period. This well-advanced but still ongoing shift represents a number of benefits for us — higher margin, higher growth, lower risk and better recurring revenue.

Targeted M&A Strategy Focused on High-Grading the Portfolio

          We have acquired a number of relatively smaller businesses over the last several decades, along with some larger companies, as we continually seek opportunities to deepen our market presence, broaden our geographic reach and expand our services offerings. We believe we have a well-defined set of acquisition criteria centered around identifying strong management teams with market-leading capabilities in growing end markets.

          The recent acquisition of Future Infrastructure represents a logical next step in the evolution of our acquisition strategy at Primoris. Future Infrastructure is a differentiated leader in an identified target market for Primoris, with an established brand and reputation that allows us to expand our utilities services presence and enhance our portfolio and margin mix. Going forward, we expect to build on the acquisition of Future Infrastructure as we continue to identify and execute acquisition opportunities at scale in line with our stated criteria.

Disciplined Approach to Capital Structure to Maintain a Strong Balance Sheet

          We seek to maintain a capital structure that provides strong operating cash flows along with access to external financing as needed to provide the primary support for our operations. We believe this structure provides our customers, our lenders and our bonding companies assurance of our financial and operational capabilities. We maintain a revolving credit facility to provide letter of credit capability and, if needed, to augment our liquidity needs.

          Our approach to capital structure and capital deployment is consistently informed by, and considered alongside of, other aspects of our strategy, including executing on acquisition opportunities. We are focused on long-term sustainability and maintaining a strong financial profile by targeting high single-digit revenue growth, consistent gross margin performance, sustainable cash flow generation, disciplined capital deployment and a strong balance sheet with a commitment to maintaining modest leverage over time.

Backlog

          Backlog is discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus supplement.

Customers

          We have longstanding customer relationships with major utility, refining, petrochemical, power, midstream, engineering companies, and state departments of transportation. We have completed major underground and industrial projects for a number of large natural gas transmission and petrochemical companies in the United States, major electrical and gas projects for a number of large utility companies in the United States, as well as significant projects for our engineering customers. Although we have not been dependent upon any one customer in any year, a small number of customers tend to constitute a substantial portion of our total revenue in any given year.

          We enter into a large number of contracts each year, and the projects can vary in length from daily work orders to as long as 36 months, and occasionally longer, for completion on larger projects. We often provide services under MSAs, which are generally multi-year agreements. Work performed under MSAs is typically generated through work orders, and ranges from project management and installation work, to maintenance and upgrade services. Our MSAs have various terms, depending on the nature of the services provided, and our customers are generally not contractually obligated to purchase an amount of services from us under the MSAs, although we do have MSAs that include minimum spend requirements, or targeted spend amounts. For the years ended December 31, 2020, 2019 and 2018, revenue derived from projects performed under MSAs was 39.0%, 43.7%, and 38.4%, respectively.

          Our customers have included the Texas Department of Transportation and Louisiana Department of Transportation and Development in the Southern United States as well as many of the leading energy and utility companies in the United States, including, among others, Enterprise Pipeline, Xcel Energy, Pacific Gas & Electric, Southern California Gas, Oncor Electric, Duke Energy, Sempra Energy, Williams, NRG, Chevron, Calpine, Kinder Morgan, Dominion, Valero, Phillips 66, and Sasol.

          Our top ten customers vary from year to year due to the nature of our business. A large construction project for a customer may result in significant revenue in that one year, with significantly less revenue in subsequent years after project completion. For the years ended December 31, 2020, 2019 and 2018, 47.0%, 47.2% and 52.2%, respectively, of total revenue was generated from our top ten customers in each year. In each of the years, a different group of customers comprised the top ten customers by revenue.

          Management at each of our business units is responsible for developing and maintaining successful long-term relationships with customers. Our segment and business unit management teams work with our business development group to foster existing customer relationships and better understand their needs in order to secure additional projects and increase revenue from our current customer base. Segment and business unit managers are also responsible for working with our business development group in pursuing growth opportunities with prospective new customers.

          We believe that our strategic relationships with customers will result in future opportunities. Some of our strategic relationships are in the form of strategic alliances or long-term MSAs. However, we realize that future opportunities also require cost effective bids, as pricing is a key element for most construction projects and service agreements.

Seasonality, cyclicality and variability

          Our results of operations are subject to quarterly variations. Some of the variation is the result of weather, particularly rain, ice, snow, and named storms, which can impact our ability to perform construction and specialty services. These seasonal impacts can affect revenue and profitability in all of our businesses since utilities defer routine replacement and repair during their period of peak demand. Any quarter can be affected either negatively, or positively by atypical weather patterns in any part of the country. In addition, demand for new projects tends to be lower during the early part of the calendar year due to clients' internal budget cycles. As a result, we usually experience higher revenue and earnings in the third and fourth quarters of the year as compared to the first two quarters.

          Our project values range in size from several hundred dollars to several hundred million dollars. The bulk of our work is comprised of project sizes that average less than $5.0 million. We also perform construction projects which tend not to be seasonal, but can fluctuate from year to year based on customer timing, project duration, weather, and general economic conditions. Our business may be affected by declines, or delays in new projects, or by client project schedules. Because of the cyclical and seasonal nature of our business, the financial results for any period may fluctuate from prior periods, and our financial condition and operating results may vary from quarter to quarter. Results from one quarter may not be indicative of financial condition, or operating results for any other quarter, or for an entire year.

Competition

          We face competition on large construction projects from both regional and national contractors, including competition from larger companies that have financial and other resources in excess of those available to us. Competitors on small construction projects range from a few large construction companies, to a variety of smaller contractors. We compete with many local and regional firms for construction services and with a number of large firms on select projects. Each business unit faces varied competition depending on the types of projects, project locations, and services offered.

          We compete with different companies in different end markets. For example, competitors in our utilities markets include Quanta Services, Inc. and MasTec, Inc.; competitors in our industrial markets include PCL, Cajun Construction, and Boh Brothers; competitors in the renewables market include Blattner and Mortenson; and competitors in our highway services markets include Sterling Construction Company and Zachry Construction Company. In each market we may also compete with local, private companies.

          We believe that the primary factors influencing competition in our industry are price, reputation for quality, safety, schedule certainty, relevant experience, availability of field supervision and skilled labor, machinery and equipment, financial strength, as well as knowledge of local markets and conditions. We believe that we have the ability to compete favorably in all of these factors.

Contract Provisions and Subcontracting

          We typically structure contracts as unit-price, time and material, fixed-price or cost reimbursable plus fixed fee. A substantial portion of our revenue is derived from MSAs, which provide a menu of available services that are utilized on an as-needed basis, and are typically priced using a unit-price or on a time and material basis. The remainder of our services are generated from contracts for specific construction or installation projects, which are subject to multiple pricing options, including unit-price, time and material, fixed-price, or cost reimbursable plus fixed fee. Under a fixed-price contract, we provide labor, equipment and services required by a project for a competitively bid or negotiated fixed price. Under a unit-price contract, we are committed to providing materials or services required by a project at a fixed price per unit of work. While the unit-price contract shifts the risk of estimating the quantity of units required for a particular project to the customer, any increase in our unit cost over the unit price bid, whether due to inflation, inefficiency, faulty estimates or other factors, is borne by us. Significant materials required under a fixed-price or unit-price contract, such as pipe, turbines, boilers and vessels, are typically supplied by the customer.

          Some of our gas and electric distribution services are provided pursuant to renewable MSAs on a "unit-price" basis. Fees on unit-price contracts are negotiated and earned based on units completed. Historically, substantially all of the gas and electric distribution customers have renewed their MSAs with us. Facility maintenance services, such as regularly scheduled and emergency repair work, are provided on an ongoing basis at predetermined rates, or on a time and material basis.

          Construction contracts are primarily obtained through competitive bidding or through negotiations with customers. We are typically invited to bid on projects undertaken by customers who maintain pre-qualified contractor lists. Contractors are selected for the pre-approved contractor lists by virtue of their prior performance for such customers, as well as their experience, reputation for quality, safety record, financial strength, competitiveness, and bonding capacity.

          In evaluating bid opportunities, we consider such factors as the customer, the geographic location of the work, the availability of labor, our competitive advantage or disadvantage relative to other likely bidders, our current and projected workload, the likelihood of additional work, our history with the client, contract terms, and the project's cost and profitability estimates. We use computer-based estimating systems and our estimating staff has significant experience in the construction industry. The project estimates form the basis of a project budget against which performance is tracked through a project cost system, thereby enabling management to monitor a project's cost and schedule performance. Project costs are accumulated and monitored regularly against billings and payments to ensure proper tracking of cash flow on the project.

          Most contracts provide for termination of the contract for the convenience of the owner or contractor. The terms associated with termination for convenience typically cover the reimbursement of all of our costs through a specific date, as well as all reasonable costs associated with demobilizing from the jobsite. In addition, contracts may be subject to certain completion schedule requirements which may include liquidated damages in the event schedules are not met.

          We act as prime contractor on a majority of the construction projects we undertake. In the construction industry, the prime contractor is normally responsible for the execution of the entire contract scope of work, including subcontract work. Thus, we are potentially subject to increased costs and reputational risks associated with the failure of one or more of our subcontractors to perform their respective scope as defined in the contract. While we subcontract specialized activities such as blasting, hazardous waste removal and selected electrical/instrumentation work, we self-perform most of the work on our projects with our own resources, including field supervision, labor, and equipment.

Risk Management, Insurance and Bonding

          We maintain a comprehensive schedule of insurance policies covering a broad range of exposures arising from our construction and general business operations. All of our policies have been procured with limits and deductibles or self-insured retention amounts of up to $500,000 per occurrence. We believe that our insurance program is more than adequate to protect us from all casualty and other types of insurance losses.

          We maintain a diligent safety and risk management program that has resulted in a favorable loss experience factor. Through our safety director and the employment of a large staff of regional and site specific safety managers, we have been able to effectively assess and control potential losses and liabilities in both the pre-construction and performance phases of our projects. Though we strongly focus on safety in the workplace, we cannot give assurances that we can prevent, or reduce all injuries and/or claims in our workplace.

          In connection with our business, we generally are required to provide various types of surety bonds guaranteeing our performance under certain public and private sector contracts. Our ability to obtain surety bonds depends upon our capitalization, working capital, backlog, past performance, management expertise and other factors and the surety company's current underwriting standards. To date, we have obtained the level of surety bonds necessary to support our business.

Regulation

          Our operations are subject to compliance with regulatory requirements of federal, state, municipal agencies and authorities, and international laws and regulations including with respect to:

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  Licensing, permitting and inspection requirements;

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  Worker safety, including regulations established by the Occupational Safety and Health Administration;

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  Permitting and inspection requirements applicable to construction projects;

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  Contractor licensing requirements;

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  Labor relations and affirmative action; and

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  Protection of the environment, including regulations established by the Environmental Protection Agency.

          We believe that we have all the licenses required to conduct our operations and that we are in substantial compliance with applicable regulatory requirements.

Environmental Matters and Climate Change Impacts

          We are subject to numerous federal, state, local and international environmental laws and regulations governing our operations, including the handling, transportation and disposal of non-hazardous and hazardous substances and wastes, as well as emissions and discharges into the environment, including discharges to air, surface water, groundwater and soil. We have a substantial investment in construction equipment that utilizes diesel fuel, which could be negatively impacted by regulations related to greenhouse gas emissions from such sources.

          We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment. Under some of these laws and regulations, liability can be imposed for cleanup of previously owned or leased properties, or properties to which hazardous substances or wastes were sent by current, or former operations at our facilities, regardless of whether we directly caused the contamination or violated any law at the time of discharge, or disposal. The presence of contamination from such substances or wastes could interfere with ongoing operations, or affect our ability to sell, lease or use our properties as collateral for financing.

Human Capital Management

          As of December 31, 2020, we employed 1,762 salaried employees and 8,652 hourly employees. The total number of hourly personnel employed is subject to the volume of specialty services and construction work in progress.

          We believe that our employees are the most valuable resource in successfully completing our projects. Our ability to maintain sufficient, continuous work for hourly employees helps us to maintain a stable workforce with a loyalty to and an understanding of our policies and culture, as well as contributes to our strong performance, safety and quality record. Our talent acquisition team uses internal and external resources to recruit highly skilled and talented workers, and we encourage employee referrals for open positions. In addition, we have partnerships with technical schools where we recruit and hire craft employees.

          We employ a dynamic mix of people to create the strongest company possible. Our policy forbids discrimination in employment on the basis of age, culture, gender, national origin, sexual orientation, physical appearance, race or religion. We are an inclusive, diverse company with people of all backgrounds, experience, culture, styles and talents.

          As part of our compensation philosophy, we believe that we must offer and maintain market competitive total rewards programs for our employees in order to attract and retain superior talent. In addition to base wages, additional programs include annual bonus opportunities, a Company matched 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, flexible work schedules, and employee assistance programs.

          We strive to develop and sustain a skilled labor advantage by providing thorough on and off-site training programs, project management training, and leadership development programs. We have company-owned training facilities that support continuous skills training, including several locations where we train apprentices to become journeymen. Our leadership development program is a year-long initiative designed to further develop each participant's leadership skills and requires program participants to challenge themselves and their peers as they progress through coursework.

          We are committed to the health, safety and wellness of our employees, and we pride ourselves on above-average workplace safety. We track and maintain several key safety metrics, which senior management reviews monthly, and we evaluate management on their ability to provide safe working conditions on job sites and to create a safety culture. Lost Time Injury Rate ("LTIR") tracks the rate of injuries in the workplace which results in the employee having to take a minimum of one full working day away from work. For the year ended December 31, 2020 our LTIR rate was 0.09 compared to an industry average of 1.1 per the U.S. Bureau of Labor construction industry statistics. Total Recordable Incident Rate ("TRIR") tracks the total number of workplace safety incidents, whether leading to time away from work or not. TRIR is reported as the number of workplace safety incidents per 100 full-time workers during a one year period. For the year ended December 31, 2020 our TRIR rate was 0.53 compared to an industry average of 2.8 per the U.S. Bureau of Labor construction industry statistics.

          In response to the COVID-19 pandemic, we implemented significant operating environmental changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. These include, but are not limited to, providing additional personal protective equipment, requiring on-site health screenings, following proper social distancing practices and offering office employees flexible remote working options.

          Several of our subsidiaries have operations that are unionized through the negotiation and execution of collective bargaining agreements. As of December 31, 2020, approximately 31.6% of our hourly employees, primarily consisting of field laborers, were covered by collective bargaining agreements. These collective bargaining agreements have varying terms and are subject to renegotiation upon expiration. We have not experienced recent work stoppages and believe our employee and union relations are good.

Facilities

          We lease our executive offices in Dallas, Texas and own and lease other facilities throughout the United States and Canada. Our facilities include offices, production yards, maintenance shops, and training and education facilities that are used in our operations. As of December 31, 2020, we owned 41 of our facilities and leased the remainder. We believe that our facilities are adequate to meet our current and foreseeable requirements.

Property, Plant and Equipment

          The construction industry is capital intensive, and we expect to continue making capital expenditures to meet anticipated needs for our services. In 2020, capital expenditures were approximately $64.4 million. Total construction equipment purchases in 2020 were $42.1 million.

          We believe the ownership of equipment is generally preferable to renting to ensure the equipment is available as needed. In addition, ownership has historically resulted in lower overall equipment costs. All equipment is subject to scheduled maintenance to help ensure reliability. Maintenance facilities exist at most of our regional offices, as well as on-site on major projects to properly service and repair equipment. Major equipment not currently utilized is rented to third parties whenever possible.

Legal Proceedings

          For information regarding legal proceedings, see Note 13 — "Commitments and Contingencies" of the Notes to Consolidated Financial Statements included elsewhere in this prospectus supplement.

MANAGEMENT

          The following table sets forth certain information regarding our directors and executive officers as of December 31, 2020:

Name	Age	Position

Thomas E. McCormick	58	President, Chief Executive Officer and Director
Kenneth M. Dodgen	55	Executive Vice President, Chief Financial Officer
John F. Moreno, Jr.	52	Executive Vice President, Chief Operating Officer
John M. Perisich	56	Executive Vice President, Chief Legal Officer and Secretary
David L. King	68	Chairman of the Board of Directors
Peter C. Brown	77	Director
Stephen C. Cook	71	Director
Carla S. Mashinski	58	Director
Terry D. McCallister	65	Director
John P. Schauerman	64	Director
Robert A. Tinstman	74	Director
Thomas E. Tucker	77	Director
Patricia K. Wagner	58	Director

Our Executive Officers

          Thomas E. McCormick has served as our President and Chief Executive Officer since November 2019 and has served as one of our Directors since August 2019. Mr. McCormick directs and manages day-to-day operations of the Company. He is responsible for providing strategic leadership for the Company by working with the board of directors and the executive management team to establish long-range goals, strategies, plans and policies. He previously served as President of the Company since April 2019 and as our Executive Vice President, Chief Operating Officer from April 2016. Prior to joining the Company, Mr. McCormick held a variety of executive positions with Chicago Bridge & Iron Company since 2007. Such positions included President — Oil & Gas, Senior Vice President — Gas Processing & Oil Sands, Global Vice President — Downstream Operations, and Vice President Operations. Prior to 2007, Mr. McCormick worked for more than 17 years at BE&K Engineering & Construction on a variety of heavy industrial projects. Mr. McCormick has a Bachelor of Science degree in Civil Engineering from Florida State University and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.

          Mr. McCormick has extensive knowledge and experience in our industry and our business and has obtained an in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. McCormick is well qualified to serve on our Board.

          Kenneth M. Dodgen has served as our Executive Vice President, Chief Financial Officer since November 2018. He previously served as our Senior Vice President and Corporate Controller since May 2017. Prior to that, Mr. Dodgen served as Chief Financial Officer at Baker Hill Solutions from 2016 to 2017, Chief Financial Officer at PLH Group, Inc. from 2011 to 2015, and Chief Financial Officer at Fulcrum Power Services from 2006 to 2011. From 1996 to 2006, Mr. Dodgen spent ten years in investment banking with JPMorgan and Merrill Lynch where he focused predominantly on mergers and acquisitions. Prior to investment banking, Mr. Dodgen worked for Affiliated Computer Services in Dallas, and he began his career at PricewaterhouseCoopers. Mr. Dodgen received a B.B.A. in Accounting from Texas A&M University and an M.B.A. from the Booth School of Business at The University of Chicago. He is a licensed CPA.

          John F. Moreno, Jr. has served as our Executive Vice President, Chief Operating Officer since April 2019. He has over 30 years of experience in the engineering and construction industry and has extensive experience in energy-related markets. Since October 2010, he has served as President of PCL Industrial Construction Co., a private, heavy industrial construction firm. Prior to that, he held a variety of positions with PCL since 2000, including Operations Manager and General Manager. Mr. Moreno has a Bachelor of Science degree in Mechanical Engineering from Georgia Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania.

          John M. Perisich has served as our Executive Vice President and Chief Legal Officer since May 2013. He previously served as our Senior Vice President and General Counsel from July 2008. Prior to that, he served as Vice President and General Counsel of Primoris Corporation beginning in February 2006, and previous to that was Vice President and General Counsel of Primoris Corporation and its predecessor, ARB, Inc. Mr. Perisich joined ARB in 1995. Prior to joining ARB, Mr. Perisich practiced law at Klein, Wegis, a full service law firm based in Bakersfield, California. He received a B.A. degree from UCLA in 1987, and a J.D. from the University of Santa Clara in 1991.

Our Non-Employee Directors

          David L. King has served as our Chairman of the Board since May 2019 and has served as one of our Directors since May 2015. He served as our Chief Executive Officer from August 2015 until November 2019. He previously served as our President from August 2015 until April 2019. Prior to that, Mr. King had served as our Executive Vice President, Chief Operating Officer since March 2014. Prior to joining Primoris, Mr. King held a variety of executive positions at Chicago Bridge & Iron ("CB&I"), from 2000 until 2014. Positions held included Group President of Worldwide Project Operations, Group VP of Europe, Africa, and Middle East, Vice President for Downstream Operations for CB&I Lummus, and Group Vice President of Global Services. His positions entailed living in multiple US and International locations. He has extensive Engineering, Procurement, Fabrication and Construction industry experience, including projects in liquefied natural gas, pipelines, refining, petrochemicals, utilities, gas processing, oil sands, and synthesis gas. Mr. King received his bachelor's degree in Mechanical Engineering from Texas Tech University, an MBA from the University of Texas, Tyler, and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.

          Mr. King has a wealth of knowledge and experience in the industry and our business and has an in-depth knowledge of our employees, culture, competitors and the effect on our business of various government and industry policies.

          Peter C. Brown joined our Board on February 6, 2009. From 1974 to 2005, he served as President at Brown Armstrong Accountancy Corporation, a regional provider of tax, audit, consulting and business services headquartered in Bakersfield, California and he is a retired partner. Mr. Brown received a B.S. in Accounting from the University of Arizona. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

          We believe that Mr. Brown's qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his background in tax regulations, experience in preparing, auditing and analyzing financials statements, and his understanding of the responsibilities and functions of audit committees. The Board determined that Mr. Brown meets the Nasdaq rules for independence and is therefore an independent Director.

          Stephen C. Cook has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. Since 1990 he has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm focused primarily on corporate merger and acquisition advisory services. He has over 45 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a director of the firm. Mr. Cook received an A.B. in Economics from Princeton University and an M.B.A. from Harvard Business School. Mr. Cook also serves on the board of Alzeca Biosciences, Inc., Solid Surface Care, Inc. and BTU Research LLC, all privately held companies.

          We believe that Mr. Cook's qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the Nasdaq rules for independence and is therefore an independent Director.

          Carla S. Mashinski was appointed a Director on March 25, 2019. Since July 2015, Ms. Mashinski has served as Chief Financial Officer of Cameron LNG, a natural gas liquefaction terminal near the Gulf of Mexico, a position she has held since July 2015; effective February 2017, her title was expanded to Chief Financial and Administrative Officer. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. From 2008 to 2014, Ms. Mashinski was employed by SBM Offshore, Inc., a provider of leased floating production systems for the offshore energy industry, serving as Vice President of Finance and Administration, U.S. Chief Financial Officer from 2008 to February 2014, and as Commercial and Contracts Manager from February to August 2014. She served as Vice President and Chief Accounting Officer and Controller of Gulfmark Offshore from 2004 to 2008. Prior to that, Ms. Mashinski held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) or its affiliated companies. Ms. Mashinski is a certified public accountant, certified management accountant, and a certified project management professional with a B.S. degree in accounting from the University of Tennessee, Knoxville and an Executive M.B.A. from the University of Texas, Dallas.

          Ms. Mashinski previously served on the board of Unit Corporation (NYSE:UNT), a U.S. based energy company engaged in oil and gas exploration and production, contract drilling, and gas gathering and processing. Ms. Mashinski also served on the board of CARBO Ceramics (OTCQB:CRRT), a global technology company that provides products and services to the oil & gas and industrial markets.

          We believe that Ms. Mashinski's qualification to serve on our Board include her experience as a director of various public companies, her accounting and financial expertise as a certified public accountant, certified management accountant, and project management professional, her executive level experience with corporate financial, human resources, and information management activities, and her industry experience in strategic planning, risk management, compensation, mergers and acquisitions, joint ventures, and financial leadership. The Board has determined that Ms. Mashinski meets the Nasdaq rules for independence and is therefore an independent Director.

          Terry D. McCallister was appointed a Director on July 1, 2020. Mr. McCallister has a forty-year history in nearly all aspects of the energy sector, including utilities, pipelines, clean energy, and exploration and production endeavors. He was Chairman and Chief Executive Officer of WGL Holdings, Inc. and Washington Gas from 2009 until his retirement in 2018. Prior thereto, Mr. McCallister served as President and Chief Operating Officer of WGL and Washington Gas, joining Washington Gas in 2000 as Vice President of Operations. He has also held various leadership positions with Southern Natural Gas and Atlantic Richfield Company. Mr. McCallister has a B.S. in Engineering Management from the University of Missouri-Rolla and is a graduate of the University of Virginia's Darden School of Business Executive Program.

          Mr. McCallister currently serves on the Board of AltaGas Ltd. (TO: ALA), where he is a member of the Environment, Health, and Safety committee. His Board experience includes serving as the

Chair of WGL Holdings prior to its being acquired. He has served on the National Petroleum Council, the American Gas Association, the Gas Technology Institute, and the Southern Gas Association and is a member of the Institute of Corporate Directors.

          We believe that Mr. McCallister's qualification to serve on our Board include his experience as a director of various public companies and his in-depth knowledge of the energy industry. He also brings valuable senior leadership to the Board. The Board has determined that Mr. McCallister meets the Nasdaq rules for independence and is therefore an independent Director.

          John P. Schauerman was appointed a Director on November 15, 2016. He served as the Company's Executive Vice President of Corporate Development from February 2009 to December 2012, and was responsible for developing and integrating Primoris' overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as our Chief Financial Officer from February 2008 to February 2009. He also served as a director of the Company from July 2008 to May 3, 2013 and as a director of its predecessor entity, ARB, Inc. ("ARB") from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as the Company's Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.). Mr. Schauerman has served on the Board of Directors of Synalloy Corporation (Nasdaq: SYNL) since June 2021. Mr. Schauerman also served on the Boards of Directors of MYR Group (Nasdaq: MYRG) from March 2016 through November 2016; Harmony Merger Corp. (Nasdaq:HRMNU), a blank check investment company, from March 2015 through July 2017, Allegro Merger Corp (Nasdaq:ALGR), a blank check investment company from July 2018 through present, and Wedbush Securities, Inc., a leading financial services and investment firm, from August 2014 through February 2018. Mr. Schauerman is a member of the Dean's Executive Board of the UCLA School of Engineering. Mr. Schauerman holds an MBA in Finance from Columbia University, New York, and a B.S. in Electrical Engineering from the University of California, Los Angeles.

          We believe that Mr. Schauerman's qualifications to serve on our Board include his experience as a director of various public companies, his experience as chief financial officer of a construction company, his wealth of knowledge of business systems and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding and knowledge of public company rules and regulations. The Board determined that Mr. Schauerman meets the Nasdaq rules for independence and is therefore an independent Director.

          Robert A. Tinstman was appointed a Director on December 18, 2009. Mr. Tinstman was employed by Morrison Knudsen from 1974 to 1999 and served as its President/Chief Executive Officer for the period 1995 to 1999. Mr. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007. Mr. Tinstman is a registered Professional Engineer in the state of Idaho. He graduated from University of Wisconsin, Platteville, with a B.S., Mining Engineering in 1968.

          Mr. Tinstman was a director on the following public company boards: IDA CORP, Inc. (NYSE: IDA), where he was chairman of the board and chairman of the nominating and governance committee and Westmoreland Coal Company (OTCMKTS: WLBAQ) where he was a member of the nominating and governance committee, chairman of the compensation committee, and chairman of the operations committee.

          We believe that Mr. Tinstman's qualifications to serve on our Board include his experience as President and Chief Executive Officer of one of the largest construction companies in the United States, as well as his wealth of knowledge of business systems and construction operations. The

Board determined that Mr. Tinstman meets the Nasdaq rules for independence and is therefore an independent Director.

          Thomas E. Tucker has served as one of our Directors since July 2008. He is currently Chairman of Pennhill Land Company, a real estate development and investment company, where he has worked since he founded the company in 1983. He served as a board member of RSI Holding Corporation, a privately held national manufacturer of cabinets for homes, from 2002 to November 2008. Prior to that, he served as an advisory board member of ORCO Block Company, a Southern California manufacturer of block products, and Gemini Investors, a Boston based Investment Capital firm. Mr. Tucker received a B.S. in Business from the University of Southern California.

          We believe that Mr. Tucker's experience as a founder and executive officer of a large real estate development company, his expertise in the real estate development business and his directorships of large companies qualify him to serve on our Board. The Board determined that Mr. Tucker meets the Nasdaq rules for independence and is therefore an independent Director.

          Patricia K. Wagner was appointed a Director on July 1, 2020. Ms. Wagner has over thirty years of experience in the utility and industrial markets, with leadership experience at both the corporate and operating subsidiary level. She was Group President of U.S. utilities for Sempra Energy (NYSE: SRE) until her retirement in 2019. Her career with Sempra spanned nearly twenty-five years and included such leadership roles as Chief Executive Officer of SoCal Gas and Chief Executive Officer of Sempra U.S. Gas & Power, which included Sempra's renewable energy infrastructure portfolio along with other infrastructure assets. She also held leadership roles in accounting, information technology, and audit. Prior to her time at Sempra, she held positions at Fluor, Allergan Pharmaceuticals, and American McGaw. Ms. Wagner holds a B.S. in Chemical Engineering from California Polytechnic State University and an M.B.A. from Pepperdine University.

          Ms. Wagner currently serves on the Boards of Apogee Enterprises, Inc. (NASDAQ: APOG), where she is the chair of the Compensation committee, and of California Water Service Group (NYSE: CWT), where she is a member of the Audit and Nominating & Governance committees.

          We believe that Ms. Wagner's qualification to serve on our Board include her experience as a director of various public companies and her in-depth knowledge of regulated utilities and familiarity with the California regulatory environment. She also brings valuable accounting and finance, senior leadership and operational experience to the Board. The Board has determined that Ms. Wagner meets the Nasdaq rules for independence and is therefore an independent Director.

UNDERWRITING

          The Company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares

Goldman Sachs & Co. LLC	1,464,750
Morgan Stanley & Co. LLC	1,239,750
UBS Securities LLC	1,239,750
Capital One Securities, Inc	128,250
Regions Securities LLC	128,250
CIBC World Markets Corp	128,250
CJS Securities, Inc	85,500
D.A. Davidson & Co	85,500

Total	4,500,000

          The underwriters are committed to take and pay for all of the shares being offered (other than those covered by the underwriters' option to purchase additional shares described below), if any are taken.

          The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company.

Paid by the Company

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per share	$1.75	$1.75
Total	$7,875,000	$9,056,250

          Shares sold by the underwriters to the public will be offered at the price to the public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $1.05 per share from the public offering price. If all the shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

          If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 675,000 shares from the Company. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

          The Company estimates that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000.

          Our common stock is listed on Nasdaq under the symbol "PRIM."

          The Company has agreed that it will not, without the consent of the representatives and subject to certain exceptions, during the period ending 90 days after the date of this prospectus (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Company's Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than (a) the Securities to be sold hereunder, (b) pursuant to customary director compensation, equity compensation plans, awards thereunder or other employee equity awards existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or (c) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

          In addition, our officers and directors have agreed that they will not, without the consent of the representatives and subject to certain exceptions, during the period ending 60 days after the date or this prospectus (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of the Company's Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by them or any options or warrants to purchase any shares of the Company's Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company's Common Stock (such options, warrants or other securities, collectively, "Derivative Instruments") beneficially owned by them, including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by them, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by them or someone other than them), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of the Company's Common Stock or Derivative Instruments beneficially owned by them, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a "Transfer") or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

          In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NASDAQ, in the over-the-counter market or otherwise.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

          The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

          A prospectus in electronic format may be made available on websites maintained by one or more underwriters, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders.

          Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

  Notice to prospective investors in the European Economic Area

          In relation to each member state of the European Economic Area (each, a "Relevant State"), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that relevant state at any time under the following exemptions under the Prospectus Regulation:

            (a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

            (b)     to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

            (c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 23 of the Prospectus Regulation.

          provided that no such offer of shares shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

          For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

          We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

  Notice to prospective investors in the United Kingdom

          In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

  a.
  to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

  b.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

  c.
  in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 ("FSMA"), provided that no such offer of shares shall require the Company or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

          For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "UK Prospectus Regulation" means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

          We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

          In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

          Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

  Notice to prospective investors in Canada

          The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Notice to prospective investors in Hong Kong

          The common stock may not be offered or sold in Hong Kong by means of any document other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or Securities and Futures Ordinance, or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

  Notice to prospective investors in Singapore

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

            (a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

            (b)     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

          securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

            (a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

            (b)     where no consideration is or will be given for the transfer;

            (c)     where the transfer is by operation of law;

            (d)     as specified in Section 276(7) of the SFA; or

            (e)     as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

          In connection with Section 309B of the SFA and the Capital Markets Products (the "CMP") Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

  Notice to prospective investors in Japan

          The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and the Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

  Notice to prospective investors in Australia

          No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

          Any offer in Australia of the shares of common stock may only be made to persons, which we refer to as the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

          The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

  Notice to Prospective Investors in Switzerland

          The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

  Notice to Prospective Investors in the Dubai International Financial Centre

          This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

          The following discussion is a summary of the material U.S. federal income tax consequences of an investment in our common stock by a Non-U.S. Holder (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular Non-U.S. Holder in light of such Non-U.S. holder's special circumstances or to Non-U.S. Holders subject to special tax rules (including, but not limited to, a "controlled foreign corporation," "passive foreign investment company," company that accumulates earnings to avoid U.S. federal income tax, tax-exempt organization, financial institution, broker or dealer in securities that marks its securities to market for U.S. federal income tax purposes, former U.S. citizen or resident, person that owns or is deemed to own, actually or constructively, more than 5% of our common stock for U.S. federal income tax purposes, person that holds our common stock as part of a straddle, hedge, conversion transaction, or other integrated investment transaction, or person required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being included in an applicable financial statement). This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the "IRS"), and other applicable authorities, all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular Non-U.S. Holder in light of that Non-U.S. Holder's circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal taxation other than U.S. federal income taxation (such as U.S. federal estate and gift taxation) or state, local, or non-U.S. taxation. . In addition, this discussion deals only with U.S. federal income tax consequences to a Non-U.S. Holder that holds our common stock as a capital asset.

          A "Non-U.S. Holder" is a beneficial owner of our common stock that is an individual, corporation, trust or estate that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

          If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor concerning the U.S. federal income and other tax consequences of investing in our common stock.

          This summary is included herein as general information only. Accordingly, each prospective purchaser of our common stock should consult its tax advisor with respect to U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our common stock.

Distributions

          If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current or accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder's tax basis in its shares of our common stock (and will reduce the recipient Non-U.S. Holder's tax basis in its common stock), and, to the extent such portion exceeds the Non-U.S. Holder's tax basis in its common stock, the excess will be treated as gain from the taxable disposition of the Non-U.S. Holder's shares of common stock.

          Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable required documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that does not timely furnish the required documentation, but is eligible for a reduced rate of withholding tax under an income tax treaty, may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

          Dividends that are "effectively connected" with a Non-U.S. Holder's conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment (or, for an individual, a fixed base) maintained by such Non-U.S. Holder within the United States are generally not subject to the withholding tax described above but instead are subject to U.S. federal income tax on a net income basis at applicable U.S. federal income tax rates. In order for its effectively connected dividends to be exempt from the withholding tax described above, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or other applicable required documentation), certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States. Dividends received by a Non-U.S. Holder that is a corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

          Any distributions we make to a Non-U.S. Holder with respect to such holder's shares of common stock will also be subject to the rules discussed below under the headings "— Information Reporting Requirements and Backup Withholding" and "— Additional Withholding Tax on Payments Made to Foreign Accounts."

Gain on Disposition of common stock

          Subject to the discussion below under the headings "— Information Reporting Requirements and Backup Withholding" and "— Additional Withholding Tax on Payments Made to Foreign Accounts," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange or other taxable disposition of shares of our common stock, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States; (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or (iii) we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period that such Non-U.S. Holder held shares of our common stock.

          Gain from a Non-U.S. Holder's taxable disposition of the common stock that is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States), will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. For corporate Non-U.S. Holders, "effectively connected" gains that such Non-U.S. Holder recognizes may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if such Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

          An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of disposition is taxed on its gains (including gains from the disposition of our common stock and net of certain applicable U.S. source losses from dispositions of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

          We would be a United States real property holding corporation at any time that the fair market value of our "United States real property interests," as defined in the Code and applicable Treasury Regulations, equaled or exceeded 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We do not believe that we have been, currently are, or will become, a United States real property holding corporation. If we were or were to become a United States real property holding corporation at any time during the applicable period, however, any gain recognized on a disposition of our common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would not be subject to U.S. federal income tax, provided that any class of our common stock is "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code).

Information Reporting Requirements and Backup Withholding

          Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. A Non-U.S. Holder may be required to provide proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable) to establish that the Non-U.S. Holder is not a U.S. person or otherwise qualifies for an exemption in order to avoid backup withholding tax with respect to our payment of dividends on, or the proceeds from the disposition of, our common stock. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. Each Non-U.S. Holder should consult its tax advisor regarding the application of the information reporting rules and backup withholding to it.

Additional Withholding Tax on Payments Made to Foreign Accounts

          Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated hereunder and other official guidance (commonly referred to as "FATCA"),

which require withholding of 30% on payments of dividends on our common stock to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Regulations proposed by the U.S. Treasury Department would eliminate the requirement under FATCA of withholding on gross proceeds of disposition of our common stock. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

          The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. You should consult your own tax advisor as to the particular tax consequences to you of owning and disposing of our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

LEGAL MATTERS

          The validity of the common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Dallas, Texas. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

          Our consolidated financial statements appearing in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are included and incorporated herein by reference. Such consolidated financial statements have been so included and incorporated by reference in reliance upon the reports of such firm (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in the method of accounting for leases in 2019) given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of Future Infrastructure Holdings, LLC incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding us and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.primoriscorp.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus supplement.

          We are incorporating by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

  •
  the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 23, 2021;

  •
  our Current Reports on Form 8-K, as filed with the SEC on January 15, 2021 and February 22, 2021, and our Current Report on Form 8-K/A, as filed with the SEC on March 9, 2021; and

  •
  the description of the Registrant's securities contained on Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020, including any amendments or reports filed for the purpose of updating such description.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated, or deemed to be incorporated, by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          You may request a copy of any of the documents summarized or incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and phone number:

Primoris Services Corporation
2300 N. Field Street, Suite 1900
Dallas, TX 75201
Attention: Investor Relations
(214) 740-5600

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Primoris Services Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Primoris Services Corporation (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As disclosed in Note 12 to the consolidated financial statements, the Company changed its method of accounting for leases in 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition — Estimated contract costs and variable consideration estimates:    As described in Note 5 to the consolidated financial statements, the Company's consolidated contract revenues and costs of revenue were $3,491 million and $3,121 million, respectively, for the year ended December 31, 2020. A substantial portion of revenue is derived from contracts that are fixed-price or unit-price, where scope is adequately defined, and is recognized over time as work is completed because of the continuous transfer of control to the customer. Under this method, the costs incurred to date as a percentage of total estimated costs at completion are used to calculate revenue. Total estimated costs, and thus contract revenue and margin, are impacted by many factors, which can cause significant changes in estimates during the life cycle of a project. As disclosed by management, changes in these estimates could have a significant impact on the amount of revenue recognized. Additionally, the nature of the Company's contracts give rise to several types of variable consideration. The Company's estimate of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on their assessment of anticipated performance and all information (historical, current and forecasted) that is reasonably available.

Based on the significant judgement required by management and high degree of subjectivity involved in the determination of both estimated costs to complete a contract and variable consideration, which in turn led to a high degree of auditor judgement, effort and subjectivity in performing procedures and evaluating audit evidence, we have identified these estimates as a critical audit matter. Changes in these estimates could have significant impact on both the timing and amount of contract revenue to be recognized.

The primary procedures we performed to address this critical audit matter included:

•
Obtained an understanding, evaluated the design, and tested the operating effectiveness of internal controls over the contract management cycle, including those related to the accumulation of the estimated costs to complete a contract and the estimation of variable consideration (including contract modifications, volume discounts, performance bonuses, and incentive fees).

•
Tested a selection of unit-priced and fixed priced contracts, focusing on risk based characteristics. Evaluated the reasonableness of the assumptions and judgments underlying the accounting for these significant contracts as follows:

  •
  Inquired with and inspected questionnaires prepared by project managers to understand the status of the contract, changes from prior years, key assumptions underlying the revenue and costs, and the existence of any claims or litigation and corroborating such information.

  •
  Assessed the reasonableness of estimated costs to complete by analyzing historical contract performance relative to overall contractual commitments and estimated gross margin at year end. We assessed management's assumptions on future contract costs by comparing them with executed change orders, estimate documentation, correspondence with the customer, and job cost details with supporting third-party evidence.

  •
  Tested management's estimation process by performing lookback analyses at the contract level to evaluate estimated costs and variable consideration settled in the current year compared to management's prior year estimates.

  •
  Tested management's process for determining contingent costs included in contract estimates and evaluated the reasonableness of the contingency factors utilized.

  •
  Evaluated the appropriateness of the Company's inclusion or exclusion of variable consideration from the work-in-process schedule in the selection of contracts.

/s/ Moss Adams LLP

San Diego, California
February 22, 2021

We have served as the Company's auditor since 2006.

PRIMORIS SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Amounts)

	December 31,

	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$326,744	$120,286
Accounts receivable, net	432,455	404,911
Contract assets	325,849	344,806
Prepaid expenses and other current assets	30,218	42,704

Total current assets	1,115,266	912,707
Property and equipment, net	356,194	375,888
Operating lease assets	207,320	242,385
Deferred tax assets	1,909	1,100
Intangible assets, net	61,012	69,829
Goodwill	215,103	215,103
Other long-term assets	12,776	13,453

Total assets	$1,969,580	$1,830,465

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$245,906	$235,972
Contract liabilities	267,227	192,397
Accrued liabilities	200,673	183,501
Dividends payable	2,887	2,919
Current portion of long-term debt	47,722	55,659

Total current liabilities	764,415	670,448
Long-term debt, net of current portion	268,835	295,642
Noncurrent operating lease liabilities, net of current portion	137,913	171,225
Deferred tax liabilities	13,548	17,819
Other long-term liabilities	70,077	45,801

Total liabilities	1,254,788	1,200,935

Commitments and contingencies (See Note 13)
Stockholders' equity
Common stock-$.0001 par value; 90,000,000 shares authorized; 48,110,442 and 48,665,138 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	89,098	97,130
Retained earnings	624,694	531,291
Accumulated other comprehensive income	958	76
Noncontrolling interest	37	1,028

Total stockholders' equity	714,792	629,530

Total liabilities and stockholders' equity	$1,969,580	$1,830,465

See accompanying notes.

PRIMORIS SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Amounts)

	Year Ended December 31,

	2020	2019	2018

Revenue	$3,491,497	$3,106,329	$2,939,478
Cost of revenue	3,121,283	2,775,403	2,613,741

Gross profit	370,214	330,926	325,737
Selling, general and administrative expenses	202,835	190,051	182,006
Transaction and related costs	3,430	—	13,260

Operating income	163,949	140,875	130,471
Other income (expense):
Foreign exchange gain (loss), net	379	(690)	688
Other income (expense), net	1,234	(3,134)	(808)
Interest income	376	955	1,753
Interest expense	(20,299)	(20,097)	(18,746)

Income before provision for income taxes	145,639	117,909	113,358
Provision for income taxes	(40,656)	(33,812)	(25,765)

Net income	104,983	84,097	87,593
Less net income attributable to noncontrolling interests	(9)	(1,770)	(10,132)

Net income attributable to Primoris	$104,974	$82,327	$77,461

Dividends per common share	$0.24	$0.24	$0.24

Earnings per share:
Basic	$2.17	$1.62	$1.51

Diluted	$2.16	$1.61	$1.50

Weighted average common shares outstanding:
Basic	48,303	50,784	51,350
Diluted	48,633	51,084	51,670

See accompanying notes.

PRIMORIS SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands)

	Year Ended December 31,

	2020	2019	2018

Net income	$104,983	$84,097	$87,593
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	882	984	(908)

Comprehensive income	105,865	85,081	86,685

Less net income attributable to noncontrolling interests	(9)	(1,770)	(10,132)

Comprehensive income attributable to Primoris	$105,856	$83,311	$76,553

See accompanying notes.

PRIMORIS SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In Thousands, Except Share Amounts)

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Non Controlling	Total Stockholders'

	Shares	Amount	Capital	Earnings	Income (Loss)	Interest	Equity

Balance, December 31, 2017	51,448,753	$5	$160,502	$395,961	$—	$5,715	$562,183

Net income	—	—	—	77,461	—	10,132	87,593
Foreign currency translation adjustments, net of tax	—	—	—	—	(908)	—	(908)
Issuance of shares to employees and directors	91,911	—	2,245	—	—	—	2,245
Amortization of Restricted Stock Units	—	—	1,253	—	—	—	1,253
Dividend equivalent Units accrued—Restricted Stock Units	—	—	48	(48)	—	—	—
Repurchase of stock	(825,146)	—	(20,000)	—	—		(20,000)
Distribution of noncontrolling entities	—	—	—	—		(13,084)	(13,084)
Dividends declared ($0.24 per share)	—	—	—	(12,299)	—	—	(12,299)

Balance, December 31, 2018	50,715,518	$5	$144,048	$461,075	$(908)	$2,763	$606,983

Net income	—	—	—	82,327	—	1,770	84,097
Foreign currency translation adjustments, net of tax	—	—	—	—	984	—	984
Issuance of shares to employees and directors	144,261	—	2,998	—	—	—	2,998
Conversion of Restricted Stock Units, net of shares withheld for taxes	122,319	—	(1,519)	—	—	—	(1,519)
Amortization of Restricted Stock Units	—	—	1,579	—	—	—	1,579
Dividend equivalent Units accrued—Restricted Stock Units	—	—	24	(24)	—	—	—
Repurchase of stock from a related party	(2,316,960)	—	(50,000)	—	—	—	(50,000)
Distribution of noncontrolling entities	—	—	—	—	—	(3,505)	(3,505)
Dividends declared ($0.24 per share)	—	—	—	(12,087)	—	—	(12,087)

Balance, December 31, 2019	48,665,138	$5	$97,130	$531,291	$76	$1,028	$629,530

Net income	—	—	—	104,974	—	9	104,983
Foreign currency translation adjustments, net of tax	—	—	—	—	882	—	882
Issuance of shares to employees and directors	82,452	—	1,710	—	—	—	1,710
Conversion of Restricted Stock Units, net of shares withheld for taxes	57,112	—	(572)	—	—	—	(572)
Amortization of Restricted Stock Units	—	—	2,274	—	—	—	2,274
Dividend equivalent Units accrued—Restricted Stock Units	—	—	9	(9)	—	—	—
Repurchase of stock	(694,260)	—	(11,453)	—	—	—	(11,453)
Distribution of noncontrolling entities	—	—	—	—	—	(1,000)	(1,000)
Dividends declared ($0.24 per share)	—	—	—	(11,562)	—	—	(11,562)

Balance, December 31, 2020	48,110,442	$5	$89,098	$624,694	$958	$37	$714,792

See accompanying notes.

PRIMORIS SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,

	2020	2019	2018

Cash flows from operating activities:
Net income	$104,983	$84,097	$87,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,497	85,400	79,250
Stock-based compensation expense	2,274	1,579	1,253
Gain on sale of property and equipment	(8,059)	(11,947)	(3,556)
Unrealized loss on interest rate swap	2,762	3,619	2,829
Other non-cash items	374	320	275
Changes in assets and liabilities:
Accounts receivable	(30,035)	(28,240)	20,912
Contract assets	19,288	19,677	(67,593)
Other current assets	12,488	(7,248)	(2,278)
Net deferred tax liabilities (assets)	(5,080)	13,947	17,155
Other long-term assets	2,170	1,249	244
Accounts payable	9,577	(13,894)	32,323
Contract liabilities	74,791	(1,221)	(43,801)
Operating lease assets and liabilities, net	747	(3,191)	—
Accrued liabilities	20,142	(22,924)	5,933
Other long-term liabilities	23,008	(3,242)	(3,724)

Net cash provided by operating activities	311,927	117,981	126,815

Cash flows from investing activities:
Purchase of property and equipment	(64,357)	(94,494)	(110,189)
Issuance of a note receivable	—	—	(15,000)
Proceeds from a note receivable	—	—	15,000
Proceeds from sale of property and equipment	21,851	28,621	11,657
Cash paid for acquisitions, net of cash and restricted cash acquired	—	—	(110,620)

Net cash used in investing activities	(42,506)	(65,873)	(209,152)

Cash flows from financing activities:
Borrowings under revolving line of credit	—	212,880	190,000
Payments on revolving line of credit	—	(212,880)	(190,000)
Proceeds from issuance of long-term debt	33,873	55,008	255,967
Repayment of long-term debt	(68,884)	(72,077)	(145,726)
Proceeds from issuance of common stock purchased under a long-term incentive plan	578	1,804	1,498
Payment of taxes on conversion of Restricted Stock Units	(572)	(1,519)	—
Payment of contingent earnout liability	—	—	(1,200)
Cash distribution to noncontrolling interest holders	(1,000)	(3,505)	(13,084)
Repurchase of common stock from a related party	—	(50,000)	—
Repurchase of common stock	(11,453)	—	(20,000)
Dividends paid	(11,594)	(12,211)	(12,343)
Other	(3,771)	(784)	(1,173)

Net cash provided by (used in) financing activities	(62,823)	(83,284)	63,939

Effect of exchange rate changes on cash and cash equivalents	(140)	399	(924)
Net change in cash and cash equivalents	206,458	(30,777)	(19,322)
Cash and cash equivalents at beginning of the year	120,286	151,063	170,385

Cash and cash equivalents at end of the year	$326,744	$120,286	$151,063

See accompanying notes

PRIMORIS SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In Thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	Year Ended December 31,

	2020	2019	2018

Cash paid for interest	$17,216	$16,155	$16,105
Cash paid for income taxes, net of refunds received	26,594	16,647	14,246
Leased assets obtained in exchange for new operating leases	54,803	154,807	—

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

	Year Ended December 31,

	2020	2019	2018

Dividends declared and not yet paid	$2,887	$2,919	$3,043

See accompanying notes.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Dollars in thousands, except share and per share amounts

Note 1 — Nature of Business

          Organization and operations — Primoris Services Corporation is one of the leading providers of specialty contracting services operating mainly in the United States and Canada. We provide a wide range of specialty construction services, fabrication, maintenance, replacement, and engineering services to a diversified base of customers through our five segments.

          We have longstanding customer relationships with major utility, refining, petrochemical, power, midstream, and engineering companies, and state departments of transportation. We provide our services to a diversified base of customers, under a range of contracting options. A substantial portion of our services are provided under Master Service Agreements ("MSA"), which are generally multi-year agreements. The remainder of our services are generated from contracts for specific construction or installation projects.

          We are incorporated in the State of Delaware, and our corporate headquarters are located at 2300 N. Field Street, Suite 1900, Dallas, Texas 75201. Unless specifically noted otherwise, as used throughout these consolidated financial statements, "Primoris", "the Company", "we", "our", "us" or "its" refers to the business, operations and financial results of the Company and its wholly-owned subsidiaries.

          Reportable Segments — We segregate our business into five reportable segments: the Power, Industrial and Engineering ("Power") segment, the Pipeline and Underground ("Pipeline") segment, the Utilities and Distribution ("Utilities") segment, the Transmission and Distribution ("Transmission") segment, and the Civil segment. See Note 14 — "Reportable Segments" for a brief description of the reportable segments and their operations.

          The classification of revenue and gross profit for segment reporting purposes can at times require judgment on the part of management. Our segments may perform services across industries or perform joint services for customers in multiple industries. To determine reportable segment gross profit, certain allocations, including allocations of shared and indirect costs, such as facility costs, equipment costs and indirect operating expenses were made.

          Acquisition of Willbros Group, Inc. — On June 1, 2018, we completed our acquisition of Willbros Group, Inc. ("Willbros") for approximately $110.6 million, net of cash and restricted cash acquired. Willbros was a specialty energy infrastructure contractor serving the oil and gas and power industries through its utility transmission and distribution, oil and gas, and Canadian operations, which principally provides unit-price maintenance services in existing operating facilities and executes industrial and power projects. The utility transmission and distribution operations formed the Transmission segment, the oil and gas operations are included in the Pipeline segment, and the Canadian operations are included in the Power segment. See Note 4 — "Business Combinations".

          Joint Ventures — We own a 50% interest in the Carlsbad Power Constructors joint venture ("Carlsbad"), which engineered and constructed a gas-fired power generation facility located in Southern California, and its operations are included as part of the Power segment. As a result of determining that we are the primary beneficiary of the variable interest entity ("VIE"), the results of the Carlsbad joint venture are consolidated in our financial statements. The project was substantially complete as of December 31, 2018, and the warranty period expires in December 2021.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 1 — Nature of Business (Continued)

          We owned a 50% interest in the "ARB Inc. & B&M Engineering Co." joint venture ("Wilmington"), which engineered and constructed a gas-fired power generation facility in Southern California, and its operations were included as part of the Power segment. As a result of determining that we were the primary beneficiary of the VIE, the results of the Wilmington joint venture were consolidated in our financial statements. The project has been completed, the project warranty period expired, and dissolution of the joint venture was completed in the first quarter of 2019.

          Financial information for the joint ventures is presented in Note 11 — "Noncontrolling Interests".

          Seasonality — Our results of operations are subject to quarterly variations. Some of the variation is the result of weather, particularly rain, ice, snow, and named storms, which can impact our ability to perform construction and specialty services. These seasonal impacts can affect revenue and profitability in all of our businesses since utilities defer routine replacement and repair during their period of peak demand. Any quarter can be affected either negatively or positively by atypical weather patterns in any part of the country. In addition, demand for new projects tends to be lower during the early part of the calendar year due to clients' internal budget cycles. As a result, we usually experience higher revenue and earnings in the third and fourth quarters of the year as compared to the first two quarters.

          Variability — Our project values range in size from several hundred dollars to several hundred million dollars. The bulk of our work is comprised of project sizes that average less than $5.0 million. We also perform large construction projects which tend not to be seasonal, but can fluctuate from year to year based on customer timing, project duration, weather, and general economic conditions. Our business may be affected by declines or delays in new projects or by client project schedules. Because of the cyclical nature of our business, the financial results for any period may fluctuate from prior periods, and our financial condition and operating results may vary from quarter to quarter. Results from one quarter may not be indicative of financial condition or operating results for any other quarter or for an entire year.

Note 2 — Summary of Significant Accounting Policies

          Basis of presentation — The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and the financial statement rules and regulations of the Securities and Exchange Commission ("SEC"). References for Financial Accounting Standards Board ("FASB") standards are made to the FASB Accounting Standards Codification ("ASC").

          Principles of consolidation — The accompanying Consolidated Financial Statements include the accounts of Primoris, our wholly-owned subsidiaries and the noncontrolling interests of the Carlsbad and Wilmington joint ventures, which are VIEs for which we are the primary beneficiary as determined under the provisions of ASC 810, "Consolidation". All intercompany balances and transactions have been eliminated in consolidation.

          Reclassification — Certain previously reported amounts have been reclassified to conform to the current year presentation.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

          Use of estimates — The preparation of our Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. As a construction contractor, we use estimates for costs to complete construction projects and the contract value of certain construction projects. These estimates have a direct effect on gross profit as reported in these consolidated financial statements. Actual results could materially differ from our estimates.

          Operating cycle — In the accompanying Consolidated Balance Sheets, assets and liabilities relating to long-term construction contracts (e.g. contract assets and contract liabilities) are considered current assets and current liabilities, since they are expected to be realized or liquidated in the normal course of contract completion, although completion may require more than one calendar year.

          Consequently, we have significant working capital invested in assets that may have a liquidation period extending beyond one year. We have claims receivable and retention due from various customers and others that are currently in dispute, the realization of which is subject to binding arbitration, final negotiation or litigation, all of which may extend beyond one calendar year.

          Cash and cash equivalents — We consider all highly liquid investments with an original maturity of three months or less when purchased as cash equivalents.

          Business combinations — Business combinations are accounted for using the acquisition method of accounting. We use the fair value of the assets acquired and liabilities assumed to account for the purchase price of businesses. The determination of fair value requires estimates and judgments of future cash flow expectations to assign fair values to the identifiable tangible and intangible assets. GAAP provides a "measurement period" of up to one year in which to finalize all fair value estimates associated with the acquisition of a business. Most estimates are preliminary until the end of the measurement period. During the measurement period, any material, newly discovered information that existed at the acquisition date would be reflected as an adjustment to the initial valuations and estimates. After the measurement period, any adjustments would be recorded as a current period income or expense.

          Contingent Earnout Liabilities — As part of certain acquisitions, we agreed to pay cash to certain sellers upon meeting specific operating performance targets for specified periods subsequent to the acquisition date. Each quarter, we evaluate the fair value of the estimated contingency and record a non-operating charge for the change in the fair value. Upon meeting the target, we reflect the full liability on the balance sheet and record a charge to "Other income (expense), net" for the change in the fair value of the liability from the prior period.

          Goodwill and other intangible assets — We account for goodwill in accordance with ASC 350, "Intangibles — Goodwill and Other". Under ASC 350, goodwill is subject to an annual impairment test, which we perform as of the first day of the fourth quarter of each year, with more frequent testing if indicators of potential impairment exist. The impairment review is performed at the reporting unit level for those units with recorded goodwill. For the majority of our reporting units, we perform a qualitative assessment to determine whether it is more likely than not (that is, a

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

likelihood of more than 50 percent) that the fair value of the reporting unit is less than its carrying value, including goodwill. Factors used in our qualitative assessment include, but are not limited to, macroeconomic conditions, industry and market conditions, cost factors, overall financial performance and Company and reporting unit specific events. For all other reporting units, we use the quantitative impairment test outlined in ASC 350, which compares the fair value of a reporting unit with its carrying amount. Fair value for the goodwill impairment test is determined utilizing a discounted cash flow analysis based on our financial plan discounted using our weighted average cost of capital and market indicators of terminal year cash flows. Other valuation methods may be used to corroborate the discounted cash flow method. If the carrying amount of a reporting unit is in excess of its fair value, goodwill is considered impaired and an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill of the reporting unit.

          Income tax — Current income tax expense is the amount of income taxes expected to be paid for the financial results of the current year. A deferred tax liability or asset is established for the expected future tax consequences resulting from the differences in financial reporting bases and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized. We provide for uncertain tax positions when such tax positions do not meet the recognition thresholds or measurement standards as set forth in ASC 740, "Income Taxes". The difference between a tax position taken or expected to be taken on our income tax returns and the benefit recognized in our financial statements is referred to as an unrecognized tax benefit. Amounts for uncertain tax positions are adjusted in periods when new information becomes available or when positions are effectively settled. We recognize accrued interest and penalties related to uncertain tax positions, if any, as a component of income tax expense.

          As a result of the Tax Cuts and Jobs Act (the "Tax Act") new taxes were created on certain foreign earnings. Namely, U.S. shareholders are now subject to a current tax on global intangible low-taxed income ("GILTI") earned by specified foreign subsidiaries. Available guidance related to GILTI provides for an accounting policy election to either recognize deferred taxes for temporary basis differences expected to reverse as GILTI in future years, or provide for the tax expense related to GILTI in the year the tax is incurred as a period expense. We have elected to recognize the current tax on GILTI as an expense in the period the tax is incurred. The current tax impacts of GILTI are included in our effective tax rate.

          Staff Accounting Bulletin ("SAB") 118 provided guidance on accounting for uncertainties of the effects of the Tax Act. Specifically, SAB 118 allowed companies to record provisional estimates of the impact of the Tax Act during a one year "measurement period" from the December 22, 2017 enactment date, similar to that used when accounting for business combinations. As of December 31, 2018, our accounting for the Tax Act was complete. The provision for income taxes for the year ended December 31, 2018 included a $1.1 million increase from the completion of our provisional accounting for the effects of the Tax Act under SAB 118. The increase was due to $0.6 million of additional expense associated with foreign tax credits, net of associated valuation allowances, and $0.5 million of additional expense related to the corporate tax rate change impact on return-to-provision adjustments, primarily for depreciation.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

          Comprehensive income — We account for comprehensive income in accordance with ASC 220, "Comprehensive Income", which specifies the computation, presentation and disclosure requirements for comprehensive income (loss). Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments, primarily from fluctuations in foreign currency exchange rates of our foreign subsidiaries with a functional currency other than the U.S. dollar.

          Functional currencies and foreign currency translation — For foreign operations where substantially all monetary transactions are in the local currency, we use the local currency as our functional currency. The effects of translating financial statements of foreign operations into our reporting currency are recognized as a cumulative translation adjustment, net of tax in "Accumulated other comprehensive income (loss)" in the Consolidated Statements of Stockholders' Equity. For certain foreign operations where substantially all monetary transactions are made in United States dollars, we use the U.S. dollar as our functional currency, with gains or losses on translation recorded in income in the period in which they are incurred. Gains or losses on foreign currency transactions are recorded in income in the period in which they are incurred.

          Partnerships and joint ventures — We are periodically a member of a partnership or a joint venture. These partnerships or joint ventures are used primarily for the execution of single contracts or projects. Our ownership can vary from a small noncontrolling ownership to a significant ownership interest. We evaluate each partnership or joint venture to determine whether the entity is considered a VIE as defined in ASC 810, "Consolidation", and if a VIE, whether we are the primary beneficiary of the VIE, which would require us to consolidate the VIE in our financial statements. When consolidation occurs, we account for the interests of the other parties as a noncontrolling interest and disclose the net income attributable to noncontrolling interests. See Note 11 — "Noncontrolling Interests" for further information.

          Equity method of accounting — We account for our interest in an investment using the equity method of accounting per ASC 323, "Investments-Equity Method and Joint Ventures" if we are not the primary beneficiary of a VIE or do not have a controlling interest. The investment is recorded at cost and the carrying amount is adjusted periodically to recognize our proportionate share of income or loss, additional contributions made and dividends and capital distributions received. We record the effect of any impairment or an other than temporary decrease in the value of its investment.

          In the event a partially owned equity affiliate were to incur a loss and our cumulative proportionate share of the loss exceeded the carrying amount of the equity method investment, application of the equity method would be suspended and our proportionate share of further losses would not be recognized unless we committed to provide further financial support to the affiliate. We would resume application of the equity method once the affiliate became profitable and our proportionate share of the affiliate's earnings equals our cumulative proportionate share of losses that were not recognized during the period the application of the equity method was suspended.

          Cash concentration — We place our cash in demand deposit accounts and short-term U.S. Treasury bonds. At December 31, 2020 and 2019, we had cash balances of $326.7 million and $120.3 million, respectively. Our cash balances are held in high credit quality financial institutions in

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

order to mitigate the risk of holding funds not backed by the federal government or in excess of federally backed limits.

          Collective bargaining agreements — Approximately 31.6% of our hourly employees, primarily consisting of field laborers, were covered by collective bargaining agreements in 2020. Upon renegotiation of such agreements, we could be exposed to increases in hourly costs and work stoppages. Of the 81 collective bargaining agreements to which we are a party to, 30 will require renegotiation during 2021. We have not had a significant work stoppage in more than 20 years.

          Multiemployer plans — Various subsidiaries are signatories to collective bargaining agreements. These agreements require that we participate in and contribute to a number of multiemployer benefit plans for our union employees at rates determined by the agreements. The trustees for each multiemployer plan determine the eligibility and allocations of contributions and benefit amounts, determine the types of benefits and administer the plan. Federal law requires that if we were to withdraw from an agreement, we would incur a withdrawal obligation. The potential withdrawal obligation may be significant. In accordance with GAAP, any withdrawal liability would be recorded when it is probable that a liability exists and can be reasonably estimated. We have no plans to withdraw from any agreements.

          Insurance — We self-insure worker's compensation, general liability, and auto insurance up to $0.5 million per claim. We maintained a self-insurance reserve totaling $38.7 million and $39.3 million at December 31, 2020 and 2019, respectively, with the current portion recorded to "Accrued liabilities" and the long-term portion recorded to "Other long-term liabilities" on the Consolidated Balance Sheets. Claims administration expenses are charged to current operations as incurred. Our accruals are based on judgment and the probability of losses, with the assistance of third-party actuaries. Actual payments that may be made in the future could materially differ from such reserves.

          Derivative instruments and hedging activities — We recognize all derivative instruments as either assets or liabilities on the balance sheet at their respective fair values. Our use of derivatives currently consists of an interest rate swap agreement. The interest rate swap agreement was entered into to improve the predictability of cash flows from interest payments related to variable rate debt for the duration of the term loan. The interest rate swap matures in July 2023 and is not designated as a hedge for accounting purposes. Therefore, the change in the fair value of the derivative asset or liability is reflected in net income in the Consolidated Statements of Income (mark-to-market accounting). Cash flows from derivatives settled are reported as cash flow from operating activities.

          Accounts receivable — Accounts receivable and contract receivables are primarily with public and private companies and governmental agencies located in the United States and Canada. Credit terms for payment of products and services are extended to customers in the normal course of business. Contract receivables are generally progress billings on projects, and as a result, are short term in nature. Generally, we require no collateral from our customers, but file statutory liens or stop notices on any construction projects when collection problems are anticipated. While a project is underway, we estimate the collectability of contract amounts at the same time that we estimate project costs. As discussed in Note 5 — "Revenue", realization of the eventual cash collection may

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

be recognized as adjustments to the contract revenue and profitability. We provide an allowance for credit losses to estimate losses from uncollectible accounts. Under this method an allowance is recorded based upon historical experience and management's evaluation of, among other factors, current and reasonably supportable expected future economic conditions and the customer's willingness or ability to pay. Receivables are written off in the period deemed uncollectible. The allowance for credit losses at December 31, 2020 and 2019 was $1.7 million and $0.4 million, respectively.

          Significant revision in contract estimates — We recognize revenue over time for contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value. Under this method, the costs incurred to date as a percentage of total estimated costs are used to calculate revenue. Total estimated costs, and thus contract revenue and margin, are impacted by many factors, which can cause significant changes in estimates during the life cycle of a project. For projects that were in process at the end of the prior year, there can be a difference in revenue and profit that would have been recognized in the prior year had current year estimates of costs to complete been known at the end of the prior year. During the year ended December 31, 2020, certain contracts had revisions in cost estimates from those projected at December 31, 2019. This change in estimate resulted in a decrease in net income attributable to Primoris of $28.1 million, or $0.58 per share (basic and diluted) for the year ended December 31, 2020.

          Customer concentration — We operate in multiple industry segments encompassing the construction of commercial, utility, industrial and public works infrastructure assets primarily throughout the United States. Typically, the top ten customers in any one calendar year account for approximately 50.0% of total revenue; however, the group that comprises the top ten customers varies from year to year. For the years ended December 31, 2020, 2019 and 2018, approximately 47.0%, 47.2% and 52.2%, respectively, of total revenue was generated from our top ten customers in each year. In each of the years, a different group of customers comprised the top ten customers by revenue, and no one customer accounted for more than 10% of total revenue.

          On January 29, 2019, one of our California utility customers filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. For the year ended December 31, 2019, the customer accounted for approximately 7.2% of our total revenue. In the third quarter of 2019, we entered into an agreement with a financial institution to sell, on a non-recourse basis, except in limited circumstances, substantially all of our pre-petition bankruptcy receivables with the customer. We received approximately $48.3 million upon the closing of this transaction in October 2019. During the year ended December 31, 2019, we recorded a loss of approximately $2.9 million in "Other income (expense), net" on the Consolidated Statements of Income related to the sale agreement. During 2020, the customer emerged from bankruptcy. We are continuing to perform services for the customer and the amounts billed for these services continue to be collected in the ordinary course of the customer's business.

          Property and equipment — Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, usually ranging from three to thirty years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operating income.

          We assess the recoverability of property and equipment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. We perform an analysis to determine if an impairment exists. The amount of property and equipment impairment, if any, is measured based on fair value and is charged to operations in the period in which the impairment is determined by management. For the years ended December 31, 2020, 2019 and 2018, our management has not identified any material impairment of its property and equipment.

          Taxes collected from customers — Sales and use taxes collected from our customers are recorded on a net basis.

          Share-based payments and stock-based compensation — In May 2013, the shareholders approved and we adopted the Primoris Services Corporation 2013 Long-term Incentive Equity Plan ("Equity Plan"). Detailed discussion of shares issued under the Equity Plan are included in Note 17 — "Deferred Compensation Agreements and Stock-Based Compensation" and in Note 21 — "Stockholders' Equity". Such share issuances include grants of Restricted Stock Units to executives, certain senior managers and issuances of stock to non-employee members of the Board of Directors.

Recently Adopted Accounting Pronouncements

          In June 2016, the FASB issued ASU 2016-13, "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", which introduced an expected credit loss methodology for the measurement and recognition of credit losses on most financial assets, including trade accounts receivables. The expected credit loss methodology under ASU 2016-13 is based on historical experience, current conditions and reasonable and supportable forecasts, and replaces the probable/incurred loss model for measuring and recognizing expected losses under current GAAP. The ASU also requires disclosure of information regarding how a company developed its allowance, including changes in the factors that influenced management's estimate of expected credit losses and the reasons for those changes. The ASU and its related clarifying updates are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted. We adopted the new standard on January 1, 2020, and it did not have a material impact on our estimate of the allowance for uncollectable accounts.

          In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement", which eliminates certain disclosure requirements for recurring and nonrecurring fair value measurements. The ASU eliminates such disclosures as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, and adds new disclosure requirements for Level 3 measurements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted for any eliminated or modified disclosures. We adopted the new standard on January 1, 2020, and it did not have a material impact on our disclosure requirements for fair value measurement.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 2 — Summary of Significant Accounting Policies (Continued)

          In December 2019, the FASB issued ASU No. 2019-12, "Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes", which removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Depending on the amendment, adoption may be applied on the retrospective, modified retrospective or prospective basis. We adopted the new standard on January 1, 2021 and it did not have a material impact on our consolidated financial position, results of operations or cash flows.

          Other new pronouncements issued but not effective until after December 31, 2020 are not expected to have a material impact on our consolidated results of operations, financial position or cash flows.

Note 3 — Fair Value Measurements

          ASC 820, "Fair Value Measurements and Disclosures" defines fair value, establishes a framework for measuring fair value in GAAP and requires certain disclosures about fair value measurements. ASC 820 addresses fair value GAAP for financial assets and financial liabilities that are remeasured and reported at fair value at each reporting period and for non-financial assets and liabilities that are remeasured and reported at fair value on a non-recurring basis.

          In general, fair values determined by Level 1 inputs use quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs use data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are "unobservable data points" for the asset or liability and include situations where there is little, if any, market activity for the asset or liability.

          The following table presents, for each of the fair value hierarchy levels identified under ASC 820, our financial assets and certain liabilities that are required to be measured at fair value at December 31, 2020 and 2019 (in thousands):

	Fair Value Measurements at Reporting Date

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets as of December 31, 2020:
Cash and cash equivalents	$326,744	$—	$—
Liabilities as of December 31, 2020:
Interest rate swap	$—	$9,205	$—
Assets as of December 31, 2019:
Cash and cash equivalents	$120,286	$—	$—
Contingent consideration	—	—	938
Liabilities as of December 31, 2019:
Interest rate swap	$—	$6,443	$—

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 3 — Fair Value Measurements (Continued)

          Other financial instruments not listed in the table consist of accounts receivable, accounts payable and certain accrued liabilities. These financial instruments generally approximate fair value based on their short-term nature. The carrying value of our long-term debt approximates fair value based on a comparison with current prevailing market rates for loans of similar risks and maturities.

          In the second quarter of 2019, we sold certain assets that included an earnout of $2.0 million, contingent upon the buyer meeting a certain performance target. The estimated fair value of the contingent consideration on the sale date was approximately $0.9 million. We measured the fair value of the contingent consideration using the income approach, which discounts the future cash payments expected upon meeting the performance target to present value. The fair value of the contingent consideration was impacted by two unobservable inputs, management's estimate of the probability of meeting the performance target and the estimated discount rate (a rate that approximates our cost of capital). Significant changes in either of those inputs in isolation would result in a different fair value measurement. During 2020, we reduced the fair value of the contingent consideration due to a reduced probability of meeting the performance target contemplated in the sales agreement, and decreased the asset by $0.9 million.

          The interest rate swap is measured at fair value using the income approach, which discounts the future net cash settlements expected under the derivative contracts to a present value. These valuations primarily utilize indirectly observable inputs, including contractual terms, interest rates and yield curves observable at commonly quoted intervals. See Note 10 — "Derivative Instruments" for additional information.

Note 4 — Business Combinations

  2018 Acquisition

  Acquisition of Willbros Group, Inc.

          On June 1, 2018, we acquired all of the outstanding common stock of Willbros, a specialty energy infrastructure contractor serving the oil and gas and power industries for approximately $110.6 million, net of cash and restricted cash acquired. The total purchase price was funded through a combination of existing cash balances and borrowings under our revolving credit facility.

          During the second quarter of 2019, we finalized the estimate of fair values of the assets acquired and liabilities assumed of Willbros. The tables below represent the purchase consideration and estimated fair values of the assets acquired and liabilities assumed. Significant changes since our initial estimates reported in the second quarter of 2018 primarily relate to fair value adjustments to our acquired contracts, which resulted in an increase to contract liabilities of $23.7 million. In addition, fair value adjustments to our acquired insurance liabilities and lease obligations reduced our liabilities assumed by approximately $11.9 million and $6.0 million, respectively and fair value adjustments to our acquired intangible assets decreased our assets acquired by $6.8 million. As a result of these and other adjustments to the initial estimated fair values of the assets acquired and liabilities assumed, goodwill increased by approximately $18.0 million since the second quarter of 2018. Adjustments recorded to the estimated fair values of the assets acquired and liabilities

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 4 — Business Combinations (Continued)

assumed are recognized in the period in which the adjustments are determined and calculated as if the accounting had been completed as of the acquisition date.

Purchase consideration (in thousands)
Total purchase consideration	$164,758
Less cash and restricted cash acquired	(54,138)

Net cash paid	110,620

Identifiable assets acquired and liabilities assumed (in thousands)
Cash and restricted cash	$54,138
Accounts receivable	103,186
Contract assets	30,762
Other current assets	18,255
Property, plant and equipment	30,522
Intangible assets:
Customer relationships	47,500
Tradename	200
Deferred income taxes	27,954
Other non-current assets	2,261
Accounts payable and accrued liabilities	(122,692)
Contract liabilities	(68,104)
Other non-current liabilities	(20,953)

Total identifiable net assets	103,029
Goodwill	61,729

Total purchase consideration	$164,758

          We separated the operations of Willbros among two of our existing segments, and created a new segment for the utility transmission and distribution operations called the Transmission segment. The oil and gas operations are included in the Pipeline segment, and the Canadian operations are included in the Power segment. Goodwill associated with the Willbros acquisition principally consists of expected benefits from the expansion of our services into electric utility-focused offerings and the expansion of our geographic presence. Goodwill also includes the value of the assembled workforce. We allocated $59.0 million of goodwill to the Transmission segment, $1.8 million to the Power segment, and $0.9 million to the Pipeline segment. Based on the current tax treatment, goodwill from this transaction is not deductible for income tax purposes.

          During 2020, the operations of this acquisition were fully integrated into our operations and no separate financial results were maintained. Therefore, it is impracticable for us to report the amounts of revenue and gross profit included in the Consolidated Statements of Income. For the year ended December 31, 2019, Willbros contributed revenue of $702.4 million and gross profit of $45.5 million. For the period June 1, 2018, the acquisition date, to December 31, 2018, Willbros contributed revenue of $400.8 million and gross profit of $39.5 million.

          For the year ended December 31, 2018, costs related to the acquisition of Willbros were $13.2 million and are included in "Transaction and related costs" on the Consolidated Statements of Income. Such costs primarily consisted of severance and retention bonus costs for certain employees of Willbros, professional fees paid to advisors, and exiting or impairing certain duplicate facilities.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 5 — Revenue

          We generate revenue under a range of contracting types, including fixed-price, unit-price, time and material, and cost reimbursable plus fee contracts, each of which has a different risk profile. A substantial portion of our revenue is derived from contracts where scope is adequately defined, and therefore we can reasonably estimate total contract value. For these contracts, revenue is recognized over time as work is completed because of the continuous transfer of control to the customer (typically using an input measure such as costs incurred to date relative to total estimated costs at completion to measure progress). For certain contracts, where scope is not adequately defined and we can't reasonably estimate total contract value, revenue is recognized primarily on an input basis, based on contract costs incurred as defined within the respective contracts. Costs to obtain contracts are generally not significant and are expensed in the period incurred.

          We evaluate whether two or more contracts should be combined and accounted for as one single performance obligation and whether a single contract should be accounted for as more than one performance obligation. ASC 606 defines a performance obligation as a contractual promise to transfer a distinct good or service to a customer. A contract's transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Our evaluation requires significant judgment and the decision to combine a group of contracts or separate a contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The majority of our contracts have a single performance obligation, as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. However, occasionally we have contracts with multiple performance obligations. For contracts with multiple performance obligations, we allocate the contract's transaction price to each performance obligation using the observable standalone selling price, if available, or alternatively our best estimate of the standalone selling price of each distinct performance obligation in the contract. The primary method used to estimate standalone selling price is the expected cost plus a margin approach for each performance obligation.

          As of December 31, 2020, we had $1.72 billion of remaining performance obligations. We expect to recognize approximately 75% of our remaining performance obligations as revenue during the next four quarters and substantially all of the remaining balance in 2022.

          Accounting for long-term contracts involves the use of various techniques to estimate total transaction price and costs. For long-term contracts, transaction price, estimated cost at completion and total costs incurred to date are used to calculate revenue earned. Unforeseen events and circumstances can alter the estimate of the costs and potential profit associated with a particular contract. Total estimated costs, and thus contract revenue and income, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials and equipment. Additionally, external factors such as weather, client needs, client delays in providing permits and approvals, labor availability, governmental regulation, politics and any prevailing impacts from the pandemic caused by the coronavirus may affect the progress of a project's completion, and thus the timing of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition and profitability from a particular contract may be adversely affected.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 5 — Revenue (Continued)

          The nature of our contracts gives rise to several types of variable consideration, including contract modifications (change orders and claims), liquidated damages, volume discounts, performance bonuses, incentive fees, and other terms that can either increase or decrease the transaction price. We estimate variable consideration as the most likely amount to which we expect to be entitled. We include estimated amounts in the transaction price to the extent we believe we have an enforceable right, and it is probable that a significant reversal of cumulative revenue recognized will not occur. Our estimates of variable consideration and the determination of whether to include estimated amounts in the transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us at this time.

          Contract modifications result from changes in contract specifications or requirements. We consider unapproved change orders to be contract modifications for which customers have not agreed to both scope and price. We consider claims to be contract modifications for which we seek, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no agreement with customers. Claims can also be caused by non-customer-caused changes, such as rain or other weather delays. Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct, and, therefore, are accounted for as part of the existing contract. The effect of a contract modification on the transaction price, and our measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis. In some cases, settlement of contract modifications may not occur until after completion of work under the contract.

          As a significant change in one or more of these estimates could affect the profitability of our contracts, we review and update our contract-related estimates regularly. We recognize adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the cumulative impact of the profit adjustment is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance are recognized using the adjusted estimate. In the years ended December 31, 2020 and 2019, revenue recognized from performance obligations satisfied in previous periods was $9.9 million and $24.1 million, respectively. If at any time the estimate of contract profitability indicates an anticipated loss on a contract, the projected loss is recognized in full, including any previously recognized profit, in the period it is identified and recognized as an "accrued loss provision" which is included in "Contract liabilities" on the Consolidated Balance Sheets. For contract revenue recognized over time, the accrued loss provision is adjusted so that the gross profit for the contract remains zero in future periods.

          At December 31, 2020, we had approximately $63.6 million of unapproved contract modifications included in the aggregate transaction prices. These contract modifications were in the process of being negotiated in the normal course of business. Approximately $57.5 million of the unapproved contract modifications had been recognized as revenue on a cumulative catch-up basis through December 31, 2020.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 5 — Revenue (Continued)

          In all forms of contracts, we estimate the collectability of contract amounts at the same time that we estimate project costs. If we anticipate that there may be issues associated with the collectability of the full amount calculated as the transaction price, we may reduce the amount recognized as revenue to reflect the uncertainty associated with realization of the eventual cash collection. For example, when a cost reimbursable project exceeds the client's expected budget amount, the client frequently requests an adjustment to the final amount. Similarly, some utility clients reserve the right to audit costs for significant periods after performance of the work.

          The timing of when we bill our customers is generally dependent upon agreed-upon contractual terms, milestone billings based on the completion of certain phases of the work, or when services are provided. Sometimes, billing occurs subsequent to revenue recognition, resulting in unbilled revenue, which is a contract asset. Also, we sometimes receive advances or deposits from our customers before revenue is recognized, resulting in deferred revenue, which is a contract liability.

          The caption "Contract assets" in the Consolidated Balance Sheets represents the following:

  •
  unbilled revenue, which arises when revenue has been recorded but the amount will not be billed until a later date;

  •
  retainage amounts for the portion of the contract price earned by us for work performed, but held for payment by the customer as a form of security until we reach certain construction milestones; and

  •
  contract materials for certain job specific materials not yet installed, which are valued using the specific identification method relating the cost incurred to a specific project.

          Contract assets consist of the following (in thousands):

	December 31, 2020	December 31, 2019

Unbilled revenue	$192,176	$251,429
Retention receivable	115,877	81,393
Contract materials (not yet installed)	17,796	11,984

	$325,849	$344,806

          Contract assets decreased by $19.0 million compared to December 31, 2019 due primarily to a reduction unbilled revenue, partially offset by an increase in retention receivable.

          The caption "Contract liabilities" in the Consolidated Balance Sheets represents deferred revenue on billings in excess of contract revenue recognized to date, and the accrued loss provision.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 5 — Revenue (Continued)

          Contract liabilities consist of the following (in thousands):

	December 31, 2020	December 31, 2019

Deferred revenue	$252,781	$186,081
Accrued loss provision	14,446	6,316

	$267,227	$192,397

          Contract liabilities increased by $74.8 million compared to December 31, 2019 primarily due to higher deferred revenue from the timing of work progression and billings.

          Revenue recognized for the years ended December 31, 2020 and 2019, that was included in the contract liability balance at the beginning of each year was approximately $146.0 million and $153.1 million, respectively.

          The following tables present our revenue disaggregated into various categories.

          MSA and Non-MSA revenue was as follows (in thousands):

	For the year ended December 31, 2020

Segment	MSA	Non-MSA	Total
Power	$137,419	$657,942	$795,361
Pipeline	139,868	757,173	897,041
Utilities	705,276	201,321	906,597
Transmission	374,882	84,156	459,038
Civil	2,951	430,509	433,460

Total	$1,360,396	$2,131,101	$3,491,497

	For the year ended December 31, 2019

Segment	MSA	Non-MSA	Total
Power	$186,504	$542,844	$729,348
Pipeline	114,710	390,446	505,156
Utilities	651,028	235,476	886,504
Transmission	401,823	95,479	497,302
Civil	2,477	485,542	488,019

Total	$1,356,452	$1,749,787	$3,106,329

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 5 — Revenue (Continued)

	For the year ended December 31, 2018

Segment	MSA	Non-MSA	Total
Power	$141,193	$552,855	$694,048
Pipeline	47,143	543,794	590,937
Utilities	699,998	202,774	902,772
Transmission(1)	240,228	46,521	286,749
Civil	—	464,972	464,972

Total	$1,128,562	$1,810,916	$2,939,478

(1)
Represents results from the June 1, 2018 acquisition date of Willbros to December 31, 2018.

          Revenue by contract type was as follows (in thousands):

	For the year ended December 31, 2020

Segment	Fixed-price	Unit-price	Cost reimbursable(1)	Total
Power	$320,392	$4,094	$470,875	$795,361
Pipeline	518,556	310,780	67,705	897,041
Utilities	96,414	560,262	249,921	906,597
Transmission	34,309	305,007	119,722	459,038
Civil	55,326	336,590	41,544	433,460

Total	$1,024,997	$1,516,733	$949,767	$3,491,497

(1)
Includes time and material and cost reimbursable plus fee contracts.

	For the year ended December 31, 2019

Segment	Fixed-price	Unit-price	Cost reimbursable(1)	Total
Power	$458,566	$13,982	$256,800	$729,348
Pipeline	60,157	37,963	407,036	505,156
Utilities	117,015	486,496	282,993	886,504
Transmission	57,818	423,371	16,113	497,302
Civil	81,931	327,449	78,639	488,019

Total	$775,487	$1,289,261	$1,041,581	$3,106,329

(1)
Includes time and material and cost reimbursable plus fee contracts.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 5 — Revenue (Continued)

	For the year ended December 31, 2018

Segment	Fixed-price	Unit-price	Cost reimbursable(1)	Total
Power	$393,555	$45,339	$255,154	$694,048
Pipeline	107,519	58,651	424,767	590,937
Utilities	184,649	460,122	258,001	902,772
Transmission(2)	48,679	230,077	7,993	286,749
Civil	69,398	345,510	50,064	464,972

Total	$803,800	$1,139,699	$995,979	$2,939,478

(1)
Includes time and material and cost reimbursable plus fee contracts.

(2)
Represents results from the June 1, 2018 acquisition date of Willbros to December 31, 2018.

          Each of these contract types has a different risk profile. Typically, we assume more risk with fixed-price contracts. Unforeseen events and circumstances can alter the estimate of the costs and potential profit associated with a particular fixed-price contract. However, these types of contracts offer additional profits when we complete the work for less cost than originally estimated. Unit-price and cost reimbursable contracts generally subject us to lower risk. Accordingly, the associated fees are usually lower than fees earned on fixed-price contracts. Under these contracts, our profit may vary if actual costs vary significantly from the negotiated rates.

Note 6 — Property and Equipment

          The following is a summary of property and equipment (in thousands):

	2020	2019	Useful Life

Land and buildings	$147,983	$125,047	Buildings 30 Years
Leasehold improvements	16,018	15,399	Various*
Office equipment	13,239	12,379	3 - 5 Years
Construction equipment	432,438	443,285	3 - 7 Years
Transportation equipment	122,350	122,082	3 - 18 Years
Solar equipment	23,552	23,552	25 years
Construction in progress	17,813	33,159

	773,393	774,903
Less: accumulated depreciation and amortization	(417,199)	(399,015)

Property and equipment, net	$356,194	$375,888

*
Leasehold improvements are depreciated over the shorter of the life of the leasehold improvement or the lease term.

          Depreciation expense was $73.7 million, $74.0 million and $67.9 million for the years ended December 31, 2020, 2019 and 2018, respectively.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 7 — Goodwill and Intangible Assets

          There were no changes in goodwill balances during the year ended December 31, 2020. The change in goodwill by segment for 2019 was as follows (in thousands):

	Power	Pipeline	Utilities	Transmission	Civil	Total

Balance at January 1, 2019	$25,933	$52,285	$37,312	$50,479	$40,150	$206,159
Adjustments to identifiable assets acquired and liabilities assumed	261	130	—	8,553	—	8,944

Balance at December 31, 2019	$26,194	$52,415	$37,312	$59,032	$40,150	$215,103

          There were no impairments of goodwill for the years ended December 31, 2020, 2019 and 2018.

          The table below summarizes the intangible asset categories, amounts and the average amortization periods, which are generally on a straight-line basis (in thousands):

	December 31, 2020			December 31, 2019

	Gross Carrying Amount	Accumulated Amortization	Intangible assets, net	Gross Carrying Amount	Accumulated Amortization	Intangible assets, net

Tradename	$16,040	(14,793)	1,247	$16,040	$(13,216)	$2,824
Customer relationships	91,000	(31,400)	59,600	91,000	(24,353)	66,647
Non-compete agreements	1,900	(1,735)	165	1,900	(1,580)	320
Other	275	(275)	—	275	(237)	38

Total	$109,215	$(48,203)	$61,012	$109,215	$(39,386)	$69,829

          Amortization expense of intangible assets was $8.8 million, $11.4 million and $11.3 million for the years ended December 31, 2020, 2019 and 2018, respectively.

          Estimated future amortization expense for intangible assets as of December 31, 2020 is as follows (in thousands):

For the Years Ending December 31,	Estimated Intangible Amortization Expense

2021	$7,577
2022	6,416
2023	5,581
2024	4,862
2025	4,140
Thereafter	32,436

$61,012

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 8-Accounts Payable and Accrued Liabilities

          At December 31, 2020 and 2019, accounts payable included retention amounts of approximately $12.6 million and $11.3 million, respectively. These amounts owed to subcontractors have been retained pending contract completion and customer acceptance of jobs.

          The following is a summary of accrued liabilities (in thousands):

	December 31, 2020	December 31, 2019

Payroll and related employee benefits	$81,088	$64,705
Current operating lease liability	73,033	74,036
Casualty insurance reserves	8,365	9,918
Corporate income taxes and other taxes	13,783	9,027
Other	24,404	25,815

	$200,673	$183,501

Note 9-Credit Arrangements

          Long-term debt and credit facilities consist of the following at December 31 (in thousands):

	December 31, 2020	December 31, 2019

Term loan	$192,500	$203,500
Commercial equipment notes	85,783	105,114
Mortgage notes	38,795	43,474

Total debt	317,078	352,088
Unamortized debt issuance costs	(521)	(787)

Total debt, net	$316,557	$351,301
Less: current portion	(47,722)	(55,659)

Long-term debt, net of current portion	$268,835	$295,642

          The weighted average interest rate on total debt outstanding at December 31, 2020 and 2019 was 3.7% and 4.0%, respectively.

          Scheduled maturities of long-term debt are as follows (in thousands):

Year Ending December 31,

2021	$47,722
2022	42,190
2023	177,579
2024	8,880
2025	15,007
Thereafter	25,700

$317,078

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 9-Credit Arrangements (Continued)

  Commercial Notes Payable and Mortgage Notes Payable

          From time to time, we enter into commercial equipment notes payable with various equipment finance companies and banks. At December 31, 2020, interest rates ranged from 1.83% to 4.40% per annum and maturity dates range from August 2021 to June 2025. The notes are secured by certain construction equipment.

          From time to time, we enter into secured mortgage notes payable with various banks. At December 31, 2020, interest rates ranged from 4.21% to 4.50% per annum and maturity dates range from January 2025 to November 2028. The notes are secured by certain real estate.

  Credit Agreement

          On September 29, 2017, we entered into an amended and restated credit agreement, as amended July 9, 2018 and August 3, 2018 (the "Credit Agreement") with CIBC Bank USA, as administrative agent (the "Administrative Agent") and co-lead arranger, and the financial parties thereto (collectively, the "Lenders"). The Credit Agreement consists of a $220.0 million term loan (the "Term Loan") and a $200.0 million revolving credit facility ("Revolving Credit Facility"), whereby the Lenders agreed to make loans on a revolving basis from time to time and to issue letters of credit for up to the $200.0 million committed amount. The Credit Agreement contains an accordion feature that would allow us to increase the Term Loan or the borrowing capacity under the Revolving Credit Facility by up to $75.0 million. The Credit Agreement matures on July 9, 2023.

          The Term Loan requires quarterly principal payments beginning in the third quarter of 2018 equal to $2.75 million, or $11.0 million per annum, for the first three years and $4.125 million, or $16.5 million per annum, for years four and five, with the balance due on July 9, 2023.

          The principal amount of any loans under the Credit Agreement will bear variable interest at either: (i) LIBOR plus an applicable margin as specified in the Credit Agreement (based on our senior debt to EBITDA ratio as defined in the Credit Agreement), or (ii) the Base Rate (which is the greater of (a) the Federal Funds Rate plus 0.50% or (b) the prime rate as announced by the Administrative Agent). Non-use fees, letter of credit fees and administrative agent fees are payable at rates specified in the Credit Agreement.

          The principal amount of any loan drawn under the Credit Agreement may be prepaid in whole or in part at any time, with a minimum prepayment of $5.0 million.

          At December 31, 2020, commercial letters of credit outstanding were $51.5 million. Other than commercial letters of credit, there were no outstanding borrowings under the Revolving Credit Facility, and available borrowing capacity was $148.5 million at December 31, 2020.

          Loans made under the Credit Agreement are secured by our assets, including, among others, our cash, inventory, equipment (excluding equipment subject to permitted liens), and accounts receivable. Certain of our domestic subsidiaries have issued joint and several guaranties in favor of the Lenders for all amounts under the Credit Agreement.

          The Credit Agreement contains various restrictive and financial covenants including, among others, a senior debt/EBITDA ratio and debt service coverage requirements. In addition, the Credit

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 9-Credit Arrangements (Continued)

Agreement includes restrictions on investments, change of control provisions and provisions in the event we dispose of more than 20% of our total assets.

          We were in compliance with the covenants for the Credit Agreement at December 31, 2020.

          On September 13, 2018, we entered into an interest rate swap agreement to manage our exposure to the fluctuations in variable interest rates. The swap effectively exchanged the interest rate on 75% of the debt outstanding under our Term Loan from variable LIBOR to a fixed rate of 2.89% per annum, in each case plus an applicable margin, which was 1.75% at December 31, 2020. See Note 10 — "Derivative Instruments".

  Canadian Credit Facilities

          We have a demand credit facility for $4.0 million in Canadian dollars with a Canadian bank for purposes of issuing commercial letters of credit in Canada. The credit facility has an annual renewal and provides for the issuance of commercial letters of credit for a term of up to five years. The facility provides for an annual fee of 1.0% for any issued and outstanding commercial letters of credit. Letters of credit can be denominated in either Canadian or U.S. dollars. At December 31, 2020, commercial letters of credit outstanding were $0.4 million in Canadian dollars, and the available borrowing capacity was $3.6 million in Canadian dollars. The credit facility contains a working capital restrictive covenant for our Canadian subsidiary, OnQuest Canada, ULC. At December 31, 2020, OnQuest Canada, ULC was in compliance with the covenant.

          We have a credit facility for $10.0 million in Canadian dollars with CIBC Bank for working capital purposes in the normal course of business ("Working Capital Credit Facility"). At December 31, 2020, there were no outstanding borrowings under the Working Capital Credit Facility, and available borrowing capacity was $10.0 million in Canadian dollars. The Working Capital Credit Facility contains a cross default restrictive covenant where a default under our Credit Agreement will represent a default in the Working Capital Credit Facility.

Note 10 — Derivative Instruments

          We are exposed to certain market risks related to changes in interest rates. To monitor and manage these market risks, we have established risk management policies and procedures. We do not enter into derivative instruments for any purpose other than hedging interest rate risk. None of our derivative instruments are used for trading purposes.

          Interest Rate Risk.    We are exposed to variable interest rate risk as a result of variable-rate borrowings under our Credit Agreement. To manage fluctuations in cash flows resulting from changes in interest rates on a portion of our variable-rate debt, we entered into an interest rate swap agreement on September 13, 2018 with an initial notional amount of $165.0 million, or 75% of the debt outstanding under our Term Loan, which was not designated as a hedge for accounting purposes. The notional amount of the swap will be adjusted down each quarter by 75% of the required principal payments made on the Term Loan. See Note 9 — "Credit Arrangements". The swap effectively changes the variable-rate cash flow exposure on the debt obligations to fixed rates. The fair value of outstanding interest rate swap derivatives can vary significantly from period to period depending on the total notional amount of swap derivatives outstanding and fluctuations in

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 10 — Derivative Instruments (Continued)

market interest rates compared to the interest rates fixed by the swaps. As of December 31, 2020 and 2019, our outstanding interest rate swap agreement contained a notional amount of $144.4 million and $152.6 million, respectively, with a maturity date of July 10, 2023.

          Credit Risk.    By using derivative instruments to economically hedge exposures to changes in interest rates, we are exposed to counterparty credit risk. Credit risk is the failure of a counterparty to perform under the terms of a derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, we do not possess credit risk. We minimize the credit risk in derivative instruments by entering into transactions with high quality counterparties. We have entered into netting agreements, including International Swap Dealers Association ("ISDA") Agreements, which allow for netting of contract receivables and payables in the event of default by either party.

          The following table summarizes the fair value of our derivative contracts included in the Consolidated Balance Sheets (in thousands):

	Balance Sheet Location	December 31, 2020	December 31, 2019

Interest rate swap	Other long-term liabilities	$9,205	$6,443

          The following table summarizes the amounts recognized with respect to our derivative instruments within the Consolidated Statements of Income (in thousands):

	Location of (Gain) Loss Recognized	Year Ended December 31,

	on Derivatives	2020	2019	2018

Interest rate swap	Interest expense	$6,203	$4,601	$3,131

Note 11 — Noncontrolling Interests

          We own a 50% interest in the Carlsbad joint venture and we owned a 50% interest in the Wilmington joint venture, each of which operates in the Power segment. Both joint ventures have been determined to be a VIE and we were determined to be the primary beneficiary as a result of our significant influence over the joint venture operations.

          Each joint venture is a partnership, and consequently, only the tax effect of our share of the income was recognized by us. The net assets of the joint ventures are restricted for use by the specific project and are not available for our general operations.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 11 — Noncontrolling Interests (Continued)

  Carlsbad Joint Venture

          The Carlsbad joint venture operating activities began in 2015 and are included in our Consolidated Statements of Income as follows (in thousands):

	Year Ended December 31,

	2020	2019	2018

Revenue	$75	$5,970	$102,868
Net income attributable to noncontrolling interests	9	1,770	9,483

          The Carlsbad joint venture made distributions of $1.0 million to the noncontrolling interest and $1.0 million to us during the year ended December 31, 2020. The Carlsbad joint venture made distributions of $3.5 million to the noncontrolling interest and $3.5 million to us during the year ended December 31, 2019. The Carlsbad joint venture made distributions of $9.0 million to the noncontrolling interest and $9.0 million to us during the year ended December 31, 2018. In addition, we did not make any capital contributions to the Carlsbad joint venture during the years ended December 31, 2020, 2019, and 2018. The project was substantially complete as of December 31, 2018 and the warranty period expires in December 2021.

          The following table summarizes the total balance sheet amounts for the Carlsbad joint venture, which is included in our Consolidated Balance Sheets (in thousands) and the total consolidated balance sheet amounts:

	Joint Venture Amounts	Consolidated Amounts
At December 31, 2020
Cash	$431	$326,744
Contract liabilities	350	267,227
Due to Primoris	2	—
At December 31, 2019
Cash	$2,124	$120,286
Accounts payable	38	235,972
Contract liabilities	425	192,397

  Wilmington Joint Venture

          The Wilmington joint venture operating activities began in 2015 and are included in our Consolidated Statements of Income as follows (in thousands):

	Year Ended December 31,

	2020	2019	2018

Revenue	$—	$—	$2,133
Net income attributable to noncontrolling interests	—	—	649

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 11 — Noncontrolling Interests (Continued)

          The project is complete, the warranty period expired in October 2018, and dissolution of the joint venture was completed in the first quarter of 2019. The Wilmington joint venture made a final immaterial distribution to the noncontrolling interest and to us during the first quarter of 2019. The Wilmington joint venture made distributions of $4.1 million to the noncontrolling interest and $4.1 million to us during the year ended December 31, 2018. In addition, we did not make any capital contributions to the Wilmington joint venture during the years ended December 31, 2020, 2019, and 2018.

Note 12 — Leases

          We lease administrative and various operational facilities, which are generally longer-term, project specific facilities or yards, and construction equipment under non-cancelable operating leases. On January 1, 2019, we adopted ASC 842, "Leases" using the modified retrospective method and elected to apply the new lease standard at the adoption date. The cumulative impact of adopting ASC 842 was immaterial and did not require an adjustment to retained earnings. In adopting ASC 842, we changed our accounting policy for leases. Under the modified retrospective method, results for periods prior to January 1, 2019, are not adjusted and continue to be reported in accordance with our historic accounting under ASC 840, "Leases".

          We elected certain transition practical expedients permitted with the new standard, which among other things, allowed us to carry forward the historical lease classification. In addition, we elected the hindsight practical expedient to determine the reasonably certain lease term for existing leases. We also made an accounting policy election in which leases with an initial term of 12 months or less are not recorded on the balance sheet and lease payments are recognized in the Consolidated Statements of Income on a straight-line basis over the lease term.

          We determine if an arrangement is a lease at inception. We have lease agreements with lease and non-lease components, which are generally accounted for separately. Operating leases are included in "Operating lease assets", "Accrued liabilities", and "Noncurrent operating lease liabilities, net of current portion" on our Consolidated Balance Sheets.

          Operating lease assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. In determining our lease term, we include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. For our leases that do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date to determine the present value of future payments. Lease expense from minimum lease payments is recognized on a straight-line basis over the lease term.

          Our leases have remaining lease terms that expire at various dates through 2030, some of which may include options to extend the leases for up to 5 years. The exercise of lease extensions is at our sole discretion. Periodically, we sublease excess facility space, but any sublease income is generally not significant. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 12 — Leases (Continued)

          The components of operating lease expense are as follows (in thousands):

	Year Ended December 31,

	2020		2019		2018

Operating lease expense	$90,965	(1)	$77,222	(1)	$53,415	(2)

(1)
Includes short-term leases, which are immaterial.

(2)
Reported in accordance with our historical accounting under ASC 840, "Leases".

          Our operating lease liabilities are reported on the Consolidated Balance Sheet as follows (in thousands):

	December 31, 2020	December 31, 2019

Accrued liabilities	$73,033	$74,036
Noncurrent operating lease liabilities, net of current portion	137,913	171,225

	$210,946	$245,261

          The future minimum lease payments under non-cancelable operating leases are as follows (in thousands):

For the Years Ending December 31,	Future Minimum Lease Payments

2021	$79,229
2022	61,235
2023	47,586
2024	22,232
2025	5,197
Thereafter	8,995

Total lease payments	$224,474
Less imputed interest	(13,528)

Total	$210,946

          Other information related to operating leases is as follows (in thousands, except lease term and discount rate):

	Year Ended December 31,

	2020	2019

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$93,107	$77,229
Weighted-average remaining lease term on operating leases (years)	3.51	3.99
Weighted-average discount rate on operating leases	3.59%	3.85%

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 13 — Commitments and Contingencies

          NTTA settlement — On February 7, 2012, we were sued in an action entitled North Texas Tollway Authority ("NTTA"), Plaintiff v. James Construction Group, LLC, and KBR, Inc., Defendants, v. Reinforced Earth Company, Third-Party Defendant (the "Lawsuit"). On February 25, 2015 the Lawsuit was settled, and we recorded a liability for $17.0 million. A second defendant agreed to provide up to $5.4 million to pay for the total expected remediation cost of approximately $22.4 million. We are paying a third-party contractor approved by the NTTA to complete the remediation. During the year ended December 31, 2020, we increased our liability by $2.0 million. We also spent $8.2 million for remediation during the year ended December 31, 2020. At December 31, 2020, our remaining accrual balance was $2.3 million.

          Litigation — We had been engaged in dispute resolution to collect money we believe we are owed for a construction project completed in 2014. Because of uncertainties associated with the project, including uncertainty of the amounts that would be collected, we used a zero profit margin approach to recording revenue during the construction period for the project. The dispute resolution for the receivable initially required international arbitration; however, in the first half of 2016, the owner sought bankruptcy protection in U.S. bankruptcy court. We initiated litigation against the sureties who had provided lien and stop payment release bonds for the total amount owed. During 2018, we settled with the sureties and collected the $32.9 million receivable, which resulted in recognizing revenue of approximately $18.1 million and gross profit of approximately $17.4 million. In addition, we believe we are owed amounts from the bankruptcy trustee. We expect that we will collect a portion of the amount owed to us but cannot predict the timing of such collection.

          We are subject to other claims and legal proceedings arising out of our business. We provide for costs related to contingencies when a loss from such claims is probable and the amount is reasonably estimable. In determining whether it is possible to provide an estimate of loss, or range of possible loss, we review and evaluate our litigation and regulatory matters on a quarterly basis in light of potentially relevant factual and legal developments. If we determine an unfavorable outcome is not probable or reasonably estimable, we do not accrue for a potential litigation loss.

          Management is unable to ascertain the ultimate outcome of other claims and legal proceedings; however, after review and consultation with counsel and taking into consideration relevant insurance coverage and related deductibles/self-insurance retention, management believes that it has meritorious defense to the claims and believes that the reasonably possible outcome of such claims will not, individually or in the aggregate, have a materially adverse effect on our consolidated results of operations, financial condition or cash flow.

          Bonding — As of December 31, 2020 and 2019, we had bid and completion bonds issued and outstanding totaling approximately $696.0 million and $648.6 million, respectively.

Note 14 — Reportable Segments

          We segregate our business into five reportable segments: the Power segment, the Pipeline segment, the Utilities segment, the Transmission segment, and the Civil segment. Each of our reportable segments is comprised of similar business units that specialize in services unique to the segment. Driving the end-user focused segments are differences in the economic characteristics of each segment, the nature of the services provided by each segment; the production processes of each segment; the type or class of customer using the segment's services; the methods used by the segment to provide the services; and the regulatory environment of each segment's customers.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 14-Reportable Segments (Continued)

          The classification of revenue and gross profit for segment reporting purposes can at times require judgment on the part of management. Our segments may perform services across industries or perform joint services for customers in multiple industries. To determine reportable segment gross profit, certain allocations, including allocations of shared and indirect costs, such as facility costs, equipment costs and indirect operating expenses, were made.

          The following is a brief description of the reportable segments:

          The Power segment operates throughout the United States and in Canada and specializes in a range of services that include engineering, procurement, and construction, retrofits, upgrades, repairs, outages, and maintenance services for entities in the petroleum and petrochemical industries, as well as traditional and renewable power generators.

          The Pipeline segment operates throughout the United States and specializes in a range of services, including pipeline construction and maintenance, pipeline facility and integrity services, installation of compressor and pump stations, and metering facilities for entities in the petroleum and petrochemical industries, as well as gas, water, and sewer utilities.

          The Utilities segment operates primarily in California, the Midwest, the Atlantic Coast, and the Southeast regions of the United States and specializes in a range of services, including installation and maintenance of new and existing natural gas utility distribution systems and pipeline integrity services for entities in the gas utility market.

          The Transmission segment operates primarily in the Southeastern, Midwest, Atlantic Coast, and Gulf Coast regions of the United States and specializes in a range of services, including installation and maintenance of new and existing electric utility transmission, substation, and distribution systems for entities in the electric utility market.

          The Civil segment operates primarily in the Southeastern and Gulf Coast regions of the United States and specializes in highway and bridge construction, airport runway construction, demolition, site work, soil stabilization, mass excavation, flood control, and drainage projects for entities in the petroleum and petrochemical industries, state and municipal departments of transportation, and airports.

          All intersegment revenue and gross profit, which was immaterial, has been eliminated in the following tables. Total assets by segment is not presented as our "Chief Operating Decision Maker" does not review or allocate resources based on segment assets.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 14-Reportable Segments (Continued)

  Segment Revenue

          Revenue by segment for the years ended December 31, 2020, 2019 and 2018 was as follows (in thousands):

	For the year ended December 31,

	2020		2019		2018

Segment	Revenue	% of Total Revenue	Revenue	% of Total Revenue	Revenue		% of Total Revenue
Power	$795,361	22.8%	$729,348	23.5%	$694,048		23.6%
Pipeline	897,041	25.7%	505,156	16.3%	590,937		20.1%
Utilities	906,597	26.0%	886,504	28.5%	902,772		30.7%
Transmission	459,038	13.1%	497,302	16.0%	286,749	(1)	9.8%
Civil	433,460	12.4%	488,019	15.7%	464,972		15.8%

Total	$3,491,497	100.0%	$3,106,329	100.0%	$2,939,478		100.0%

(1)
Represents results from the June 1, 2018 acquisition date of Willbros to December 31, 2018.

  Segment Gross Profit

          Gross profit by segment for the years ended December 31, 2020, 2019 and 2018 was as follows (in thousands):

	For the year ended December 31,

	2020		2019		2018

Segment	Gross Profit	% of Segment Revenue	Gross Profit	% of Segment Revenue	Gross Profit		% of Segment Revenue
Power	$53,500	6.7%	$76,119	10.4%	$109,789		15.8%
Pipeline	97,459	10.9%	61,550	12.2%	66,602		11.3%
Utilities	132,957	14.7%	116,645	13.2%	111,825		12.4%
Transmission	44,879	9.8%	22,580	4.5%	31,904	(1)	11.1%
Civil	41,419	9.6%	54,032	11.1%	5,617		1.2%

Total	$370,214	10.6%	$330,926	10.7%	$325,737		11.1%

(1)
Represents results from the June 1, 2018 acquisition date of Willbros to December 31, 2018.

  Geographic Region — Revenue and Total Assets

          The majority of our revenue is derived from customers in the United States with approximately 3.5%, 5.8% and 2.9% generated from sources outside of the United States, principally Canada, for the years ended December 31, 2020, 2019 and 2018, respectively. At December 31, 2020 and

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 14-Reportable Segments (Continued)

2019, approximately 3.9% and 4.4%, respectively of total assets were located outside of the United States.

Note 15 — Multiemployer Plans

          Union Plans — Various subsidiaries are signatories to collective bargaining agreements. These agreements require that we participate in and contribute to a number of multiemployer benefit plans for our union employees at rates determined by the agreements. The trustees for each multiemployer plan determine the eligibility and allocations of contributions and benefit amounts, determine the types of benefits and administer the plan.

          We contributed $48.4 million, $41.0 million, and $48.8 million, to multiemployer pension plans for the years ended December 31, 2020, 2019 and 2018, respectively. These costs were charged to the related construction contracts in process. Contributions during 2020 increased from 2019 as a result of an increase in the number of man-hours worked by our union labor.

          The financial risks of participating in multiemployer plans are different from single-employer plans in the following respects:

  •
  Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

  •
  If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

  •
  If a participating employer chooses to stop participating in the plan, a withdrawal liability may be created based on the unfunded vested benefits for all employees in the plan.

          Under U.S. legislation regarding multiemployer pension plans, an employer is required to pay an amount that represents its proportionate share of a plan's unfunded vested benefits in the event of withdrawal from a plan or upon plan termination.

          We participate in a number of multiemployer pension plans, and our potential withdrawal obligation may be significant. Any withdrawal liability would be recorded when it is probable that a liability exists and can be reasonably estimated, in accordance with GAAP. We have no plans to withdraw from any labor agreements.

          During the last three years, we made annual contributions to 36 pension plans. Based upon the most recent and available plan financial information, we made contributions to the Southern California Pipe Trades Trust Funds that represented more than 5% of the plan's total contributions for the 2018 plan year. None of the other significant pension plans we contributed to below listed us in the plan's Form 5500 as providing more than 5% of the plan's total contributions during the years ended December 31, 2020 and 2019.

          Our participation in significant plans for the years ended December 31, 2020, 2019 and 2018 is outlined in the table below. The "EIN/Pension Plan Number" column provides the Employer Identification Number ("EIN") and the three digit plan number. The "Zone Status" is based on the latest information that we received from the plan and is certified by the plan's actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the yellow zone

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 15 — Multiemployer Plans (Continued)

are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The "FIP/RP Status Pending/Implemented" column indicates plans for which a financial improvement plan ("FIP") or a rehabilitation plan ("RP") is either pending or has been implemented. The "Surcharge Imposed" column includes plans in a red zone status that require a payment of a surcharge in excess of regular contributions. The next column lists the expiration date of our collective bargaining agreement related to the plan.

	EIN / Pension Plan	Pension Protection Act Zone Status		FIP/RP Status Pending /	Surcharge	Collective Bargaining Agreement Expiration	Contributions of the Company (In Thousands)

Pension Fund Name	Number	2020	2019	Implemented	Imposed	Date	2020	2019	2018
Central Pension Fund of the International Union of Operating Engineers and Participating Employers	36-6052390/001	Green as of January 31, 2020	Green as of January 31, 2019	No	No	6/1/2021	$7,734	$6,572	$6,643
Laborers International Union of North America National (Industrial) Pension Fund	52-6074345/001	Green as of March 30, 2020	Red as of December 31, 2018	No	No	6/1/2025	5,206	3,969	3,967
Pipeline Industry Benefit Fund	73-6146433/001	Green as of December 31, 2019	Green as of December 31, 2018	No	No	6/1/2023	4,275	1,941	1,988
Plumbers & Pipefitters National Pension Fund	52-6152779/001	Yellow as of June 30 2020	Yellow as of June 30, 2019	No	No	9/30/2022	3,570	3,659	3,686
Minnesota Laborers Pension Fund	41-6159599/001	Green as of December 31, 2019	Green as of December 31, 2018	No	No	6/1/2025	3,386	3,108	2,565
Southern California Pipe Trades Trust Funds	51-6108443/001	Green as of December 31, 2019	Green as of December 31, 2018	No	No	8/31/2026	3,312	3,078	5,122
Construction Laborers Pension Trust for Southern California	43-6159056/001	Green as of December 31, 2019	Green as of December 31, 2018	No	No	6/30/2022	2,844	2,886	2,873
Laborers Pension Trust Fund for Northern California	94-6277608/001	Green as of May 31, 2020	Green as of May 31, 2019	No	No	6/30/2023	2,581	2,823	3,793

				Contributions to significant plans			32,908	28,036	30,637
				Contributions to other multiemployer plans			15,489	12,964	18,153

				Total contributions made			$48,397	$41,000	$48,790

Note 16 — Company Retirement Plans

          Defined Contribution Plans — We sponsor multiple defined contribution plans for eligible employees not covered by collective bargaining agreements. Our plans include various features such as voluntary employee pre-tax and Roth-based contributions and matching contributions made by us. In addition, at the discretion of our Board of Directors, we may make additional profit share contributions to the plans. No such additional contributions were made during 2018 through 2020. Matching contributions to all defined contribution plans for the years ended December 31, 2020, 2019 and 2018 were $8.4 million, $7.0 million, and $4.6 million, respectively. We have no other post-retirement benefits.

Note 17 — Deferred Compensation Agreements and Stock-Based Compensation

          Primoris Incentive Compensation Plans — We have a long-term incentive compensation plan ("ICP") and a long-term retention plan ("LTR Plan") for certain senior managers and executives. Participants in the ICP receive a portion of their annual earned bonus in the form of Restricted Stock Units ("Units") that vest ratably over a three year period. Participants in the LTR Plan defer receipt of one half of their annual earned bonus for one year. Generally, except in the case of death, disability or involuntary separation from service, the Units are vested to the

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 17 — Deferred Compensation Agreements and Stock-Based Compensation (Continued)

participant only if actively employed by us on the payment or vesting date. Participants in the LTR Plan may also elect to purchase our common stock at a discounted price. For bonuses earned in 2020 and 2019, participants in the LTR Plan could elect to use up to one sixth of their bonus amount to purchase shares of our common stock at a discounted price. The purchase price was calculated as 75% of the average market closing price for the month of December 2020 and December 2019, respectively. The discount is treated as compensation to the participant.

          Stock-based compensation — In May 2013, the shareholders approved and we adopted the Primoris Services Corporation 2013 Long-term Incentive Equity Plan ("Equity Plan"). The Equity Plan provides for the grant of share-based awards for up to 2.5 million shares of common stock. At December 31, 2020, there were 1.2 million shares of common stock remaining available for grant. Units granted under the Equity Plan are documented in RSU Award Agreements which provide for a vesting schedule and require continuing employment of the individual. The Units are subject to earlier acceleration, termination, cancellation or forfeiture as provided in the underlying RSU Award Agreement.

          The table below presents the activity for 2020:

Nonvested RSUs	Units	Weighted Average Grant Date Fair Value per Unit
Balance at December 31, 2019	163,757	$24.72
Granted	184,256	19.66
Vested	(33,434)	22.26
Forfeited	(25,436)	23.24

Balance at December 31, 2020	289,143	21.91

          During 2019, 25,360 Units were granted with a weighted-average grant date fair value per unit of $20.70. The total fair value of Units that vested during 2020, 2019 and 2018 was $0.6 million, $1.2 million and $0.7 million, respectively.

          Under guidance of ASC 718, "Compensation — Stock Compensation", stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the employee's requisite service period (generally the vesting period of the award). Forfeitures of stock-based awards are recognized as they occur.

          The fair value of the Units was based on the closing market price of our common stock on the day prior to the date of the grant. Stock compensation expense for the Units is being amortized using the straight-line method over the service period. For the years ended December 31, 2020, 2019 and 2018, we recognized $2.3 million, $1.6 million, and $1.3 million, respectively, in compensation expense. At December 31, 2020, approximately $3.1 million of unrecognized compensation expense remains for the Units, which will be recognized over a weighted average period of 1.9 years.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 17 — Deferred Compensation Agreements and Stock-Based Compensation (Continued)

          Vested Units accrue "Dividend Equivalent Units" (as defined in the Equity Plan), which will be accrued as additional Units until the Units are converted to Common Stock. At December 31, 2020, a total of 2,677 Dividend Equivalent Units were accrued.

Note 18 — Related Party Transactions

          In December 2019, we purchased and cancelled an aggregate of 2,316,960 shares of our Common Stock from a former member of our Board of Directors, in a private transaction for an aggregate purchase price of $50.0 million or $21.58 per share. The share repurchase was made pursuant to our $50.0 million repurchase program authorized by our Board of Directors in October 2019. The governing Share Repurchase Agreement contained a "standstill" covenant prohibiting the former member of our Board of Directors from selling any additional shares of our Common Stock through May 26, 2020.

Note 19 — Income Taxes

          Income before provision for income taxes consists of the following (in thousands):

	Year Ended December 31,

	2020	2019	2018

United States	$140,346	$107,639	$111,002
Foreign	5,293	10,270	2,356

Total	$145,639	$117,909	$113,358

          The components of the provision for income taxes are as follows (in thousands):

	Year Ended December 31,

	2020	2019	2018

Current provision
Federal	$37,315	$12,513	$3,405
State	6,680	4,398	4,536
Foreign	1,741	2,954	674

	45,736	19,865	8,615

Deferred provision (benefit)
Federal	(3,207)	12,283	14,535
State	438	1,940	2,120
Foreign	(809)	(276)	(139)

	(3,578)	13,947	16,516

Change in valuation allowance	(1,502)	—	634

Total	$40,656	$33,812	$25,765

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 19 — Income Taxes (Continued)

          A reconciliation of income tax expense compared to the amount of income tax expense that would result by applying the U.S. federal statutory income tax rate to pre-tax income is as follows:

	Year Ended December 31,

	2020	2019	2018

U.S. federal statutory income tax rate	21.0%	21.0%	21.0%
Impact of U.S tax reform	—	—	1.1
State taxes, net of federal income tax impact	3.1	4.4	5.1
Tax credits	(0.8)	(1.7)	(5.3)
Income taxed at rates greater than U.S.	0.2	1.1	0.4
Nondeductible meals & entertainment	3.3	3.0	2.9
Nondeductible compensation	0.3	0.7	0.2
Other items	0.8	0.6	(0.4)

Effective tax rate excluding income attributable to noncontrolling interests	27.9	29.1	25.0
Impact of income from noncontrolling interests on effective tax rate	—	(0.4)	(2.3)

Effective tax rate	27.9%	28.7%	22.7%

          The provision for income taxes has been determined based upon the tax laws and rates in the countries in which we operate. Our operations in the United States are subject to federal income tax rates of 21.0% and varying state income tax rates. Our principal international operations are in Canada. Our subsidiaries in Canada are subject to a corporate income tax rate of 24.0%. We did not have any non-taxable foreign earnings from tax holidays for taxable years 2018 through 2020.

          Deferred taxes are recognized for temporary differences between the financial reporting bases and tax bases of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based upon consideration of available evidence, including future reversals of existing taxable temporary differences, future projected taxable income, the length of the tax asset carryforward periods, and tax planning strategies.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 19 — Income Taxes (Continued)

          The tax effect of temporary differences that give rise to deferred income taxes are as follows (in thousands):

	December 31,

	2020	2019
Deferred tax assets:
Accrued compensation	$1,810	$3,705
Accrued workers compensation	5,035	9,939
Net operating losses	37,013	40,919
Disallowed interest	—	533
Capital loss carryforward	10,974	10,126
Lease liabilities	47,955	62,023
Insurance reserves	7,200	3,146
Loss reserves	4,191	2,276
Tax credit	825	825
State income taxes	872	1,193
Interest rate swap	2,412	1,630
Deferred payroll tax	10,687	—
Other	1,269	1,932

Total deferred tax assets	130,243	138,247
Deferred tax liabilities
Depreciation and amortization	(66,150)	(63,824)
Prepaid expenses and other	(1,387)	(1,839)
Lease assets	(47,961)	(61,417)

Total deferred tax liabilities	(115,498)	(127,080)
Valuation allowance	(26,384)	(27,886)
Net deferred tax liabilities	$(11,639)	$(16,719)

          As of December 31, 2020, we have remaining tax effected U.S. federal and state net operating loss carryforwards of $19.0 million and $13.6 million, respectively. Our U.S. federal net operating losses expire beginning in 2031, and our state net operating losses generally expire 20 years after the period in which the net operating loss was incurred.

          As of December 31, 2020, our U.S. capital loss carryforward totaled $11.0 million. The U.S. capital losses expire in 2023.

          Valuation allowances on U.S. capital losses, on U.S. state net operating losses and on foreign net operating losses and foreign tax credits were $26.4 million as of December 31, 2020.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 19 — Income Taxes (Continued)

          A reconciliation of the beginning, ending and aggregate changes in the gross balances of unrecognized tax benefits is as follows (in thousands):

	December 31,

	2020	2019	2018

Beginning balance	$815	$890	$588
Increases in balances for tax positions taken during the current year	377	295	146
Increases in balances for tax positions taken during prior years	717	—	1,555
Settlements and effective settlements with tax authorities	(158)	(231)	(1,305)
Lapse of statute of limitations	(198)	(139)	(94)

Total	$1,553	$815	$890

          We recognize accrued interest and penalties related to uncertain tax positions in income tax expense, which were not material for the three years presented.

          We believe it is reasonably possible that decreases of up to $0.6 million of unrecognized tax benefits could occur in the next twelve months due to the expiration of statutes of limitation and settlements with tax authorities.

          Our federal income tax returns are generally no longer subject to examination for tax years before 2017. The statutes of limitation of state and foreign jurisdictions generally vary between 3 to 5 years. Accordingly, our state and foreign income tax returns are generally no longer subject to examination for tax years before 2015.

          On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") was enacted by the US Government in response to the COVID-19 pandemic. We deferred FICA tax payments through the end of 2020 as allowed under the CARES Act. This deferral was $40.8 million at December 31, 2020, and is included in Accrued liabilities and Other long-term liabilities on our Consolidated Balance Sheet. Half of the tax deferral is due to be paid to the U.S. Treasury on December 31, 2021, and the other half is due on December 31, 2022.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 20 — Dividends and Earnings Per Share

          We have declared cash dividends during 2018, 2019 and 2020 as follows:

Declaration Date	Record Date	Date Paid	Amount Per Share
February 21, 2018	March 30, 2018	April 13, 2018	$0.06
May 4, 2018	June 29, 2018	July 13, 2018	0.06
August 2, 2018	September 28, 2018	October 15, 2018	0.06
November 2, 2018	December 31, 2018	January 15, 2019	0.06
February 26, 2019	March 29, 2019	April 15, 2019	0.06
May 3, 2019	June 28, 2019	July 15, 2019	0.06
August 2, 2019	September 30, 2019	October 15, 2019	0.06
October 31, 2019	December 31, 2019	January 15, 2020	0.06
February 21, 2020	March 31, 2020	April 15, 2020	0.06
May 1, 2020	June 30, 2020	July 15, 2020	0.06
July 31, 2020	September 30, 2020	October 15, 2020	0.06
November 5, 2020	December 31, 2020	January 5, 2021	0.06

          The payment of future dividends is contingent upon our revenue and earnings, capital requirements and our general financial condition, as well as contractual restrictions and other considerations deemed relevant by our Board of Directors.

          The table below presents the computation of basic and diluted earnings per share for the years ended December 31, 2020, 2019 and 2018 (in thousands, except per share amounts):

	Year Ended December 31,

	2020	2019	2018

Numerator:
Net income attributable to Primoris	$104,974	$82,327	$77,461

Denominator:
Weighted average shares for computation of basic earnings per share	48,303	50,784	51,350
Dilutive effect of shares issued to independent directors	5	3	3
Dilutive effect of restricted stock units(1)	325	297	317

Weighted average shares for computation of diluted earnings per share	48,633	51,084	51,670

Earnings per share attributable to Primoris:
Basic	$2.17	$1.62	$1.51
Diluted	$2.16	$1.61	$1.50

(1)
Represents the effect of the grant of Units and vested Dividend Equivalent Units for the respective periods presented.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 21 — Stockholders' Equity

  Preferred Stock

          We are authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. No shares of Preferred Stock were outstanding at December 31, 2020, 2019 and 2018.

  Common Stock

          We are authorized to issue 90,000,000 shares of $0.0001 par value common stock, of which 48,110,442 and 48,665,138 shares were issued and outstanding as of December 31, 2020 and 2019, respectively.

          We issued 34,524 shares of common stock in 2020, 114,106 shares of common stock in 2019, and 71,757 shares of common stock in 2018 under our LTR Plan. The shares were purchased by the participants in the LTR Plan with payments made to us of $0.6 million in 2020, $1.8 million in 2019, and $1.5 million in 2018. Our LTR Plan for managers and executives allows participants to use a portion of their annual bonus amount to purchase our common stock at a discount from the market price. The shares purchased in 2020, 2019 and 2018 were for bonus amounts earned in 2019, 2018 and 2017 and the number of shares was calculated at 75% of the average closing price for December of the previous year.

          During the years ended December 31. 2020, 2019, and 2018, we issued 47,928, 30,155, and 20,154 shares of common stock, respectively, as part of the quarterly compensation of the non-employee members of the Board of Directors. The shares were fully vested upon issuance and have a one-year trading restriction.

  Share Repurchase Plan

          In February 2020, our Board of Directors authorized a $25.0 million share repurchase program. Under the share repurchase program, we can, depending on market conditions, share price and other factors, acquire shares of our common stock on the open market or in privately negotiated transactions. During the year ended December 31, 2020, we purchased and cancelled 694,260 shares of common stock, which in the aggregate equaled $11.5 million at an average share price of $16.50. The share repurchase plan expired on December 31, 2020.

          In October 2019, our Board of Directors authorized a $50.0 million share repurchase program. Under the share repurchase program, we can, depending on market conditions, share price and other factors, acquire shares of our common stock on the open market or in privately negotiated transactions. As discussed in Note 18-"Related Party Transactions", in December 2019, we purchased and cancelled an aggregate of 2,316,960 shares of our Common Stock from a former member of our Board of Directors, in a private transaction for an aggregate purchase price of $50.0 million or $21.58 per share.

          In May 2018, our Board of Directors authorized a $5.0 million share repurchase program. In August 2018, our Board of Directors approved an increase to the share repurchase program to $20.0 million. Under the share repurchase program, we could, depending on market conditions, share price and other factors, acquire shares of our common stock on the open market or in privately negotiated transactions. During the period from August 2018 to December 2018, we purchased and cancelled 825,146 shares of common stock, which in the aggregate equaled $20.0 million, at an average price of $24.24 per share.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 22 — Selected Quarterly Financial Information (Unaudited)

          Selected unaudited quarterly consolidated financial information is presented in the following tables (in thousands, except per share amounts):

	Year Ended December 31, 2020

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Revenue	$743,243	$908,216	$942,700	$897,338
Gross profit	47,810	100,967	123,681	97,756
Net (loss) income	(3,734)	32,962	43,943	31,812
Net (loss) income attributable to Primoris	(3,737)	32,959	43,941	31,811
Earnings per share:
Basic earnings per share	$(0.08)	$0.68	$0.91	$0.66
Diluted earnings per share	(0.08)	0.68	0.90	0.66
Weighted average shares outstanding
Basic	48,588	48,270	48,253	48,104
Diluted	48,588	48,668	48,574	48,410

	Year Ended December 31, 2019

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Revenue	$661,558	$789,929	865,064	$789,778
Gross profit	52,460	80,531	108,421	89,514
Net income	2,936	17,824	35,826	27,511
Net income attributable to Primoris	1,947	17,787	35,648	26,945
Earnings per share:
Basic earnings per share	$0.04	$0.35	$0.70	$0.53
Diluted earnings per share	0.04	0.35	0.70	0.53
Weighted average shares outstanding
Basic	50,770	50,912	50,976	50,478
Diluted	51,188	51,228	51,215	50,711

Note 23 — Subsequent Events

  Acquisition of Future Infrastructure Holdings, LLC.

          On January 15, 2021, we acquired Future Infrastructure Holdings, LLC ("FIH") in an all-cash transaction valued at approximately $621.7 million. FIH is a provider of non-discretionary maintenance, repair, upgrade, and installation services to the telecommunication, regulated gas utility, and infrastructure markets. FIH furthers our strategic plan to expand our service lines, enter new markets, and grow our MSA revenue base. The transaction directly aligns with our strategy to grow in large, higher growth, higher margin markets, and expands our utility services capabilities. Since the closing of the FIH acquisition occurred subsequent to our year-end, our preliminary estimate of assets acquired and liabilities assumed, which is subject to a formal valuation process, has not yet been completed. We will reflect the preliminary estimates in our first quarter 2021 10-Q filing, and we will finalize the estimates as soon as practicable within the measurement period, but not later than one year following the acquisition close date.

PRIMORIS SERVICES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Dollars in thousands, except share and per share amounts

Note 23 — Subsequent Events (Continued)

  Amended and Restated Credit Agreement

          On January 15, 2021, we entered into the Second Amended and Restated Credit Agreement (the "Amended Credit Agreement") with the Administrative Agent and the Lenders, amending and restating the Credit Agreement to increase the Term Loan by $400.0 million to an aggregate principal amount of $592.5 million (the "New Term Loan") and to extend the maturity date of the Credit Agreement from July 9, 2023 to January 15, 2026.

          In addition to the New Term Loan, the Amended Credit Agreement consists of an existing $200.0 million Revolving Credit Facility whereby the Lenders agreed to make loans on a revolving basis from time to time and to issue letters of credit for up to the $200.0 million committed amount, and contains an accordion feature that would allow us to increase the New Term Loan or the borrowing capacity under the Revolving Credit Facility by up to $75.0 million.

          Under the Amended Credit Agreement, we must make quarterly principal payments on the New Term Loan in an amount equal to approximately $7.4 million, with the balance due on January 15, 2026. The first principal payment will be due on March 31, 2021.

          The proceeds from the New Term Loan were used to finance the acquisition of FIH and for general corporate purposes.

          The principal amount of all loans under the Amended Credit Agreement will bear interest at either: (i) LIBOR plus an applicable margin as specified in the Amended Credit Agreement (based on our senior debt to EBITDA ratio as defined in the Amended Credit Agreement), or (ii) the Base Rate (which is the greater of (a) the Federal Funds Rate plus 0.50% or (b) the prime rate as announced by the Administrative Agent) plus an applicable margin as specified in the Amended Credit Agreement. Quarterly non-use fees, letter of credit fees and administrative agent fees are payable at rates specified in the Amended Credit Agreement.

          The principal amount of any loan drawn under the Amended Credit Agreement may be prepaid in whole or in part at any time, with a minimum prepayment of $5.0 million.

          Loans made under the Amended Credit Agreement are secured by our assets, including, among others, our cash, inventory, equipment (excluding equipment subject to permitted liens), and accounts receivable. Certain of our domestic subsidiaries have issued joint and several guaranties in favor of the Lenders for all amounts under the Amended Credit Agreement.

          The Amended Credit Agreement contains various restrictive and financial covenants including, among others, a senior debt/EBITDA ratio and debt service coverage requirements. In addition, the Amended Credit Agreement includes restrictions on investments, change of control provisions and provisions in the event we dispose of more than 20% of our total assets.

  Declaration of Cash Dividend to Stockholders

          On February 19, 2021, the Board of Directors declared a cash dividend of $0.06 per common share for stockholders of record as of March 31, 2021, payable on or about April 15, 2021.

GRANT THORNTON LLP	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
1717 Main Street	The Members
Suite 1800	Future Infrastructure Holdings, LLC and Subsidiaries
Dallas, TX 75201 D +1 214 561 2300 F +1 214 561 2370	We have audited the accompanying consolidated financial statements of Future Infrastructure Holdings, LLC and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in members' equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Future Infrastructure Holdings, LLC and subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP Dallas, Texas March 9, 2021

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$8,345,919	$6,572,608
Accounts receivable, net of allowance for doubtful accounts of $836,298 and $700,000, respectively	69,125,712	60,545,140
Costs and profits in excess of billings	37,611,244	25,241,942
Prepaid expenses and other assets	4,730,595	4,189,157

Total current assets	119,813,470	96,548,847
Property and equipment, net	61,842,235	57,647,845
Other long-term assets	281,603	330,805
Intangible assets, net	6,503,009	6,683,009
Goodwill, net	94,588,100	62,325,406

Total assets	$283,028,417	$223,535,912

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,727,181	$10,162,263
Accrued liabilities	8,066,203	3,800,805
Billings in excess of costs and profits	8,324,292	5,429,893
Current portion of long-term debt	14,619,396	8,471,431
Other liabilities	—	171,427
Accrued state taxes	467,500	309,597

Total current liabilities	41,204,572	28,345,416
Contingent consideration	7,500,000	—
Other long-term liabilities	1,365,591	—
Long-term debt, less current portion, net	169,730,470	139,211,155

Total liabilities	219,800,633	167,556,571
Members' equity	63,227,784	55,979,341

Total liabilities and members' equity	$283,028,417	$223,535,912

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31,

	2020	2019
Net sales	$295,787,218	$275,748,936
Cost of sales	241,763,436	217,610,147

Gross profit	54,023,782	58,138,789
Selling, general and administrative expenses	24,197,722	21,423,669
Acquisition costs	3,399,894	1,162,936
Amortization	10,724,266	8,614,235
Management fees	1,746,669	1,363,797

Income from operations	13,955,231	25,574,152
Other expenses:
Other (income) expense, net	(793,945)	(259,037)
Interest expense	9,271,902	10,365,581

Income before income taxes	5,477,274	15,467,608
State income tax expense	153,466	476,183

Net income	$5,323,808	$14,991,425

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Years ended December 31, 2020 and 2019

	Class A Common Units		Retained Earnings (Accumulated Deficit)
				Total Members' Equity
	Shares	Amount
Balance at January 1, 2019	26,195,083	$57,770,075	$(19,053,891)	$38,716,184
Issuance of common units in acquisition	273,224	2,500,000	—	2,500,000
Cash distributions	—	—	(228,268)	(228,268)
Net income	—	—	14,991,425	14,991,425

Balance at December 31, 2019	26,468,307	60,270,075	(4,290,734)	55,979,341
Issuance of common units in acquisition	594,804	6,250,000	—	6,250,000
Cash distributions	—	—	(4,325,365)	(4,325,365)
Net income	—	—	5,323,808	5,323,808

Balance at December 31, 2020	27,063,111	$66,520,075	$(3,292,291)	$63,227,784

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2020	2019
Cash flows from operating activities:
Net income	$5,323,808	$14,991,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28,979,734	23,444,407
Amortization of debt issuance costs and discount on term loan	1,189,257	892,253
Provision for doubtful accounts	175,688	394,047
(Gain) Loss on sale of property and equipment	(315,276)	45,079
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(550,151)	1,107,237
Costs and profits in excess of billings	(10,042,041)	(15,597,883)
Prepaid expenses and other assets	(420,393)	(1,881,035)
Other long-term assets	49,202	(122,220)
Accounts payable, accrued and other liabilities	2,085,986	2,042,345
Billings in excess of costs and profits	2,503,909	2,794,441
Accrued state taxes	157,903	(82,020)

Net cash provided by operating activities	29,137,626	28,028,076
Cash flows from investing activities:
Acquisitions, net of cash acquired	(42,704,092)	(22,683,965)
Purchases of property and equipment	(13,314,920)	(18,626,129)
Proceeds from disposal of property and equipment	1,549,391	532,353

Net cash used in investing activities	(54,469,621)	(40,777,741)
Cash flows from financing activities:
Net (paydown) proceeds from line of credit	(6,500,000)	500,000
Proceeds from term loan	47,036,964	27,400,000
Member distributions	(4,325,365)	(228,268)
Principal payments on capital leases	(3,574,083)	(2,286,524)
Principal payments on term loan	(5,532,210)	(6,605,210)

Net cash provided by financing activities	27,105,306	18,779,998

Cash at beginning of year	6,572,608	542,275

Cash at end of year	$8,345,919	$6,572,608

Supplemental disclosure of cash flow information
Cash paid for interest	$8,098,552	$9,145,087
Cash paid for taxes	$499,469	531,423
Assets acquired under capital leases	$4,047,354	3,720,976
Issuance of equity in acquisition	$6,250,000	2,500,000

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

          Future Telecom Holdings, LLC was formed on January 21, 2014. On September 8, 2016, Future Telecom Holdings, LLC changed its name to Future Infrastructure Holdings, LLC (the "Company"). The Company owns 100% of Future Infrastructure, LLC; Gardner Telecommunications, LLC; COMTRAC Services, LLC; Talus Development, LLC, Dakota Directional Drilling, LLC and its wholly owned subsidiary, Dakota Utility Contractors, LLC, and Pride Utility Construction Co., LLC, through its wholly owned subsidiary Future Telecom Purchaser, LLC (the "Purchaser").

          On January 1, 2020, the Company merged UtiliTex, LLC with Future Telecom, LLC and the surviving entity Future Telecom, LLC was renamed Future Infrastructure, LLC. In addition, the Company merged Fiber One, LLC with and into Gardner Telecommunications, LLC.

          The Company is a utility infrastructure installation, maintenance and repair company serving customers in the telecommunications, gas utilities, specialty boring and civil construction industries throughout the Southwest and Southeast regions of the U.S.

          On May 22, 2019, COMTRAC Services, LLC acquired FiberTech, Inc. for total consideration of $4.2 million, inclusive of acquisition related costs of $0.2 million. Total financing included borrowings of $3.0 million and cash from operations of $1.2 million.

          On August 29, 2019, Purchaser acquired the equity interests of Talus Development, LLC for total consideration of $22.5 million, inclusive of acquisition related costs of $1.1 million. Total financing included borrowings of $19.9 million, management contributed equity of $2.5 million, and cash from operations of $0.1 million.

          On February 5, 2020, Gardner Telecommunications, LLC acquired FOS Telecom LLC for total consideration of $1.8 million, inclusive of acquisition related costs of $0.2 million. Total financing included cash from operations of $1.6 million, and management contributed equity of $0.2 million.

          On October 30, 2020, Purchaser acquired the equity interests of Pride Utility Construction Co., LLC for total consideration of $50.8 million, inclusive of acquisition related costs of $3.2 million. Total financing included borrowings of $44.8 million, and management contributed equity of $6.0 million.

Principles of Consolidation

          The consolidated financial statements include the financial statements of Future Infrastructure Holdings, LLC and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Management believes the estimates used in preparing the consolidated financial statements are reasonable; however, actual results could differ from those estimates.

Cash

          The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on its cash. The Company has no cash equivalents at December 31, 2020 or 2019.

Fair Value of Financial Instruments

          The Company follows the accounting guidance for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The three levels of the fair value framework are as follows:

            Level 1 — Quoted market prices in active markets for identical assets or liabilities.

            Level 2 — Observable market-based inputs or unobservable inputs that are corroborated by market data.

            Level 3 — Unobservable inputs reflecting the reporting entity's own assumptions or external inputs from inactive markets.

          A financial asset or liability's classification within the framework is determined based on the lowest level of input that is significant to the fair value measurement. The Company valued contingent consideration for acquisition related earn-outs (see Note 2 for details) using Level 3 inputs. The Company may be required, on a non-recurring basis, to adjust the carrying value of the Company's contingent consideration.

          The Company has reviewed its accounts receivable, accounts payable, and accrued liabilities and has determined their carrying values approximate fair value due to the short maturity of these instruments. Carrying value for debt is determined to approximate fair values based upon current interest rates for instruments with similar terms and remaining maturities.

Accounts Receivable

          Accounts receivable are stated at the amount management expects to collect from outstanding balances. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent recoveries, if any, are credited to the provision for bad debts. The allowance for doubtful accounts is evaluated on a regular basis by management and based on past experience and other factors, which, in management's judgment, deserve current recognition in estimating possible bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions.

Revenue Recognition

          In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which amended its guidance on revenue recognition. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for interim and annual reporting periods beginning after December 15, 2018. The Company adopted this guidance on January 1, 2019, using the modified retrospective method of adoption with the cumulative effect recorded to retained earnings for all open contracts at the date of adoption.

          The Company's revenue is derived from contracts with customers. The appropriate accounting treatment for each contract is determined at its inception. Its contracts primarily relate to utility infrastructure installation, maintenance and repair services. Revenue is earned based upon fixed-price, unit-price, and time and material contracts.

          The Company accounts for a contract when: (i) it has approval and commitment from both parties; (ii) the rights of the parties are identified; (iii) payment terms are identified; (iv) the contract has commercial substance; and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met, and it has written authorization from the customer to proceed.

          The Company recognizes revenue over time for the services it performs as (i) control continuously transfers to the customer as work progresses at a project location controlled by the customer and (ii) the Company has the right to bill the customer as costs are incurred. Where the Company has a contractual right to payment for work performed to date, it recognizes revenue over time. If the Company does not have such a right, it recognizes revenue upon completion of the contract, when control of the work transfers to the customer.

          Revenue is measured principally by the costs incurred and accrued to date for each contract as a percentage of the estimated total cost for each contract at completion. Contract costs include all direct materials, labor costs, equipment rental and subcontractors related to contract performance. The Company's policy is to include all depreciation on equipment used in production and employee compensation expenses for direct and indirect production labor in cost of sales on the consolidated statements of income.

          Changes in job performance, job conditions, estimated contract costs and profitability and final contract settlements may result in revisions to costs and income, and the effects of these revisions are recognized in the period in which the revisions are determined. Provisions for

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

estimated losses on uncompleted contracts are made in the period in which such losses are determined. This measurement and comparison process requires updates to the estimate of total costs to complete the contract, and these updates may include subjective assessments and judgments.

          Contracts typically provide for a schedule of billings on percentage of completion of specific tasks inherent in the fulfillment of the Company's performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the consolidated statements of income can and usually does differ from amounts that can be billed to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceeds cumulative billings and unbilled receivables to the customer under the contract are reflected as a current asset in the Company's consolidated balance sheets under the caption "Costs and profits in excess of billings". Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized are reflected as a current liability in the Company's consolidated balance sheets under the caption "Billings in excess of costs and profits".

          Payments are typically due from customers after the service has been provided. There are no significant financing components or variable consideration in current contracts. The Company generally has payment terms with its customers of between 30 and 90 days and has elected the practical expedient applicable to such contracts not to consider financing components. The Company has also elected to exclude sales, value-add, use, or other taxes collected from customers from revenue.

Property and Equipment

          Property and equipment are carried at cost. Depreciation is estimated over the useful lives of the assets on a straight-line basis. The rate of depreciation for financial reporting purposes is based on the following estimated useful lives:

Years
Buildings and leasehold improvements	15
Machinery and equipment	5 - 7
Office furniture and equipment	3 - 5

          Expenditures for maintenance and repairs are expensed as incurred, while expenditures for renewal and betterments are capitalized. Upon retirement or replacement, the cost of capitalized assets and the related accumulated depreciation are eliminated with the resulting gain or loss recognized.

Identifiable Intangible Assets and Goodwill

          Upon acquisition, identifiable intangible assets are recorded at fair value. Identifiable intangible assets with finite lives are amortized over their estimated useful lives.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Estimated useful lives for these identifiable intangible assets are as follows:

Intangible asset classification	Estimated useful life
Trademarks	2 - 15 years
Customer relationships	8 years
Not-to-compete covenants/agreements	5 years
Goodwill	10 years

          Goodwill represents the excess of the cost of acquired businesses over fair value attributed to underlying net tangible assets and identifiable intangible assets.

          The Company amortizes its goodwill over 10 years, and tests goodwill for impairment upon the occurrence of a triggering event indicating that the fair value of the Company might be less than its carrying amount. No triggering events were identified in 2020 or 2019. The Company recognized $8,602,850 and $6,582,779 of amortization of goodwill, which is included in amortization expense in the consolidated statements of income for the years ended December 31, 2020 and 2019, respectively.

Impairment of Long-Lived Assets

          Long-lived assets, such as property and equipment, intangible assets and goodwill, subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheets and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated or amortized. There was no impairment of long-lived assets for the years ended December 31, 2020 and 2019.

Sales Taxes

          The Company applies the net basis for sales taxes imposed on its goods and services in its consolidated statements of income. It is required by the applicable governmental authorities to collect and remit sales taxes. Accordingly, such amounts are charged to the customer, collected, and remitted directly to the appropriate jurisdictional entity.

Major Customer Concentration

          For the years ended December 31, 2020 and 2019, the Company earned 47% and 49% of its revenue from its top five customers, respectively. At December 31, 2020 and 2019, accounts receivable from these customers was 43% and 50% of its total accounts receivable, respectively.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

          The Company files Form 1065, U.S. Partnership Return of Income, which is due on or before April 15 of each year, unless extended. All income or loss of the Company is passed through to the members. The members report their respective percentage of any income or loss on their respective federal income tax or information returns. The Company does pay franchise taxes, which are considered income taxes on the consolidated statements of income.

          U.S. GAAP requires company management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Company's management has analyzed the tax positions taken by the Company and has concluded that as of December 31, 2020, there are no uncertain positions taken or expected to be taken that would require recognition as a liability (or asset) or disclosure in the consolidated financial statements. The Company is subject to routine examinations by taxing authorities; however, there are currently no examinations for any tax periods in progress. The Company's policy is to recognize accrued interest related to unrecognized tax benefits in interest expense and any penalties in operating expenses. The Company's management believes they are no longer subject to income tax examinations for years prior to 2017.

          The Company has not recognized any penalty, interest or tax impact related to uncertain tax positions as of and for the years ended December 31, 2020 and 2019.

NOTE 2 — ACQUISITIONS

2020 Acquisitions

          On February 5, 2020, Gardner Telecommunications, LLC acquired FOS Telecom LLC for total consideration of $1.8 million, inclusive of acquisition related costs of $0.2 million. Total financing included cash from operations of $1.6 million, and management contributed equity of $0.2 million. This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

          The allocation of the total purchase price to tangible assets and liabilities was based upon the estimated fair value of those assets as of the closing date. The Company allocated the excess of purchase price over the net tangible assets to goodwill. The following summarizes the allocation of the acquisition cost at February 5, 2020:

Accounts receivable	$265,648
Property and equipment	274,100
Other assets	4,960
Current liabilities	(134)
Goodwill	1,104,661

Net assets acquired	$1,649,235

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 2 — ACQUISITIONS (Continued)

          The excess purchase price over the net fair value of the identifiable tangible assets is $1.1 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition.

          On October 30, 2020, Purchaser acquired the equity interests of Pride Utility Construction Co., LLC for total consideration of $50.8 million, inclusive of acquisition related costs of $3.2 million. Total financing included borrowings of $44.8 million, and management contributed equity of $6.0 million. The Company will also pay to the former owners of Pride up to $7.5 million in cash ("contingent consideration"), contingent on and based on Pride's EBITDA (as defined in the Agreement) meeting certain thresholds set forth in the Agreement for the period beginning January 1, 2021 and ending on December 31, 2021. The contingent consideration has been preliminary recorded at $7.5 million. As we finalize our determination of the fair value of this contingency, the preliminary fair value is subject to adjustment when the valuation is completed.

          This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

          The Company allocated the purchase price to tangible assets and identifiable intangible assets acquired and liabilities assumed based upon the estimated fair values as of the closing date. The Company's evaluation of the facts and circumstances available as of October 30, 2020, to assign fair values to assets acquired and liabilities assumed is ongoing. As we complete further analysis of tangible assets, intangible assets and liabilities assumed, additional information impacting the assets acquired and the related allocation thereof, may become available. A change in information related to the net assets acquired may change the amount of the purchase price assigned to goodwill, and, as a result, the preliminary fair values set forth below are subject to adjustments when additional information is obtained and valuations are completed.

          Provisional adjustments, if any, will be recognized during the reporting period in which the adjustments are determined. We expect to finalize the purchase price allocation as soon as practicable, but no later than one year from the acquisition date. The following table summarizes the Company's best initial estimate of the aggregate fair value of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$383,545
Accounts receivable	8,590,916
Other current assets	3,356,977
Property and equipment	6,047,600
Current liabilities	(4,891,697)
Long term liabilities	(7,500,000)
Intangible assets	2,000,000
Goodwill	39,609,581

Net assets acquired	$47,596,922

          The excess purchase price over the net fair value of the identifiable tangible and intangible assets is $39.6 million and has been assigned to goodwill. Goodwill ascribed to this business

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 2 — ACQUISITIONS (Continued)

combination relates to intangible assets that do not qualify for separate recognition. The weighted-average amortization period is 2 years for trademarks and 10 years for goodwill.

2019 Acquisitions

          On May 22, 2019, COMTRAC Services, LLC acquired FiberTech, Inc. for total consideration of $4.2 million, inclusive of acquisition related costs of $0.2 million. Total financing included borrowings of $3.0 million and cash from operations of $1.2 million. This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

          The allocation of the total purchase price to tangible assets and liabilities was based upon the estimated fair value of those assets as of the closing date. The Company allocated the excess of purchase price over the net tangible assets to goodwill. The following summarizes the allocation of the acquisition cost at May 22, 2019:

Accounts receivable	$1,161,182
Property and equipment	616,350
Other assets	86,983
Current liabilities	(141,292)
Goodwill	2,232,882

Net assets acquired	$3,956,105

          The excess purchase price over the net fair value of the identifiable tangible assets is $2.2 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition.

          On August 29, 2019, Purchaser acquired the equity interests of Talus Development, LLC for total consideration of $22.5 million, inclusive of acquisition related costs of $1.1 million. Total financing included borrowings of $19.9 million, management contributed equity of $2.5 million, and cash from operations of $0.1 million. This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

          The allocation of the total purchase price to tangible assets and liabilities was based upon the estimated fair value of those assets as of the closing date. The Company allocated the excess of

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 2 — ACQUISITIONS (Continued)

purchase price over the net tangible assets to goodwill. The following summarizes the allocation of the acquisition cost at August 29, 2019:

Cash	$203,327
Accounts receivable	2,451,611
Other current assets	820,000
Property and equipment	2,091,273
Current liabilities	(600,205)
Goodwill	16,455,103

Net assets acquired	$21,421,109

          The excess purchase price over the net fair value of the identifiable tangible and intangible assets is $16.4 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition.

NOTE 3 — ACCOUNTS RECEIVABLE

          Changes in the Company's allowance for doubtful accounts are as follows:

	2020	2019
Beginning balance	$700,000	$349,525
Bad debt expense	175,688	394,047
Accounts written off	(39,390)	(43,572)

Ending balance	$836,298	$700,000

NOTE 4 — PROPERTY AND EQUIPMENT

          Property and equipment consist of the following at December 31:

	2020	2019
Buildings and leasehold improvements	$6,087,917	$5,910,047
Machinery and equipment	103,216,411	82,442,443
Office furniture and equipment	2,398,489	2,194,367

	111,702,817	90,546,857
Less: accumulated depreciation	(50,663,809)	(33,712,619)

	61,039,008	56,834,238
Land	803,227	813,607

Total property and equipment, net	$61,842,235	$57,647,845

          Depreciation expense for the years ended December 31, 2020 and 2019 was $18,255,469 and $14,830,172, respectively.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 5 — INTANGIBLE ASSETS AND GOODWILL

          Intangible assets consisted of the following at December 31, 2020:

	Cost	Accumulated amortization	Net intangibles
Not-to-compete covenants/agreements	$370,000	$370,000	$—
Trademarks	5,200,000	1,566,340	3,633,660
Customer relationships	14,400,000	11,530,651	2,869,349

Total intangible assets	$19,970,000	$13,466,991	$6,503,009

Goodwill	$118,264,896	$23,676,796	$94,588,100

          Intangible assets consisted of the following at December 31, 2019:

	Cost	Accumulated amortization	Net intangibles
Not-to-compete covenants/agreements	$370,000	$370,000	$—
Trademarks	3,200,000	1,186,340	2,013,660
Customer relationships	14,400,000	9,730,651	4,669,349

Total intangible assets	$17,970,000	$11,286,991	$6,683,009

Goodwill	$77,457,936	$15,132,530	$62,325,406

          Amortization expense for the years ended December 31, 2020 and 2019 was $10,724,266 and $8,614,235, respectively.

          Changes in the Company's gross amount of goodwill is as follows:

Beginning balance at January 1, 2020	$77,457,936
Add: Goodwill recognized related to purchase of Talus Development	92,718
Add: Goodwill recognized related to purchase of FOS Telecom	1,104,661
Add: Goodwill recognized related to purchase of Pride Utility Construction Co.	39,609,581

Ending balance at December 31, 2020	$118,264,896

          Estimated amortization expense for each of the next five years is as follows at December 31, 2020:

2021	$14,839,821
2022	13,942,503
2023	12,039,821
2024	11,346,607
2025	11,053,028

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 6 — PREPAID EXPENSES AND OTHER ASSETS

          Prepaid expenses and other assets are comprised of the following at December 31, 2020 and 2019:

	2020	2019
Prepaid insurance	$3,193,691	$3,108,917
Employee advances	115,678	130,626
Other	1,421,226	949,614

	$4,730,595	$4,189,157

NOTE 7 — ACCRUED LIABILITIES AND OTHER LIABILITIES

          Accrued liabilities are comprised of the following at December 31, 2020 and 2019:

	2020	2019
Accrued payroll, related taxes, and employee benefits	$4,902,889	$3,184,233
Accrued expenses	1,787,874	319,074
Accrued interest payable	91,511	107,418
Accrued sales, use, and property taxes	654,877	190,080
Customer deposits	629,052	—

	$8,066,203	$3,800,805

          Other liabilities include $171,427 owed to related parties, as described in Note 11, at December 31, 2019.

          Other long-term liabilities include $1,365,591 for the employer's share of Social Security taxes deferred under the Coronavirus, Aid, Relief and Economic Security Act (CARES Act).

NOTE 8 — LEASES

          The Company leases certain equipment and office space under the terms of noncancelable operating and capital lease agreements expiring through 2029. Rent expense for operating leases for the years ended December 31, 2020 and 2019 totaled $4,699,058 and $4,343,042, respectively.

          Future minimum lease payments on noncancelable operating leases as of December 31, 2020 are as follows:

2021	$2,913,993
2022	2,283,097
2023	1,847,567
2024	1,061,055
2025	738,273
Thereafter	1,650,416

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 9 — DEBT

          On August 29, 2019, the Company modified an existing credit agreement with a bank to borrow an additional $27.4 million under the term loan to use in operations and in connection with the acquisition of Talus, as discussed in Note 2. On October 30, 2020, the Company modified the agreement to borrow an additional $47.5 million under the term loan to use in operations and in connection with the acquisition of Pride Utility, as discussed in Note 2. The term loan had an outstanding balance of $169.3 million and $127.4 million as of December 31, 2020 and 2019, respectively. Interest on outstanding borrowings under the term loan are payable monthly at the daily LIBOR rate, plus a margin, and was 4.5% and 5.8% at December 31, 2020 and 2019, respectively. Principal payments are due quarterly.

          The modification to the credit agreement on August 29, 2019 transferred $7.5 million of borrowings from the line of credit to the term loan. The modification to the credit agreement on October 30, 2020 increased the line of credit from $20.0 million to $27.5 million. Borrowings on the line of credit were $9.0 million and $15.5 million as of December 31, 2020 and 2019, respectively. The terms of the credit agreement include an unused line fee as defined in the agreement. Interest on the outstanding advances is payable monthly at the daily LIBOR, plus a margin and was 4.5% and 5.7% at December 31, 2020 and 2019, respectively.

          On November 3, 2020, the Company used the line of credit to guarantee an irrevocable letter of credit to be used as collateral for liability insurance claims. The letter of credit had an outstanding balance of $950,000 at December 31, 2020. The term loan and line of credit mature on May 4, 2022. The term loan and line of credit are secured by substantially all assets of the Company and are guaranteed by all the Company's subsidiaries. The agreement contains certain covenants to be met by the Company.

          A summary of the outstanding amounts of debt and capital leases were as follows as of December 31, 2020 and 2019:

	2020	2019
Term loan	$169,337,819	$127,370,029
Line of credit	9,000,000	15,500,000
Capital lease obligations	7,480,472	7,007,202
Less: discount	(1,022,287)	(1,414,587)
Less: unamortized deferred financing costs	(446,138)	(780,058)

Total debt	184,349,866	147,682,586
Less: current portion of long-term debt	(15,535,013)	(9,635,546)
Less: current portion of discount and unamortized deferred financing costs	915,617	1,164,115

Long-term debt, net of current portion	$169,730,470	$139,211,155

          The Company leases equipment from various companies under capital leases. The terms of the leases range from 48 to 60 months, with principal payments calculated on a straight-line basis and due monthly. Interest on the debt related to the equipment leases is payable monthly at a range of 0% to 7.7%.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 9 — DEBT (Continued)

          Machinery and equipment under capital leases were as follows as of December 31:

	2020	2019
Machinery and equipment under capital lease	$9,555,320	$8,805,299
Less: accumulated depreciation	(5,091,425)	(4,366,630)

	$4,463,895	$4,438,669

          As of December 31, 2020, scheduled maturities of long-term debt and capital leases are as follows:

2021	$15,535,013
2022	167,686,241
2023	1,391,438
2024	918,213
2025	287,387

NOTE 10 — STOCK OPTIONS

          The Company adopted the Future Telecom Holdings, LLC Management Incentive Plan Award Agreement (the "Plan") that provides for the issuance of Class B Common Units. During 2020 and 2019, an additional 0 and 225,000 units, respectively, were authorized to be awarded as options. As of December 31, 2020 and 2019, there were 3,525,000 Class B Common Units of Future Infrastructure Holdings, LLC authorized to be awarded as options. Class B Common Units do not have voting rights. The exercise price of stock options granted under the Plan is equal to the fair market value of the Company's common stock at the date of grant. Each grant is 100% performance vesting.

          The performance-vested options only vest upon the sale of the Company, as defined per the Plan, subject to the employee remaining at the Company on the date of the sale of the Company. The performance-vested stock options do not expire. As a result of the contingent nature of the performance-vested stock options, no compensation expense has been recorded in the accompanying consolidated statements of income.

          As of December 31, 2020 and 2019, the Company had issued 3,426,842 and 3,410,082 options, respectively, of Class B Common Units. There were no options vested or exercised for the year ended December 31, 2020 and 2019.

NOTE 11 — RELATED PARTY TRANSACTIONS

          On January 24, 2014, the Company entered into a Master Services Agreement with Tower Arch Capital, LLC ("TAC"), whereby the Company will pay a quarterly management fee for financial advisory, consulting and other management services provided to the Company by TAC. The management fee for the years ended December 31, 2020 and 2019 was $1,746,669 and $1,363,797, respectively, and has been reflected as management fees in the accompanying consolidated statements of income. TAC also provides financial advisory services in conjunction

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 11 — RELATED PARTY TRANSACTIONS (Continued)

with acquisitions. The financial advisory fee for the years ended December 31, 2020 and 2019 was $698,666 and $375,070, respectively, and has been reflected as acquisition costs in the accompanying consolidated statements of income. There are no amounts payable to TAC at December 31, 2020 and 2019.

          In conjunction with the acquisition of Fiber One, LLC, the Company entered into an agreement with the former owner and current President of Fiber One, LLC whereby the Company would remit collections of certain accounts receivables to him. At December 31, 2019, the Company accrued $171,427 for this obligation, which is included in other liabilities on the accompanying consolidated balance sheets.

          The Company leases space from a company owned by an executive of the Company. The lease ends in 2021 and has terms and conditions typical of similar leases of office space. The Company paid rent of $892,746 and $729,769 under this lease during 2020 and 2019, respectively.

          The Company leases a home from a company owned by an executive of the Company that is used as corporate housing for an employee of the Company. The lease ends in 2020 and has terms and conditions typical of similar leases of corporate housing. The Company paid rent of $26,400 per year under this lease during 2020 and 2019.

          On December 18, 2018, the Company entered into a facility lease from a company owned by an executive of the Company. The lease ends in 2023 and has terms and conditions typical of similar leases of office space. The Company paid rent of $174,858 per year under this lease during 2020 and 2019.

          On August 29, 2019, the Company entered into a facility lease from a company owned by an executive of the Company. The lease ends in 2024 and has terms and conditions typical of similar leases of office space. The Company paid rent of $180,000 and $75,000 during 2020 and 2019, respectively.

          On October 30, 2020, the Company entered into a facility lease from a company owned by executives of the Company. The lease ends in 2025 and has terms and conditions typical of similar leases of office space. The Company paid rent of $30,000 during 2020.

NOTE 12 — EMPLOYEE BENEFIT PLAN

          The Company has a Section 401(k) contributory plan for the benefit of all eligible company employees who elect to participate with discretionary employer matching contributions. The effective date of this plan was January 1, 2019. The Company made matching contributions to the 401(k) plan of $1,363,971 and $537,980 for the years ended December 31, 2020 and 2019, respectively.

NOTE 13 — COMMITMENTS AND CONTINGENCIES

          The Company is subject to legal proceedings and claims arising in the ordinary course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020 and 2019

NOTE 14 — SUBSEQUENT EVENTS

          On January 14, 2021, the Company was acquired by Primoris Services Corporation in an all-cash transaction valued at $620 million. The transaction expands the Primoris' utility services capabilities and directly aligns with Primoris' strategy to grow in large, higher-growth, higher-margin markets.

          Management has evaluated subsequent events through March 9, 2021, the date which the consolidated financial statements were available to be issued.

PROSPECTUS

Primoris Services Corporation

Common Stock
Preferred Stock
Debt Securities

        We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "PRIM".

        Investing in these securities involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2020

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "Primoris," the "Company," "we," "our" and "us" refer, collectively, to Primoris Services Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.prim.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the

SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34145) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 25, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed on May 5, 2020, and for the fiscal quarter ended June 30, 2020, as filed on August 4, 2020;

  •
  Current Reports on Form 8-K as filed with the SEC on February 25, 2020 (as to Item 8.01 only), May 5, 2020 (as to Items 5.07 and 8.01 only), July 7, 2020, and August 4, 2020 (as to Item 8.01 only); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 31, 2008, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and including all amendments and reports filed for the purpose of updating such description.

  •
  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Primoris Services Corporation
Attn: Corporate Secretary
2300 N. Field Street, Suite 1900
Dallas, Texas 75201
(214) 740-5600

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties, including with regard to our future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates", "believes", "could", "estimates", "expects", "intends", "may", "plans", "potential", "predicts", "projects", "should", "will", "would" or similar expressions. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally. Forward-looking statements inherently involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things, customer timing, project duration, weather, and general economic conditions; changes in our mix of customers, projects, contracts and business; regional or national and/or general economic conditions and demand for our services; price, volatility, and expectations of future prices of oil, natural gas, and natural gas liquids; variations and changes in the margins of projects performed during any particular quarter; increases in the costs to perform services caused by changing conditions; the termination, or expiration of existing agreements or contracts; the budgetary spending patterns of customers; increases in construction costs that we may be unable to pass through to our customers; cost or schedule overruns on fixed-price contracts; availability of qualified labor for specific projects; changes in bonding requirements and bonding availability for existing and new agreements; the need and availability of letters of credit; costs we incur to support growth, whether organic or through acquisitions; the timing and volume of work under contract; losses experienced in our operations; the results of the review of prior period accounting on certain projects; developments in governmental investigations and/or inquiries; intense competition in the industries in which we operate; failure to obtain favorable results in existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure of our partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; failure to maintain safe worksites; risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics (such as COVID-19), political crises or other catastrophic events; client delays or defaults in making payments; the availability of credit and restrictions imposed by credit facilities; failure to implement strategic and operational initiatives; risks or uncertainties associated with acquisitions, dispositions and investments; possible information technology interruptions or inability to protect intellectual property; our failure, or the failure of our agents or partners, to comply with laws; our ability to secure appropriate insurance; new or changing legal requirements, including those relating to environmental, health and safety matters; the loss of one or a few clients that account for a significant portion of our revenues; asset impairments; and risks arising from the inability to successfully integrate acquired businesses. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements.

        See the risk factors included in our periodic reports filed with the SEC under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Such filings are available on the SEC's website at www.sec.gov. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PRIMORIS SERVICES CORPORATION

        Primoris Services Corporation ("Primoris", the "Company", "we", "us", or "our") is one of the leading providers of specialty contracting services operating mainly in the United States and Canada. We provide a wide range of specialty construction services, fabrication, maintenance, replacement, and engineering services to a diversified base of customers through our five segments: Power, Industrial, and Engineering, Pipeline and Underground, Utilities and Distribution, Transmission and Distribution and Civil. The structure of our reportable segments is generally focused on broad end-user markets for our services.

        We have longstanding customer relationships with major utility, refining, petrochemical, power, midstream, and engineering companies, and state departments of transportation. We provide our services to a diversified base of customers, under a range of contracting options. A substantial portion of our services are provided under Master Service Agreements, which are generally multi-year agreements. The remainder of our services are generated from contracts for specific construction or installation projects.

        Founded as ARB, Inc. in 1960, we became organized as Primoris in Nevada in 2003, and we became a Delaware public company in July 2008 when we merged with a special purpose acquisition company (a non-operating shell company). Since that time, we have grown organically and through strategic acquisitions, which has allowed us to expand our service capabilities and geographic footprint. Our principal executive offices are located at 2300 N. Field Street, Suite 1900 Dallas, Texas 75201 and our telephone number is (214) 740-5600.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our Fifth Amended and Restated Certificate of Incorporation ("Certificate"), our Amended and Restated Bylaws ("Bylaws") and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

        Our authorized capital stock consists of 90,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share. As of August 31, 2020, 48,261,930 shares of common stock were outstanding and no shares of preferred stock were outstanding.

  Common Stock

        Voting Rights.    Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our Certificate and Bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, the Certificate or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

        Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

        Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

        Other Rights.    Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

        Transfer Agent and Registrar.    Continental Stock Transfer & Trust, Inc. is the transfer agent and registrar for our common stock.

  Preferred Stock

        Pursuant to our Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, of such series to the full extent permitted by our Certificate and the laws of the State of Delaware. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

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  the designation and stated value per share of the preferred stock and the number of shares offered;

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  the amount of liquidation preference per share;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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  any redemption or sinking fund provisions;

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  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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  any conversion provisions; and

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  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

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  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

  Anti-Takeover Provisions

        Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

        No Cumulative Voting.    The Delaware General Corporation Law ("DGCL") provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting.

        Classified Board.    Our Certificate and Bylaws historically provided for our board of directors to be divided into three classes, with staggered three-year terms. In 2018, our Certificate was amended and restated to provide that commencing with our 2019 annual meeting of stockholders, the directors elected at each annual meeting of the stockholders shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal; provided, however, that each director elected prior to the 2019 annual meeting of stockholders for a term expiring after the 2019 annual meeting of stockholders shall continue to serve for the remainder of the original term for which each such director was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. The division of directors into classes terminates at our 2021 annual meeting of stockholders.

        Board Vacancies Filled Only by Majority of Directors Then in Office.    Vacancies and newly created seats on our board may be filled only by our board of directors. Further, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.

        Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Our Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be (1) specified in the notice of the meeting given by us or, (2) otherwise brought before the meeting by or at the direction of our board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the DGCL. Our Bylaws provide that to be timely, a stockholder's notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. If the date of the subsequent year's annual meeting of stockholders is changed by more than 30 days from the date of the prior year's meeting, notice by the stockholder for the subsequent year's annual meeting must be delivered to our Secretary within a "reasonable time" prior to our mailing of the proxy materials for the subsequent year's annual meeting of stockholders. If a stockholder proposes to nominate for election or reelection a director, the stockholder's notice must include all information relating to such director nominee that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or otherwise required, in each case, pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

        Our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

        Undesignated Preferred Stock.    As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

        These provisions of Delaware law, our Certificate and our Bylaws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Section 203 of the DGCL

        We are subject to Section 203 of the DGCL ("Section 203"), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person ("interested stockholder"). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combinations to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean Primoris Services Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination." The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

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  the title and type of the debt securities;

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  whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

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  the initial aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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  the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

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  the right, if any, to extend the interest payment periods and the duration of that extension;

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  the manner of paying principal and interest and the place or places where principal and interest will be payable;

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  the denominations of the debt securities if other than $2,000 or multiples of $1,000;

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  provisions for a sinking fund, purchase fund or other analogous fund, if any;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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  any conversion or exchange features of the debt securities;

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  whether the debt securities will be subject to the defeasance provisions in the indenture;

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  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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  whether the debt securities will be guaranteed as to payment or performance;

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  any special tax implications of the debt securities;

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  any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

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  any other material terms of the debt securities.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

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  the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

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  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  we have delivered to the senior trustee an officer's certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

        The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

        The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

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  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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  certain events of bankruptcy or insolvency, whether or not voluntary; and

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  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of debt securities if:

  •
  we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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  we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

  •
  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer's certificate and an opinion of counsel, each stating that these conditions have been satisfied.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

  •
  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

        If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

  •
  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

  •
  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

  •
  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

  •
  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the final maturity of any senior debt securities of such series;

  •
  reduces the principal amount of any senior debt securities of such series;

  •
  reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

  •
  changes the currency of payment of principal of or interest on any senior debt securities of such series;

  •
  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

  •
  changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

  •
  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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  adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or

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  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

  •
  all of the indebtedness of that person for money borrowed;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

  •
  all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

  •
  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

Global Securities

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.

        We may issue the debt securities of a particular series in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee or other agent of ours, or any agent of any trustee, will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the debt securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell securities:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

  •
  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

        The consolidated financial statements of Primoris Services Corporation appearing in Primoris Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Primoris Service Corporation's internal control over financial reporting as of December 31, 2019 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

4,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Book-Running Managers

Goldman Sachs & Co. LLC

Morgan Stanley

UBS Investment Bank

Co-Managers

Capital One Securities

Regions Securities LLC

CIBC Capital Markets

CJS Securities

D.A. Davidson & Co

March 17, 2021